Pre-Qualification Amendment Number 1: Form 1-A/A for the Offering Circular first filed on September 3, 2026 for House Hack, Inc., doing business as Reinvest. This amendment contains revisions and/or additional disclosures primarily but not exclusively on pages 4, 7, 11, 12, 15, 27, 33, 37, 43, 47, and 55 to implement the changes required by SEC Comment letter dated September 29, 2026, as more fully described in the correspondence from the Company filed with this Form 1-A/A.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT. (SEE “RISK FACTORS” BELOW.)

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE SALE THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Form 1-A/A Offering Circular

Regulation A Tier 2 Offering

Offering Circular

for

House Hack, Inc., dba Reinvest

A Wyoming corporation

October 28, 2026

SECURITIES OFFERED:	18,421,052.0 shares of Series A Preferred Stock
MAXIMUM OFFERING AMOUNT:	$34,999,998.80
MINIMUM OFFERING AMOUNT:	None
MINIMUM INVESTMENT AMOUNT:	$24,998.30 for 13,157.0 shares of Series A Preferred Stock at $1.90 per share
CONTACT INFORMATION:	Attn: Investor Relations House Hack, Inc., DBA HouseHack and/or Reinvest 8164 Platinum Street Ventura, CA 93004 IR@househack.com (805) 888-2480

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten percent (10%) of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, Investors are encouraged to refer to www.investor.gov.

House Hack, Inc. (“HouseHack” and/or “Reinvest” or the “Company”), was formed on June 22, 2022, as a Wyoming corporation to invest in real estate assets primarily in Utah and California, either directly or through subsidiaries. The Company is focused on developing software for real estate and stock investors through its Reinvest app, as well as investing in “wedge” opportunities in the real estate market. A "wedge" property (a “Wedge Property”) is one that the Company believes (1) is priced below fair market value; (2) can be improved through renovations, development, or operational improvements to increase its value; or (3) is not operating at its highest and best use, including by having below-market rents, excess vacancy, deferred maintenance, or other identifiable operational inefficiencies. Wedge Properties may include single-family residences, land, and multi-family apartment buildings.

Investors in Reinvest are investing in an operating company pursuing a long-term real estate, software, and capital-allocation strategy. The Company is not a single-property vehicle, passive real estate syndication, software-only startup, investment fund, or traditional landlord. The Company’s strategy involves multiple business lines, including real estate ownership and operations, software and AI development, memberships and educational products, selected development projects, real estate brokerage, and treasury management. This breadth of activities creates substantial execution, regulatory, capital-allocation, management-attention, liquidity, and operating risk. No assurance can be given that the Company will successfully execute this strategy, generate profits, pay dividends, create liquidity, or increase shareholder value.

The Company's operating pillars are at different stages. Some are current operating activities, some are beta or early-stage initiatives, and some are planned initiatives that remain subject to capital availability, licensing, registration, compliance, market conditions, technology readiness, permitting, contractor availability, and management discretion. Management's current view of each area, as of the date of this Offering Circular, is as follows:

Current Initiatives:

Acquire, own, improve, rent, and manage wedge real estate: current operating activity. The Company currently owns, improves, rents, and manages real estate and may use proceeds to acquire, renovate, improve, develop, or hold additional properties. The Company also performs its own property management for its properties.

Selected property development, ADUs, property improvements, and land opportunities: current and planned, and project-specific. These activities depend on permitting, contractor availability, construction costs, market conditions, and management discretion. These development projects may also depend on financing.

Reinvest HomesAI: early-stage and beta, with early commercialization following the Black Friday 2025 beta launch and June 2026 valuation feature release. The Company has developed and operates Reinvest HomesAI, but broader release, additional features, customer adoption, recurring revenue, margins, and profitability are not assured.

Reinvest StockAI and related software, data, and educational products: early-stage and beta, with planned features. Certain products or content may be offered, pre-sold, or under development, but broader functionality, retention, revenue recognition, margins, and profitability are not assured.

Reinvest App, Alpha memberships, courses, and related educational offerings: current operating activity to the extent offered to users, with additional features, bundles, and integrations under development or planned.

Proprietary property management and inspection software: internal and planned software development. The software may not be completed, adopted, or produce the operational efficiencies expected by management.

Real estate brokerage: current operating activity: The Company operates as a licensed California real estate brokerage and earns commissions income.

Through this offering circular (“Offering Circular”), Reinvest is offering (the “Offering”) exclusively to eligible investors (the “Investors”) up to $34,999,998.80 worth of shares of Series A Preferred Stock (individually a “Share” and collectively, the “Shares”). Holders of the Shares will be entitled to receive cumulative dividends that accrue at a simple (non-compounding) rate of seven percent (7.0%) per annum of the original purchase price per Share (“Original Purchase Price”). Each outstanding Share will automatically convert effective as of 11:59 p.m. Mountain Time on December 31, 2029 to a number of fully paid and non-assessable shares of Non-Voting Common Stock equal to the Original Purchase Price divided by the conversion price of $1.90 per Share (the “Conversion Price”). See Description of Securities section for more detail.

The Company may in the future designate and issue additional series of Preferred Stock, including in private placements, which may rank in parity with the Series A Preferred Stock and may have a different dividend rate or other terms.

The Offering is on a Best Efforts and ongoing basis to investors who meet the investor suitability standards as set forth herein. (See “Investor Suitability Standards” below). Persons interested in investing in the Company will subscribe for the Shares by executing and submitting the Subscription Agreement and Investor Suitability Questionnaire, Exhibit 4. The Company will offer the Shares through its own website www.reinvestone.com (“Platform”) and through Texture Capital, Inc., (“Texture”) as a FINRA registered broker-dealer for its services in this transaction. For performing broker-dealer functions in connection with this Offering, Texture will receive the compensation described under "Plan of Distribution," including a one percent (1%) commission on aggregate sales and any additional direct-selling compensation described in that section, subject to applicable limits. The Company will pay any transaction fees charged by Texture in connection with investors’ subscriptions, and such fees will be paid from proceeds of the Offering (the “Proceeds”). See “Plan of Distribution” for more details.

Persons who purchase Shares will be shareholders of the Company and will hereinafter be referred to as “Shareholders” or in the singular a “Shareholder.” The minimum investment amount per Shareholder is $24,998.30 for the Offering (the “Minimum Investment Amount”). Each Share will be sold at $1.90 per Share. The Company does not intend to list the Shares for trading on any exchange or other trading market (See “Description of the Securities” below.)

Sales of the Shares pursuant to this Regulation A Tier 2 Offering will commence immediately upon qualification by the Securities and Exchange Commission (the “Effective Date”) and will terminate on the earliest of: (a) the date the Company, in its sole discretion, elects to terminate, (b) the date upon which all Shares have been sold, or (c) exactly 12 months after the Effective Date (the “Offering Period”).

Prior to this Offering, there has been no public market for the Shares, and none is expected to develop. The Offering price is arbitrary and does not bear any relationship to the value of the assets of the Company. Investing in the Company through the purchase of Shares involves risk, some of which are set forth below. See the section titled “Risk Factors” to read about the factors an Investor should consider prior to purchasing Shares.

Investing in the Shares is speculative and involves substantial risks, including risk of complete loss. Prospective Investors should purchase these securities only if they can afford a complete loss of their investment. (See “Risk Factors” below) There are material income tax risks associated with investing in the Company that prospective Investors should consider. (See “Income Tax Considerations” below.)

As of the date of this Offering Circular, the Company has engaged KoreTransfer USA LLC (“Kore”) as transfer agent for this Offering.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)(F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)(F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR. THE COMPANY INTENDS TO OFFER THE SHARES DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE, BUT THE COMPANY CURRENTLY INTENDS THAT THIS OFFERING WILL TERMINATE NO LATER THAN TWELVE (12) MONTHS AFTER THE QUALIFICATION DATE AS DESCRIBED ELSEWHERE IN THIS OFFERING CIRCULAR.

The Company will commence sales of the Shares immediately upon qualification of the Offering by the SEC.

	Price to Public*	Underwriting Discounts and Commissions**	Proceeds to the Company	Proceeds to other Persons
Amount to be Raised per Share	$1.90	$0.019	$1.881	N/A
Minimum Investment Amount (13,157.0 Shares)	$24,998.30	$249.98	$24,748.32	N/A
Minimum Offering Amount	None	N/A	N/A	N/A
Maximum Offering Amount (18,421,052.0 Shares)	$34,999,998.80	$349,999.99	$34,649,998.81	N/A

*The Offering price to Investors was arbitrarily determined by the Company.

** The Company is not using an underwriter for the sale of the Shares. The Company has retained Texture as a FINRA registered broker-dealer. Texture will receive one percent (1%) of the gross proceeds raised in this Offering. In addition to paying the 1% commission on aggregate sales the Issuer may pay Texture 5% of the gross proceeds from the sale of up to $20,000,000 in the Shares resulting from the direct selling efforts of Texture not to exceed $1,000,000. The maximum total sales compensation payable to Texture in connection with this offering is $1,349,999.99. The Company will pay any transaction fees charged by Texture in connection with investors’ subscriptions, and such fees will be paid from Proceeds. See “Plan of Distribution”.

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SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached including, but not limited to, the Second Amended and Restated Articles of Incorporation (the “Articles”), a copy of which is attached hereto as Exhibit 2 should be carefully read in its entirety before any investment decision is made. The descriptions of the Articles in this Offering Circular are summaries and are qualified by reference to the Articles, which govern the rights of holders of the Shares. The Company believes these summaries are accurate in all material respects and is responsible for them.

Important Investor Considerations

An investment in the Shares is speculative, illiquid, and involves a high degree of risk. Investors may lose some or all of their investment and should be prepared to hold their Shares indefinitely. The Shares are not debt, are not interests in any specific property or subsidiary, do not provide voting rights except as required by law, are not expected to trade on any public market, and do not provide any redemption right. Dividends are not guaranteed and are payable only if, when, and as declared by the Board of Directors out of legally available funds. The Company has a limited operating history since 2022, has not achieved GAAP profitability since inception, is controlled by its founder, and is pursuing multiple real estate, software, AI, membership, brokerage, and development initiatives, many of which are early-stage, capital intensive, or uncertain.

The Company was incorporated under the laws of Wyoming on June 22, 2022.

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COMPANY INFORMATION AND BUSINESS

House Hack, Inc. is a Wyoming corporation that does business as "Reinvest."

The Company is an operating company that combines a real estate business with a growing software and technology business. In real estate, the Company invests primarily in California and Utah, either directly or through subsidiaries, in "wedge" opportunities, situations the Company believes represent unrealized real estate value. The Company focuses on acquiring Wedge Properties across a range of property types, including single-family residences, land, and multi-family apartment buildings. After acquiring Wedge Properties, the Company generally seeks to renovate, rent, and manage those properties, and may later sell individual properties to recapture invested capital and any appreciation while retaining management of the properties and tenants until its interest is divested. The Company also develops certain properties, including accessory dwelling units and larger projects.

Packaging or pooling properties into a single investment vehicle for sale to other investors is not a current focus of the Company, and the Company has retired its prior "MiniFund" terminology. The Company may consider other disposition or packaging strategies in the future, but it does not currently intend to pursue pooled investment-vehicle structures, and nothing in this Offering Circular should be read to imply that any such structure is offered, planned, or assured.

In addition to real estate, the Company operates under the “Reinvest” brand and is building software, artificial-intelligence, membership, educational, and app-based products. The Company currently offers certain educational, membership, app, and software-related products, while other products and features, including certain Reinvest HomesAI, Reinvest StockAI, Alpha Membership & Report, and related tools, are beta, early-stage, under development, or planned. These software and membership initiatives may generate cash collections before GAAP revenue is recognized, may require substantial ongoing research and development, hosting, data, engineering, support, compliance, insurance, legal, accounting, cybersecurity, and marketing expenditures, and may never achieve broad adoption, retention, revenue, margins, or profitability.

The Company also operates as a licensed California real estate brokerage. The Company holds its real estate through wholly owned subsidiaries and intends, over time, to hold its other operations through subsidiaries of House Hack, Inc. (doing business as Reinvest) as well; investors hold securities of House Hack, Inc.

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MANAGEMENT OVERVIEW OF THE BUSINESS

House Hack, Inc., doing business as Reinvest, was founded with a straightforward objective: create long-term shareholder value by generating cash flow, equity growth, and recurring revenue, then reinvesting that capital into opportunities management believes offer attractive risk-adjusted returns.

Management views the Company as a long-term operating business rather than a single-property investment vehicle, passive real estate syndication, software startup, or investment fund. The Company’s strategy is built around what management refers to as the “Reinvest Flywheel”: generate value through operating businesses and investments, reinvest that value into additional opportunities, and repeat the process over time. The Company’s foundation today consists primarily of real estate operations, memberships, educational products, software tools, and content distribution. Management believes these businesses provide the operational base upon which future products and services can be developed.

As of June 2026, the Company had acquired 38 properties, consisting of 32 single-family properties, 4 multifamily buildings with 61 apartments and 1 commercial unit, and 2 development lots, and had completed two (2) accessories dwelling units, for a total of 95 residential units, 94 of which are held for rent.

Management believes that the market value of certain real estate assets may exceed their GAAP carrying value because most real estate assets are carried at depreciated cost, including capitalized improvements, rather than current market value, absent certain triggering events. This accounting treatment may not reflect unrealized value that management believes exists in a Wedge Property, including value created by acquiring a property below comparable market values, completing renovations or development, increasing rents, reducing vacancy, or improving operations. This belief is based on management’s internal estimates and, for certain properties, third-party appraisals obtained at acquisition, and does not constitute a current independent valuation of the portfolio as a whole. There can be no assurance that any excess of market value over carrying value exists, that any Wedge Property will achieve management’s expected value, that actual market values will not be materially lower than management’s estimates, or that any estimated value will be realized. See “Risk Factors — Property Valuation and Allocation Risk.”

As of December 31, 2025, the Company had no bank debt or mortgage debt secured by its real estate portfolio and had approximately $28.9 million of Convertible Bonds outstanding. As of the date of this Offering Circular, the amount of Convertible Bonds outstanding was approximately $38,612,004, which is greater than the amount outstanding as of December 31, 2025. The Company’s Regulation A offering of Convertible Bonds terminated in accordance with its terms on March 13, 2026; the last subscription under that offering was accepted on February 27, 2026, and no further bonds were offered. The bonds bear 5% interest payable in cash and are not secured by the Company’s real estate. As of June 30, 2026, the Company had cash and cash equivalents of approximately $14,347,909 and short-term investments and investments in equity securities of approximately $2.0 million. As of September 29, 2026, the Company had cash, cash equivalents, and short-term investments of approximately $16.2 million. The Company has conducted a single convertible bond program. The bonds, referred to in this Offering Circular and in the Company’s financial statements ass the “Convertible Bonds,” were sold to accredited investors under Regulation D beginning in December 2024 and, from March 13, 2025 through February 27, 2026, under the Company’s Regulation A offering statement (File No. 024-12564), whose offering circular and bond agreement referred to them as “Series B Convertible Bonds.” All of the bonds have the same terms, and the Company has issued only one series of convertible bonds; the term “Series A Convertible Bonds: used in the Company’s prior filings refers to the same bonds. Although management believes owning real estate without secured mortgage leverage provides flexibility, the bonds remain obligations of the Company and require cash interest unless converted or otherwise satisfied. See “Dilution” and Note 6 to the financial statements.

In addition to real estate operations, the Company has developed memberships, educational offerings, software products, applications, and related technology services. Management believes these businesses benefit from an audience and distribution platform built over many years through its Founder’s public-facing activities. As a result, management believes the Company may be able to acquire customers for certain products and services at lower costs than many businesses that rely primarily on paid advertising.

Management’s philosophy is to build products that the Company can use internally while also commercializing selected products for external users when appropriate. Management believes this approach may create opportunities to generate recurring software and subscription revenue while simultaneously improving the Company’s own operational efficiency, underwriting, research, property management, and investment decision-making.

The Company undergoes annual PCAOB-audited financial reporting and maintains a disciplined focus on capital allocation. The Company’s founder has invested substantial personal capital into the business and has historically provided additional resources to support the Company’s development. Management believes this alignment reinforces its focus on long-term shareholder value creation. Management intends to allocate capital and resources based on operating performance, capital availability, risk, and expected returns. The Company’s current sequencing priorities are described below under “Capital Allocation Framework and Operating Model.”

While management believes the Company’s business model offers attractive opportunities for long-term growth, all future plans, initiatives, products, and milestones remain subject to numerous risks and uncertainties as described throughout this Offering Circular.

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CAPITAL ALLOCATION FRAMEWORK AND OPERATING MODEL

Management currently views the Company’s operations through three stages of value creation.

The Cash-Generating Businesses (Current Operations)

Today, the Company’s primary focus is on businesses that are already operational, including its real estate portfolio, memberships, educational products, software subscriptions, and related services. Management believes these businesses represent the Company’s current foundation and are expected to generate the capital necessary to support future growth.

The Growth Engines (Expansion Initiatives)

Management’s next priority is expanding businesses that are already operational or closely connected to existing operations. These initiatives currently include Reinvest HomesAI, Reinvest StockAI, proprietary property-management software, and related technology products. Management believes these initiatives have the potential to generate recurring software and subscription revenue while improving the Company’s own operations.

In addition, the Company currently owns development lots within the Marcella at Deer Valley East Village community in Utah. Management views the Marcella project as part of the Company’s active development strategy rather than a speculative future initiative. Subject to permitting, financing, construction, market conditions, contractor availability, and other customary development risks, management currently expects to pursue development of these lots and believes the project may provide geographic diversification outside California while expanding the Company’s presence within the luxury real estate market. The Company currently expects to fund construction of the first lot from existing cash and cash equivalents and operating cash flow, and does not currently plan to allocate proceeds of this Offering to the Marcella project. See “Use of Proceeds” and “Liquidity and Capital Resources.”

Management believes successful completion of the Marcella project could create substantial shareholder value through development profits, appreciation, reputational enhancements for future developments, and potential equity creation. However, no assurance can be given regarding development costs, timelines, market values, profitability, or ultimate returns.

With the exception of the Company’s existing Marcella development project, management does not currently intend to commit substantial capital to new luxury development projects or other future initiatives unless and until existing operations and growth initiatives demonstrate satisfactory operating performance and financial returns.

Accordingly, management’s present approach is to focus first on businesses that are already operating, second on businesses that are already under development, and only thereafter on larger future opportunities. Management believes this sequencing allows the Company to preserve capital, reduce execution risk, and allocate resources toward initiatives demonstrating measurable success.

The Company maintains a lean internal operating structure and supplements its capabilities through specialized contractors and third-party service providers. In addition to executive management, the Company utilizes independent software developers, accounting professionals, bookkeeping support, outside legal counsel, compliance professionals, auditors, and other specialized service providers. Management believes this approach allows the Company to access expertise while maintaining a lower fixed-cost structure than would otherwise be required.

7

ROADMAP Current Status and Estimated Milestone Timeline

The following timeline distinguishes current operations from beta, early-stage, and planned initiatives. Current operations include activities the Company is conducting as of the date of this Offering Circular. Beta or early-stage initiatives include products, services, and features that may be in limited release, pre-sale, testing, development, or early commercialization. Planned initiatives are not current operating businesses and remain subject to capital availability, licensing, registration, compliance, permitting, construction and contractor timing, technology readiness, market conditions, and management discretion.

This milestone timeline reflects management's current expectations only. These milestones are forward-looking, are not guarantees or commitments, and may be delayed, modified, resequenced, abandoned, or never achieved. No assurance can be given that any milestone will be achieved within the period indicated, or at all. The Company undertakes no obligation to update this timeline except as required by law. This timeline should be read together with "Risk Factors — Milestone and Timeline Risk" and "Forward-Looking Statements.”

Q2 2026 (completed)

•   Release of the Reinvest web app.

•   Release Reinvest StockAI (New Product)

•   Release Reinvest Alpha Wire service (New Product)

•   Release the major “Valuation Update” for the Reinvest HomesAI.

Q3–Q4 2026 (targeted):

•   Commence development planning, permitting, and contractor selection for the Company’s first Marcella / Deer Valley East Village lot, with construction currently targeted to begin in or around the second quarter of 2027, which the Company currently estimates may require approximately $15.0 million of capital expenditures, which the Company currently expects to fund from existing cash and cash equivalents and operating cash flow rather than from proceedings of this Offering (see "Expected Marcella Development Capital Expenditures”).

•   Resume the Company’s historic “Q3/Q4” acquisition cadence for real estate “wedge” opportunities.

Q1 2027 (targeted):

•   Obtain a valuation relevant to the Company's outstanding Convertible Bonds; if the applicable price threshold is met under the bond terms, those bonds would convert into Non-Voting Common Stock, which the Company expects would reduce future cash interest expense. Any such conversion is not assured, would be dilutive, and may not result in GAAP profitability (see "Convertible Bonds and Expected Conversion").

•   Complete renovations, leasing, and rent stabilization for wedge properties acquired in Q3–Q4 2026.

•   Subject to local law, permitting, insurance, and operational readiness, launch the Company's first short-term or medium-term rental property, including a waterfront dock home in Southern California.

MANAGEMENT	The Company is managed by its officers, who report to the Company’s Board of Directors. As of the date of this Offering Circular, the Company’s officers are Kevin Paffrath, McKay Thomason, and Lauren N. Paffrath, and the members of the Board of Directors are Kevin Paffrath, Ross Gerber, and William Stewart. Kevin Paffrath and Lauren N. Paffrath are husband and wife. William Stewart is father of Lauren Paffrath and father-in-law to Kevin Paffrath. Our lead contract developer is the father of McKay Thomason.
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THE OFFERING

Through this Offering, the Company is offering shares of Series A Preferred Stock (the “Shares”) on a “Best Efforts” and ongoing basis to qualified Investors who meet the Investor suitability standards as set forth herein (See “Investor Suitability Standards” below).

The Company expects to use the Proceeds of this Offering for the purposes described under “Use of Proceeds,” including real estate acquisitions, renovations, property improvements, selected development, software and AI development, offering expenses, working capital (which may include interest on the Company’s outstanding Convertible Bonds and dividends on the Shares), treasuring management, and other corporate purposes. The Company has broad discretion over the use of proceeds, and actual uses may differ materially from the Company’s current expectations. The Company will offer up to $34,999,998.80 of Shares.

SECURITIES BEING OFFERED	Only the Shares will be offered through this Offering. Each Share is being offered at a purchase price of One Dollar and Ninety Cents ($1.90) per Share. The Minimum Investment Amount for any Investor is $24,998.30) for 13,157.0 Shares.
PREFERRED EQUITY

Dividends. Holders of the Shares will be entitled to receive cumulative dividends that accrue at a simple, non-compounding rate of seven percent (7.0%) per annum on the original purchase price per Share (“Original Purchase Price”). Dividends accrue daily from the date of original issuance of each Share and are payable in cash semi-annually in arrears on June 30 and December 31 of each year, when, as, and if declared by the Board of Directors out of legally available funds. To the extent the Board does not declare and pay a dividend for any period, whether to preserve capital or otherwise, the unpaid amount will accumulate in arrears, without interest, until declared and paid. The Company may not declare or pay any dividend or distribution on its Voting Common Stock or Non-Voting Common Stock unless all accrued and unpaid dividends on the Series A Preferred Stock have been paid in full or declared and set apart for payment.

Because the Company has not achieved GAAP profitability, any dividends the Board declares on the Shares are expected to be paid, for the foreseeable future, from a potential combination of proceeds of this Offering, operating cash flow to the extent available, existing capital, or other available sources rather than from operating profits. To the extent dividends are funded in this manner, a portion of the cash received by investors as a “dividend” may represent a return of their own invested capital, or that of other investors, rather than a distribution of earnings, and will reduce capital available to acquire real estate and to operate and grow the Company.

Dividends are payable only if, when, and as declared by the Board out of legally available funds, may be deferred, and will accumulate if unpaid. The Company’s outstanding convertible bonds, including any applicable economic-extension provisions, may also limit the Company’s ability to declare or pay dividends on the Series A Preferred Stock. No assurance can be given that any dividend will be declared or paid. See “Risk Factors.”

Conversion. Each outstanding Share will automatically convert effective as of 11:59 p.m. Mountain Time on December 31, 2029 to a number of fully paid and non-assessable shares of Non-Voting Common Stock equal to the Original Purchase Price divided by the conversion price of $1.90 per Share (the “Conversion Price”).

The $1.90 offering price per share was determined by the Board of Directors. Other per-share prices in the Company's capital structure, including the conversion price of the Company's outstanding convertible bonds and the value most recently used to price insider stock options, are lower than the offering price. Those prices were established at different times and for different purposes and are not directly comparable to the offering price. See "Risk Factors" and "Determination of Offering Price." For a complete summary of the rights granted to Shareholders, see "Description of the Securities" below.

The Shares are non-transferable except in limited circumstances, and no market is expected to form with respect to the Shares.

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COMPENSATION TO MANAGEMENT	The Company will not pay its officers, directors, or employees any commissions or other transaction-based compensation for selling the Shares. The Company may use proceeds from this Offering for overhead, payroll, benefits, contractor payments, professional fees, and other operating expenses, including compensation paid to officers and employees in the ordinary course of business, as described elsewhere in this Offering Circular. See “Use of Proceeds” and “Compensation of Management.”
PRIOR EXPERIENCE OF COMPANY MANAGEMENT	Kevin Paffrath and the other officers bring significant years of relevant experience to the Company. Please see the heading “Business Experience of the Management” for further information.
INVESTOR SUITABILITY STANDARDS

The Shares will not be sold to any person or entity unless such person or entity is eligible to purchase the Shares under Regulation A and the suitability standards described in this Offering Circular (an “Eligible Investor”). An Eligible Investor includes: (1) an “Accredited Investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); or (2) any other investor that satisfies the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A and described below under “Limitations on Investment Amount.”

Each person acquiring the Shares will be required to represent that he, she, or it is purchasing the Shares for his, her, or its own account for investment purposes and not with a view to resell or distribute the Shares.

Each prospective purchaser of Shares may be required to furnish such information or certification as the Company may require in order to determine whether such person or entity is an Eligible Investor.

LIMITATIONS ON INVESTMENT AMOUNT

For Accredited Investors, there is no Regulation A investment limitation on the amount invested through the purchase of Shares. For non-Accredited Investors, the aggregate purchase price paid to the Company for the purchase of the Shares cannot be more than 10% of the greater of the Purchaser’s (1) annual income or net worth as determined under Rule 501(a) of Regulation D, if purchaser is a natural person; or (2) revenue or net assets for the purchaser’s most recently completed fiscal year if purchaser is a non-natural person.

Different rules apply to Accredited Investors and non-Accredited persons. Each Investor should review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Shares.

COMMISSIONS FOR SELLING SHARES	The Shares will be offered and sold by the Company, its Officers, and employees of the Company, and through Texture Capital, Inc., a FINRA-registered broker-dealer. No commissions will be paid to the Company, the Officers, or employees for selling the Shares. Texture will receive the compensation described under "Plan of Distribution."
NO LIQUIDITY	There is no public market for the Shares, and none is expected to develop. Additionally, the Shares will be non-transferable, except as may be required by law, and will not be listed for trading on any exchange or automated quotation system. The Company may or may not at the Company’s discretion facilitate or otherwise participate in the secondary transfer of any Shares. Prospective investors are urged to consult their own legal advisors with respect to secondary trading of the Shares. (See “Risk Factors” and “Description of the Securities” below.)
CONFLICTS OF INTEREST

Certain officers and directors, and in particular CEO Kevin Paffrath, engage in other business activities that compete for their time and may operate in the same or related industries. Conflicts may arise relating to time, business opportunities, and management attention. None of these arrangements is the result of arm's-length negotiation.

See “Conflicts of Interest Risks” below.

COMPANY EXPENSES	Except as otherwise provided herein, the Company shall bear all direct costs and expenses associated with the Offering and the operation of the Company, including, but not limited to, the annual preparation of the Company's tax returns, any state and federal income tax due, accounting fees, filing fees, independent audit reports, costs and expenses associated with the development and operation of Reinvest. Any costs and expenses of the Offering paid by the Company will be reimbursable from the proceeds of the Offering.

TREASURY DEPARTMENT CIRCULAR 230 NOTICE. TO ENSURE COMPLIANCE WITH CIRCULAR 230, INVESTORS ARE HEREBY NOTIFIED THAT: (I) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERENCED TO IN THIS CIRCULAR IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY INVESTORS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR THE CODE; (II) ANY SUCH DISCUSSION IS MADE IN CONNECTION WITH THE PROMOTION AND MARKETING BY THE ISSUER OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THIS CIRCULAR; AND (III) INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER.

THIS CIRCULAR CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF DOCUMENTS REFERRED TO HEREIN. THE COMPANY BELIEVES THESE SUMMARIES ARE ACCURATE IN ALL MATERIAL RESPECTS. COPIES OF SUCH DOCUMENTS ARE FILED AS EXHIBITS TO THE OFFERING STATEMENT OR WILL BE MADE AVAILABLE UPON REQUEST.

FLORIDA RESIDENTS: INVESTORS WHO RESIDE IN FLORIDA ARE PROVIDED A THREE (3) DAY RIGHT OF RESCISSION OF ANY INVESTMENT TENDERED TO THE COMPANY AND CALCULATED FROM THE DATE OF THE SUBSCRIPTION.

NASAA LEGEND

BY ACCEPTANCE OF THIS CIRCULAR, PROSPECTIVE INVESTORS RECOGNIZE AND ACCEPT THE NEED TO CONDUCT THEIR OWN THOROUGH INVESTIGATION AND DUE DILIGENCE BEFORE CONSIDERING A PURCHASE OF THE SHARES. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES MAY BE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER FEDERAL AND STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NOTICE TO NON-UNITED STATES RESIDENTS

IT IS THE RESPONSIBILITY OF ANY ENTITIES WISHING TO PURCHASE THE SHARES TO SATISFY THEMSELVES AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

THE CONTENTS OF THIS CIRCULAR SHOULD NOT BE CONSIDERED TO BE INVESTMENT, TAX, OR LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH THEIR OWN COUNSEL AND ADVISORS AS TO ALL MATTERS CONCERNING AN INVESTMENT IN THIS OFFERING.

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PATRIOT ACT RIDER

THE INVESTOR HEREBY REPRESENTS AND WARRANTS THAT THE INVESTOR IS NOT, NOR IS IT ACTING AS AN AGENT, REPRESENTATIVE, INTERMEDIARY OR NOMINEE FOR, A PERSON IDENTIFIED ON THE LIST OF BLOCKED PERSONS MAINTAINED BY THE OFFICE OF FOREIGN ASSETS CONTROL, U.S. DEPARTMENT OF TREASURY. IN ADDITION, THE INVESTOR HAS COMPLIED WITH ALL APPLICABLE U.S. LAWS, REGULATIONS, DIRECTIVES, AND EXECUTIVE ORDERS RELATING TO ANTI-MONEY LAUNDERING, INCLUDING BUT NOT LIMITED TO THE FOLLOWING LAWS:

(1) THE UNITING AND STRENGTHENING AMERICA BY PROVIDING APPROPRIATE TOOLS REQUIRED TO INTERCEPT AND OBSTRUCT TERRORISM ACT OF 2001, PUBLIC LAW 107-56, AND (2) EXECUTIVE ORDER 13224 (BLOCKING PROPERTY AND PROHIBITING TRANSACTIONS WITH PERSONS WHO COMMIT, THREATEN TO COMMIT, OR SUPPORT TERRORISM) OF SEPTEMBER 11, 2001.

THE COMPANY IS RESPONSIBLE FOR THE INFORMATION CONTAINED IN THIS CIRCULAR. PROJECTIONS, ESTIMATES, FUTURE PLANS, AND FORWARD-LOOKING STATEMENTS ARE SUBJECT TO SIGNIFICANT UNCERTAINTY AND MAY NOT BE ATTAINED. SEE “FORWARD LOOKING STATEMENTS.”

IT MUST BE RECOGNIZED THAT ESTIMATES OF THE COMPANY’S PERFORMANCE ARE NECESSARILY SUBJECT TO A HIGH DEGREE OF UNCERTAINTY AND MAY VARY MATERIALLY FROM ACTUAL RESULTS.

FORWARD LOOKING STATEMENTS

This Offering Circular contains forward-looking statements that involve risks and uncertainties and that are inherently uncertain. The use of words such as “anticipated,” “projected”, “forecasted”, “estimated”, “prospective”, “believes”, “expects,” “plans”, “future”, “intends”, “should”, “can”, “could”, “might”, “potential”, “continue”, “may”, “will”, and similar expressions identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular, and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

WHERE YOU CAN OBTAIN MORE INFORMATION

The Company is responsible for the information contained in this Circular. Prospective Investors are encouraged to review this Circular, the exhibits to the Offering Statement, and the Company’s reports filed with the SEC, and may request additional information from the Company as described below.

EACH PROSPECTIVE INVESTOR WILL BE GIVEN AN OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, MANAGEMENT OF THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND TO OBTAIN ANY ADDITIONAL INFORMATION TO THE EXTENT THE COMPANY POSSESSES SUCH INFORMATION, OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORTS OR EXPENSE, AS NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS CIRCULAR.

Any such inquiries or requests for additional information or documents should be made in writing to us, addressed as follows: Attn: Investor Relations, House Hack, Inc., DBA Reinvest, 8164 Platinum Street, Ventura, CA 93004, or IR@househack.com.

NOTICE OF USE OF SOCIAL MEDIA FOR COMPANY

UPDATES, COMMUNICATION, AND ANNOUNCEMENTS

Reinvest hereby gives notice that it intends to post updates in at least three (3) primary locations online. These locations are open to the public and accessible with no fee. Both Investors and prospective Investors are encouraged to subscribe/follow these accounts/webpages for future Company updates and announcements as material communications and notices regarding the Company’s ongoing operations may be posted here in lieu of other forms of correspondence as permitted by applicable laws and regulations.

The 3 Primary Locations Are:

1.	SEC Filings at SEC.gov;
2.	The Reinvest (formerly Meet Kevin) mobile & web app, including (but not limited to) the Community discussion tab/section, the Alpha and/or portfolio transparency tabs, Investor Update tab, or other tabs;
3.	The Meet Kevin YouTube Channel (www.youtube.com/@meetkevin).

Secondary Locations, where the CEO sometimes mentions updates or commentary, which may or may not be material, include:

1.	The Meet Kevin Course-Member Livestreams (https://meetkevin.com). (Note: This is the fastest place to directly ask Kevin Paffrath questions. Prospective or existing investors may email ir@househack.com for access.);
1.	The Reinvest Webpage (www.reinvestone.com);
2.	The Alpha Membership course-member livestreams (https://meetkevin.com).

Investors are encouraged to subscribe/follow at least one of the primary locations. The Company intends to post similar information in each of the 3 primary locations so that Investors can choose the way they would prefer to consume the information. However, secondary locations are substantially more intermittent for Reinvest updates and serve more as questions-and-answers or miscellaneous commentary tools for Reinvest.

INVESTOR SUITABILITY STANDARDS

The Shares will not be sold to any person or entity unless such person or entity is eligible to purchase the Shares under Regulation A and the suitability standards described in this Offering Circular (an “Eligible Investor”). An Eligible Investor includes: (1) an “Accredited Investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); or (2) any other investor that satisfies the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A.

The Company reserves the right to reject any investor’s subscription, in whole or in part, for any reason, including if the Company determines that the investor has not provided sufficient information to establish that the investor is an Eligible Investor or that the subscription would comply with Regulation A, the Company’s subscription procedures, or applicable law. For further information, see “Investor Suitability Standards” and “Limitations on Investment Amount.”

Accredited Investor

A prospective purchaser of the Shares will qualify as an “Accredited Investor” if he, she, or the entity meets any one of the following criteria:

•	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of that person’s purchase, exceeds $1,000,000. For purposes of calculating net worth under this criterion:

(i)	The person’s primary residence shall not be included as an asset;
(ii)	Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and
(iii)	Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

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•	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year.

•	Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”); any investment advisor registered pursuant to Section 203 of the Investment Advisers Act of 1940 (the “Investment Advisors Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) under the Investors Advisers Act; any insurance company as defined in Section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors.

•	Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act.

•	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

•	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of Regulation D adopted under the Securities Act.

•	Any entity in which all the equity owners are Accredited Investors.

•	Any entity, of a type not listed in the immediately preceding five criteria, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000 where “investments” for the purposes of this criterion is defined in Rule 2a51-1(b) under the Investment Company Act (17 CFR 270.2a51-1(b)).

•	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

•	Any natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such act.

•	Any “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act (17 CFR 275.202(a)(11)(G)-1):

(i)	With assets under management in excess of $5,000,000;
(ii)	That is not formed for the specific purpose of acquiring the securities offered; and
(iii)	Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

•	Any “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements defined in the immediately preceding criterion and whose prospective investment in the issuer is directed by such family office pursuant to the “family office” sub-criterion (iii) above.

•	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution, the Commission will consider, among others, the following attributes:

(i)	The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;
(ii)	The examination or series of examinations is designed to reliably and validly demonstrate an individual's comprehension and sophistication in the areas of securities and investing;
(iii)	Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and
(iv)	An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable.

Rule 251(d)(2)(i)(C) “Limitations on Investment Amount”

No sale of securities may be made in this Tier II offering of Shares that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an Accredited Investor as defined above or the aggregate purchase price to be paid by the purchaser for the Shares (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser's:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§ 230.501)); or

(2) Revenue or net assets for such purchaser's most recently completed fiscal year end if a non-natural person.

Each person acquiring Shares may be required to represent that he, she, or it is purchasing the Shares for his, her, or its own account for investment purposes and not with a view to resell or distribute the securities.

Each prospective purchaser of Shares may be required to furnish such information or certification as the Company may require to determine: (1) whether any person or entity purchasing Shares is an Accredited Investor if such is claimed by the Investor; and/or (2) whether any person or entity purchasing the Shares meets the Limitations on Investment Amount as defined at Rule 251(d)(2)(i)(C) of Regulation A.

STATE LAW EXEMPTION

This Offering is being conducted as a Tier 2 offering pursuant to Regulation A under the Securities Act. For purposes of state securities-law preemption under Section 18 of the Securities Act and Rule 256 of Regulation A, a “qualified purchaser” includes any person to whom securities are offered or sold pursuant to a Tier 2 Regulation A offering. Accordingly, offers and sales of the Shares in this Tier 2 Offering are generally exempt from state securities-law registration and qualification requirements. However, the Company may still be required to make state notice filings, pay state filing fees, appoint agents for service of process, and comply with state anti-fraud, enforcement, and other applicable requirements. This paragraph does not limit the Company’s investor suitability standards or investment limitations described elsewhere in this Offering Circular.

RISK FACTORS

Any investment in the Shares involves a significant degree of risk and is suitable only for investors who have no need for liquidity in this investment. When analyzing this Offering, prospective investors should carefully consider each of the following risks.

Unforeseen Changes

While the Company has enumerated certain material risk factors herein, it is impossible to know all risks which may arise in the future. In particular, investors may be negatively affected by changes in any of the following: (i) laws, rules, and regulations; (ii) regional, national, global economic factors, and/or business trends; (iii) the capacity, circumstances, and relationships of strategic partners of the Company, the Officers and the Board of Directors; or (iv) the presence, availability, or discontinuation of business and/or tax incentives.

The Company continuously encounters changes in its operating environment, and the Company may have fewer resources than some of its competitors to continue to adjust to those changes. The operating environment of the Company is undergoing rapid changes, with frequent introductions of laws, regulations, competitors, market approaches, and economic impacts. Future success will depend, in part, upon the ability of the Company to address the needs of its Investors, sponsors, and clients by adapting to those changes and providing products and services that will satisfy the demands of their respective businesses and projects. Many of the competitors have substantially greater resources to adapt to those changes. The Company may not be able to effectively react to all of the changes in its operating environment or be successful in adapting its products, services, and approach.

INVESTMENT RISKS

The Offering Price and Minimum Investment Amount have been arbitrarily determined by the Company and do not reflect the value of the assets that have been or will be acquired by the Company.

The Offering price per Share and the Minimum Investment Amount have been arbitrarily determined by the Company and do not bear any relationship to the assets that have been or are to be acquired by the Company or any other established criteria or indicia for valuing a business. The Officers may accept or require a lesser or greater Minimum Investment Amount. In addition, the assets that are to be acquired by the Company could have a higher or lower value than the Offering price, which may result in the valuation of the Company being lower or higher than the Offering price.

Investment in the Shares is speculative, and each investor assumes the risk of losing his, her, or its entire investment.

Investment in these Shares is speculative, and by investing, each investor assumes the risk of losing the entire investment. Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the Investor Suitability Standards should consider purchasing these Shares.

The Company’s ability to continue building its property portfolio is dependent on its ability to raise funds.

In order to execute its planned acquisition and development activities, the Company will require additional capital. The Company’s ability to expand its operations is largely dependent upon its ability to raise funds through this Offering. Investors should be aware that there is no assurance that the Company will obtain the capital necessary to expand its operations or become profitable.

There is limited governmental review.

This Offering is being conducted under Regulation A and is exempt from registration under the Securities Act. The SEC does not pass upon the merits of the Shares or the accuracy or adequacy of this Offering Circular. Because this is a Tier 2 offering, state securities regulators do not review or approve this Offering Circular, although they retain authority to investigate and bring enforcement actions with respect to fraud and may require notice filings and fees. Accordingly, the Offering is subject to limited governmental review.

Automatic Conversion

The Series A Preferred Stock will convert automatically and holders cannot opt out, even if the value of the Non-Voting Common Stock is less than the purchase price of the Shares.

The Series A Preferred Stock will automatically and mandatorily convert into Non-Voting Common Stock effective as of 11:59 p.m. Mountain Time on December 31, 2029 (the “Mandatory Conversion Date”) at a fixed conversion price of $1.90 per Share, regardless of the value of the Company or the Non-Voting Common Stock at that time. “Preferred Stock” does not mean that an investor’s principal is protected. Holders cannot elect to remain in the Series A Preferred Stock, require redemption for cash, defer conversion, accelerate conversion, or convert at a different price.

If the Non-Voting Common Stock is worth less than $1.90 per share at conversion, holders will nevertheless receive one share of Non-Voting Common Stock for each Share of Series A Preferred Stock. Following conversion, holders will no longer be entitled to the 7.0% cumulative dividend or liquidation preference applicable to the Series A Preferred Stock, except with respect to any accrued but unpaid dividends that remain payable in accordance with the terms of the Series A Preferred Stock and applicable law. After conversion, holders will own illiquid, non-voting common equity for which no public market is expected to exist.

The Series A Preferred Stock accrues a 7.0% cumulative dividend, but the Company has not achieved GAAP profitability. As a result, any dividends declared by the Board are expected, for the foreseeable future, to be funded from a potential combination of proceeds of this Offering, operating cash flow to the extent available, existing capital, or other available sources rather than from operating profits. Paying dividends from offering proceeds, existing capital, or other non-profit sources may mean that a portion of the cash received by investors as a “dividend” represents a return of their own invested capital, or that of other investors, rather than a distribution of earnings, and will reduce cash available to acquire real estate and to operate and grow the Company.

Dividends are payable only if, when, and as declared by the Board, only out of legally available funds, and may be deferred and accumulate unpaid. Accrued but unpaid dividends do not constitute a debt or liability of the Company unless and until declared by the Board out of legally available funds. The Company’s outstanding Convertible Bonds are separate from the Series A Preferred Stock and may, under certain circumstances, including any applicable economic-extension provisions, limit the Company’s ability to declare or pay dividends on the Series A Preferred Stock. No assurance can be given that any dividend will be declared or paid.

Annual Limit

Regulation A Tier 2 limits the Company to $75,000,000 of sales in any rolling 12-month period across all of its Regulation A offerings on an aggregated basis. The Company sold Convertible Bonds under a separate Regulation A offering statement that was qualified on March 13, 2025 and terminated in accordance with its terms on March 13, 2026; the last subscription under that offering was accepted on February 27, 2026. Sales of those bonds during the 12 months preceding any sale of Shares are aggregated with sales of Shares for purposes of the $75,000,000 limit. The Maximum Offering Amount has been set so that the aggregate will not exceed $75,000,000. If the Company miscalculates the aggregate amount, it may be required to reduce, suspend, or terminate this Offering, may raise less capital than anticipated, and could, in the event of an error, jeopardize the availability of its Regulation A exemption. Investors should not assume the full Maximum Offering Amount will be available.

Regulation of the Company’s Content and Software as Investment Advice

The Company publishes market commentary, research, and software analytics, including the Alpha Report, livestreams, Alpha Wire, Reinvest StockAI, and portfolio transparency notices, and does not provide individualized investment advice or hold itself out as an investment adviser. The Company believes its content falls within the exclusion from the definition of “investment adviser” in Section 202(a)(11)(D) of the Investment Advisers Act of 1940 for publishers of bona fide financial publications of general and regular circulation and within the corresponding state-law exclusions. See “Description of the Business: Nature of the Company’s Content and Software; No Investment Advisory Services.” If the SEC, a state regulator, or a court were to disagree with the Company’s analysis, or if the Company’s content or practices changed, the Company could be required to registered as an investment adviser, modify or discontinue products, or face enforcement proceedings, penalties, rescission claims, litigation, or reputational harm, any of which could harm the Company’s business, software and membership revenue, and financial condition. The Company’s founder is the subject of a 2023 California consent order relating to alleged unlicensed investment-adviser activity during 2021 campaign livestreams, described under “Legal Proceedings,” which may increase regulatory scrutiny of the Company’s content. These activities may require separate licenses, endorsements, approvals, filings, bonds, qualified individuals, branch registrations, disclosures, supervision, or compliance systems in each state where the Company conducts regulated activity.

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Acquisition of Meet Kevin Services

The Company acquired its Meet Kevin courses, memberships, application, and related software at no cash cost, which may raise valuation, accounting, and tax questions. These products were previously operated by The Paffrath Organization, Inc., DBA Meet Kevin, an affiliate under common control with the Company. Management believes the economic value of these products was substantially dependent on Kevin Paffrath’s active and continuing participation, including his content, livestreams, commentary, brand association, and member engagement. After The Paffrath Organization ceased actively operating the products and Mr. Paffrath ceased providing those services through that entity, management believed the standalone value of the products to The Paffrath Organization was materially reduced. The Company then assumed operation of the Meet Kevin courses, Alpha Membership, application, and related software, with Mr. Paffrath providing services in his capacity as an officer and employee of the Company.

Because the transferor and the Company are under common control, the Company has recorded these assets at historical carrying basis under ASC 805-50. However, the absence of arm’s-length consideration for assets that may have value, and the dependence of those assets on Mr. Paffrath’s ongoing services, could raise valuation, accounting, related-party, and tax questions. These matters could result in different characterizations for tax purposes, including possible imputed income, contribution, compensation, transfer-pricing, or other taxable events at the Company, affiliate, or individual level, and could attract scrutiny from taxing authorities. The values ultimately assigned, the tax position taken, and the related accounting treatment are subject to review by the Company’s auditors and tax advisors and could change. Any resulting tax, interest, penalties, expense, or adjustment could adversely affect the Company.

Equity Incentive and IPO

Management’s equity incentives may create an incentive to pursue a liquidity event or IPO that may not align with the interests of all investors, and no such event is planned or assured. In December 2025, the Company adopted an equity incentive plan and granted a substantial number of stock options to management, directors, employees, and service providers. See “Dilution” and Note 8 to the financial statements. The options are unvested, subject to a five-year service cliff, and subject to performance hurdles tied to substantial increases in the Company’s valuation, beginning at a valuation threshold of approximately $200 million and increasing up to approximately $10 billion for full vesting. As a result, the options may create financial incentives for option holders to pursue substantial increases in Company value and, because option exercise may create tax obligations and liquidity needs, a future liquidity event, sale, IPO, listing, repurchase program, tender offer, or similar transaction. These incentives may not align with the interests or preferred timeline of all investors. However, the plan does not obligate the Company to pursue or complete any liquidity event, and no assurance can be given that any valuation threshold, vesting condition, liquidity event, IPO, listing, repurchase, tender offer, or similar transaction will occur.

PCAOB Auditing

The Company incurs significant, ongoing audit and compliance costs as a Regulation A reporting company, including the cost of audits performed in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). The Company expects these audit and compliance costs to continue, and potentially increase, and they may be substantial relative to the Company's size, reducing funds available for operations and growth.

There is limited transferability of Shares and no public market for the Shares.

There is no public market for the Shares, and none is expected to develop in the future. Even if a potential buyer could be found, the transferability of these Shares may be limited. Investors must be capable of bearing the economic risks of this investment with the understanding that these Shares may not be liquidated by resale or redemption and should expect to hold their Shares as a long-term investment.

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Investors are not independently represented by the Company’s attorneys and should seek their own independent counsel.

The Investors in the Company have not been represented by independent counsel with respect to this Offering. Attorneys assisting in the formation of the Company and the preparation of this Offering Circular have represented only the Company. (See “Conflicts of Interest” below.)

There is no guarantee of reaching the Maximum Offering Amount. No assurance can be provided that the Maximum Offering Amount will provide adequate working capital and/or will absolve the need for additional financing.

The Company will utilize the Proceeds of the Offering to primarily purchase real estate assets and develop existing real estate assets, as well as expand its software offerings, and for working capital. If the Maximum Offering Amount is not reached, the Company will not be able to maximize its acquisition power, resulting in a smaller real estate portfolio. In the opinion of the Company, if the maximum number of Shares being offered is sold, the Company may have sufficient working capital to achieve its planned operations. However, there can be no assurance that even if the maximum number of Shares are sold that the Company would not be required to seek alternative or additional sources of financing. The Company is not restricted in the application of the funds as provided within this Offering Circular under the caption “Use of Proceeds” below.

Terms of the Shares may not be favorable to prospective investors.

The Company has set the terms of the Shares in a manner which is favorable to the Company and has not tried to consider the favorability or suitability of such terms for any prospective investors.

Laws May Restrict Housing Acquisitions by Large Companies

Federal, state, or local laws may limit or restrict the Company’s ability to acquire, own, lease, renovate, develop, or operate residential real estate. Future legislation or regulation could impose acquisition limits, rent restrictions, registration requirements, taxes, fees, affordability requirements, transfer restrictions, ownership disclosures, or other requirements affecting institutional or corporate ownership of housing. Any such restrictions could reduce the number of properties available to the Company, increase compliance costs, limit rental income, reduce property values, or otherwise adversely affect the Company’s business.

CONFLICT OF INTEREST RISKS

The Company’s business model involves related-party transactions and relationships with officers, employees, contractors, service providers, and affiliates who may also serve other affiliated entities or pursue other business activities. These relationships create potential conflicts of interest, including conflicts relating to time allocation, management attention, services, personnel, compensation, business opportunities, transactions with affiliates, and use of Company resources. Certain arrangements involving the Company, management, and affiliates may not be the result of arm’s-length negotiations.

The Company is under significant control by one person, Kevin Paffrath.

Kevin Paffrath, the Company’s founder, Chief Executive Officer, President, and Chairman of the Board, jointly with Lauren Paffrath, controls the family trust that owns all of the Company’s outstanding Voting Common Stock. The Voting Common Stock is the only class of the Company’s capital stock with general voting rights. As a result, the Paffraths can control the outcome of matters submitted to stockholders, including the election, removal, and replacement of directors, amendments to governing documents, significant corporate transactions, mergers, consolidations, and sales of all or substantially all of the Company’s assets, subject to any approvals required by law or the Company’s governing documents. Holders of the Shares will generally have no voting rights and will not have the ability to control these decisions.

Mr. Paffrath also selects or approves the Company’s real estate acquisitions and exercises substantial influence over the Company’s business strategy, capital allocation, public communications, and operating decisions. In addition, the Company’s officers are involved in preparing the Company’s financial reports and accounting records. This concentration of voting control, operational authority, acquisition approval, and financial-reporting oversight may increase conflicts of interest, key-person risk, and internal-control risk.

Conflicts Arising from Management’s Other Businesses and Activities

Certain officers and directors, including Kevin Paffrath, maintain interests in other businesses, investments, and professional activities outside the Company. These activities may compete with the Company for management time, attention, resources, personnel, strategic relationships, investment opportunities, or capital.

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In addition, management may from time to time evaluate business, investment, acquisition, financing, partnership, or development opportunities that could be suitable for both the Company and other entities affiliated with management. Management may allocate such opportunities based on factors it believes are appropriate under the circumstances, including capital availability, risk profile, strategic fit, operational capacity, contractual obligations, regulatory considerations, and other business factors. As a result, opportunities that could potentially benefit the Company may be allocated to other businesses or investment activities affiliated with management.

The Company may also enter into transactions or business relationships with entities affiliated with management. Any such transactions will be subject to applicable corporate governance procedures and disclosure requirements. There is no contractual requirement that any officer devote substantially all of his or her business time to the Company. Accordingly, conflicts relating to time allocation, management attention, business opportunities, and resource allocation may arise and could adversely affect the Company's business, financial condition, operating results, or prospects.

The Company's business is substantially influenced by the reputation, public profile, relationships, audience reach, and continued involvement of its founder and Chief Executive Officer. Adverse developments affecting the founder's reputation, public standing, availability, or continued involvement could negatively affect customer acquisition, business opportunities, fundraising efforts, strategic relationships, operating results, and shareholder value.

Final approval of the FTX settlement is still pending

On March 15, 2023, Kevin Paffrath was named as one of numerous defendants in litigation arising from the collapse of FTX Trading Ltd. Mr. Paffrath has entered into a settlement arrangement that remains subject to final court approval. Management does not currently believe the matter is reasonably likely to have a material adverse effect on the Company; however, until finally resolved, legal proceedings may require management attention and could result in costs, uncertainties, or reputational impacts that may adversely affect the Company.

Real Estate Brokerage Regulatory Risk

The Company operates as a licensed real estate brokerage and is subject to applicable licensing, supervision, compliance, insurance, recordkeeping, advertising, and professional-liability requirements. Failure to comply with applicable laws and regulations could result in fines, penalties, restrictions, increased compliance costs, reputational harm, suspension of licenses, or other adverse consequences. In October 2026, the California Department of Real Estate notified Kevin Paffrath, the Company’s licensed broker, that his individual Mortgage Loan Originator license endorsement has been reviewed and is expected to be issued in early November 2026, valid through December 2027. The Company has no current plans to originate or broker loans, and no proceedings of this Offering are allocated to lending activities.

GENERAL BUSINESS RISKS

There is reliance on key personnel to make all decisions with respect to the management of the Company, therefore, Investors will have very limited influence in the management decisions.

The Officers will make virtually all decisions with respect to the management and day-to-day operations of the Company including, without limitation, the development of the business operations and the terms of any transaction. The Shareholders will have very limited voice, if any, in the management decisions of the Company, and can exercise only a limited (if any) amount of control over the Company. The Company gives no assurance that the Company will operate at a profit or positive cash flow. The Company is dependent to a substantial degree on the continued services of the Officers. In the event of the death, incapacity or other termination of any of the Officers, the business and operations of the Company may be adversely affected. Furthermore, all transactions related to the development of the business operations will be undertaken by the Company without the Shareholders having any ability to directly affect such transactions.

The Company’s business depends on its strong reputation and the value of the Paffrath brand.

The Company believes that the Paffrath brand name (also known as Meet Kevin) symbolizes expertise in the real-estate and investment market, reliability, and efficiency. Adverse publicity (whether or not justified) relating to activities by its associates, contractors, or agents, such as accidents, customer service mishaps, or noncompliance with laws, could tarnish the Company’s reputation and reduce its ability to dispose of the Properties when the time for disposition arrives. This risk is further compounded by Mr. Paffrath’s public-facing social media presence that is often criticized by other creators and commentators.

The prior performance of The Paffrath Organization, Inc. DBA Meet Kevin, Reinvest itself, and Kevin Paffrath may not predict the Company’s future results, and you will not benefit from his other business ventures.

You should not assume that the Company’s performance will be like the past performance of The Paffrath Organization, Inc. DBA Meet Kevin and/or Kevin Paffrath. The Company’s limited operating history significantly increases the risk and uncertainty when making the decision to invest in the Shares. Additionally, Reinvest is making real estate investment decisions on a far larger and broader scale than Mr. Paffrath has done in the past with his personal holdings. Mr. Paffrath’s experience in real estate may not completely carry over to benefit Reinvest, and the Company may take on additional, unexplored risks in areas where Mr. Paffrath has no prior experience.

Reinvest receives no direct benefit from Kevin Paffrath’s videos or his other business ventures, which may overlap with Reinvest and its strategies. While Reinvest believes investors may indirectly benefit from Mr. Paffrath’s relationships, events, social media, and marketing to potentially enable Reinvest to advertise at a lower cost, to acquire deals at a lower cost, or otherwise benefit from these activities, there can be no assurances that such benefits can or will be realized.

Public Statements may not be accurate

Any comments, statements, or representations made by the Company, its representatives, or its founder, Kevin Paffrath, in public forums, including but not limited to YouTube livestreams, videos, social media posts, interviews, or any other public setting, do not amend, modify, or supersede the terms outlined in this Offering Circular, Certificate of Designation, or any related legal documents (e.g., subscription agreements).

In the event of any conflict or inconsistency between public statements and the formal legal documents, the terms of the official, signed documents shall govern. Public statements made by the Company or its representatives are for informational purposes only and do not alter the legal terms outlined in this Circular or related documents.

Business Discretion

The Company reserves the right to alter or expand its business operations at its discretion. This may include but is not limited to:

(A)	Starting new lines of business,
(B)	Acquiring or merging with other businesses,
(C)	Investing in new industries or ventures,
(D)	Changing operational structures or strategies,
(E)	Incurring expenses for expansion or reorganization.

There is no guarantee that such changes will result in financial gain or be beneficial to the Company or the Investors. Investors acknowledge and agree that the Company’s management may make such changes as it deems beneficial for the future of the Company. The Company may choose to rebrand in the future for marketing and business purposes including, but not limited to, changing the name of the corporate entity, internet domain names, doing business as names, etc. Non-voting shareholders shall have no say in how and when the Company markets or promotes itself including any future rebranding or reorganization.

Strategic Flexibility

The Company’s primary focus is on real estate acquisitions and related investments. However, to ensure efficient capital deployment and risk management, the Company may allocate a portion of its capital to other asset classes when real estate opportunities are being identified or executed in a measured and strategic manner, or as the Company finds beneficial. Due to the Company’s Founder’s voting control, the strategic flexibility of Reinvest is nearly unlimited, which may present risks, especially if Reinvest strays from its core competencies. Any such investments in marketable or other securities will remain subject to the limitations described under “Treasury Management, Public Securities, Derivatives, and Private Investments,” including the Company’s intention to keep its investment securities well below the 40% threshold under the Investment Company Act of 1940.

In addition to real estate, the Company may invest in other asset classes, including but not limited to:

(A)	Public equities (stocks of publicly traded companies),
(B)	Money market funds (short-term, high-quality securities to preserve capital),
(C)	U.S. Treasuries (government Interests or other debt securities backed by the U.S. government).

These investments are intended to preserve capital and manage liquidity while the primary real estate strategy is implemented. Additionally, the Company may, at its discretion, invest in privately held companies (e.g., private equity or venture capital opportunities) or engage in public markets trading (e.g., hedge fund strategies) if deemed beneficial for maximizing Shareholder value or hedging the Company’s balance sheet. These diversified investments may carry their own risks, including market volatility, liquidity constraints, and higher risks associated with private-company investments.

Investors acknowledge that the Company’s decisions to diversify into these asset classes are made at the discretion of the Company’s management and are intended to optimize the Company’s overall financial performance. There is no guarantee of financial success or liquidity for any of these investments.

The Company is pursuing a broad range of operating activities with a very small management team, which creates significant execution risk.

The Company describes numerous current, beta, and planned operating activities, including acquiring, renovating, and managing residential real estate; selected and luxury development; building and commercializing artificial-intelligence and software products (including Reinvest HomesAI, Alpha Wire, and Reinvest StockAI); developing proprietary property-management and inspection software; operating membership, course, and app businesses; corporate treasury management; and operating a licensed real estate brokerage. As of the date of this Offering Circular, the Company has only three full-time employees, including its officers, together with one part-time employee and a network of outside contractors and third-party service providers. Pursuing this breadth of activities with a small team and a contractor-dependent operating model creates substantial execution, management-attention, key-person, supervisory, quality-control, compliance, and operational risk. Management's time and the Company's resources may be spread across too many initiatives, several of which are outside the Company's historical real estate competency. The Company may be unable to execute on some or all of these initiatives, may abandon or curtail them, and may incur costs without generating commensurate revenue, any of which could adversely affect the Company's business, results of operations, and the value of the Shares.

The Company’s business model is untested and could fail, resulting in a reduced Company value or even the complete loss of your investment.

Reinvest was organized on June 22, 2022 and began its principal real estate operations in late 2023. The Company has a limited operating history and has not achieved GAAP profitability since inception. Although the Company has acquired and operates a real estate portfolio, generates rental revenue, has begun generating software, membership, and related revenue, reduced certain operating expenses through a lean employee and contractor-supported operating model, and generated positive cash flow from operating activities for the year ended December 31, 2025, its business remains early-stage and subject to substantial execution risk.

The Company has accumulated deficits due to organizational expenses, early general and administrative spending, property acquisition and renovation activity, software and product-development expenses, business-plan development, professional fees, and other operating costs. The Company’s positive operating cash flow for 2025 was attributable in part to upfront cash collected from sales of lifetime-access software and membership products that is recorded as deferred revenue and recognized as GAAP revenue over time, and should not be interpreted as GAAP profitability, unrestricted free cash flow, or assurance that positive operating cash flow will continue. There can be no assurance that the Company will generate sufficient revenue, cash flow, or earnings to operate profitably or pay dividends.

The Company’s future operating results will depend on many factors, including its ability to raise and manage capital, identify and acquire attractive properties, renovate, lease, manage, develop, finance, refinance, or sell properties, control operating expenses, maintain contractor and third-party relationships, expand software and membership revenue, comply with regulatory requirements, attract and retain key personnel, and respond to competition, interest-rate changes, real estate market conditions, tenant demand, construction costs, insurance costs, and broader economic conditions.

The Company currently intends to hold its real estate, which may lower returns over time.

The Company previously considered strategies involving the sale, packaging, or disposition of properties, including potential institutional or other investment structures. The Company’s current strategy generally emphasizes owning and operating its real estate portfolio rather than packaging properties into investment vehicles for sale to other investors. This strategy may reduce near-term liquidity and delay realization of gains, and may increase exposure to property-specific, market, operating, and capital-allocation risks. The Company may, however, sell, finance, refinance, contribute, joint venture, or otherwise dispose of individual assets in the future if management determines that doing so is in the Company’s best interests. Packaging or pooling properties into a single investment vehicle for sale to other investors is not a current focus of the Company.

If the Company is unable to successfully integrate new investments and manage its growth, the Company’s results of operations and financial condition may suffer.

The Company may expand or diversify its investment portfolio significantly, which could strain the Company’s resources if not managed efficiently. In addition, increases in the size of the Company’s investment portfolio and/or changes in the Company’s investment focus may place significant demands on the Company’s administrative, operational, asset management, financial, and other resources, which could lead to decreased efficiency. Any failure to effectively manage such growth or increase in scale could adversely affect the Company’s results of operations and financial condition. While the Company’s Founder may suggest market conditions for changing the Company’s desired acquisition profile, there can be no guarantee any such adjustment is best for the Company, and Board approval of major changes may not guarantee the best results.

The Company’s investment parameters are broad and permit the Company to make riskier investments, which, if not successful, could adversely affect the Company’s results of operations and financial condition.

The Company will identify and acquire wedge properties, as further described herein. The Company has broad discretion to determine what qualifies as a wedge property. The Company’s Board of Directors may, but is not required to, establish more detailed investment guidelines. The Officers and Board of Directors will implement on the Company’s behalf the acquisition and investment strategies they believe from time to time may be best suited to prevailing market conditions. There can be no assurance that the Officers and Board of Directors will be successful in implementing any particular strategy for the Company’s investment activities.

Any adverse changes in Reinvest’s financial position could hinder the operating performance and could materially adversely affect your investment.

To meet its financing requirements in the future, Reinvest may raise funds through equity offerings, debt financings, or strategic alliances. Raising additional funds may involve agreements or covenants that restrict Reinvest’s business activities and options. Additional funding may not be available to it on favorable terms, or at all. If Reinvest is unable to obtain additional funds, it may be forced to reduce or terminate its operations. Any inability of Reinvest to fund its operations could have a material adverse effect on your investment.

The Company may incur significant costs complying with regulations.

Acquired properties may be subject to various federal, state, and local regulatory requirements, such as state and local fire and life safety requirements. If the Company fails to comply with these various requirements, the Company might incur governmental fines or private damage awards. Furthermore, existing requirements could change and require the Company to make significant unanticipated expenditures that would materially and adversely impact the Company.

The Company may Introduce New Business Ventures and/or Terminate Others

The Company reserves full flexibility to introduce and invest in new business opportunities or investments and/or terminate or liquidate others.

GENERAL RISKS RELATED TO REAL ESTATE

Real estate generally is illiquid, and the properties may not be easily sold.

Real estate is not readily marketable, and capital markets can tighten. Interests in private companies, including ones pursuing real estate ventures, are highly illiquid, and this lack of liquidity may limit your ability to react promptly to changes in economic or other conditions.

Real Estate Ownership and Leasing Presents Certain Risks.

An investment in the Company will be subject to the risks generally incident to the ownership of real property, including changes in national, regional and local economic conditions, changes in the investment climate for real estate investments, changes in the demand for or supply of competing properties, changes in local market conditions and neighborhood characteristics, the availability and cost of mortgage funds, the obligation to meet fixed and maturing obligations (if any), unanticipated holding costs, the availability and cost of necessary utilities and services, changes in real estate tax rates and other operating expenses, changes in governmental rules and fiscal policies, changes in zoning and other land use regulations, environmental controls, acts of God (which may result in uninsured losses), and other factors beyond the control of the Company. Any negative change in the general economic conditions in the United States or the area where the Properties are located could adversely affect the financial condition and operating results of the Company.

The Company also will be subject to those risks inherent in the ownership of income-producing real property, such as occupancy, operating expenses, and rental schedules, which in turn may be adversely affected by general and local economic conditions, the supply of and demand for properties similar to the Properties, the financial condition of tenants and sellers of properties, zoning laws, federal and local rent controls, and real property tax rates. Certain expenditures associated with real estate equity investments are fixed (principally mortgage payments, if any, real estate taxes, and maintenance costs) and are not necessarily decreased by events adversely affecting the income from such investments. The ability of the Company to meet its obligations will depend on factors such as these and no assurance of profitable operations can be given.

As described in this Offering Circular, it is expected that the properties will be rented to third-party tenants. Tenants may not have the same interest as an owner in maintaining a property and its contents and do not participate in any appreciation in the value of the property. Accordingly, tenants may damage a property and its contents, and may not be forthright in reporting damages or amenable to repairing them completely or at all. A property may need repairs and/or improvements after each tenant vacates the premises, the costs of which may exceed any security deposit provided by the tenant when the property was originally leased or rented.

The Company may be required to expend a substantial amount to maintain, renovate, or refurbish a property. Failure to do so may materially impair the property’s ability to generate cash flow. Additionally, the effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time. There can be no assurance that a property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements. Even if a tenant does not mistreat a property, needed repairs due to ordinary course wear and tear, general maintenance and general capital expenditure costs could also require significant expenditures.

Owning and renting real estate can expose the Company to unexpected costs.

As a landlord and property owner, the Company is subject to various costs under applicable laws, including, but not limited to, compliance with local zoning and building codes, limitations on and conditions to evictions, potential liability for personal injuries at the applicable property or otherwise, real estate tax obligations, habitability lawsuits or complaints, compliance with regulations relating to the protection and disposition of consumer credit information and compliance with the duties generally owed by landlords to tenants under the laws of the jurisdictions where the applicable property is located. From time to time, legal proceedings may be pending or threatened against or involving the Company arising out of the ordinary course of business, which can result in substantial monetary and non-monetary sanctions or judgments. To the extent that tenants or other third parties bring personal injury or other claims against the Company, as the owner and operator of a property, the Company will incur expenses related to litigation and potential settlements or damages.

Increasing property taxes, HOA fees, and insurance costs may negatively affect results of properties.

Property taxes and the costs of insuring the applicable property are a significant component of the Company’s expenses. Properties are subject to real and personal property taxes that may increase as tax rates change and as the Properties are assessed or reassessed by taxing authorities. Short-term rental revenue, or other revenue in general, may also be subject to special, local city-license taxes. Although the leases may assign the responsibility for property taxes to the tenants, the Company is ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, expenses will increase. Some states impose tenancy tax that may be passed on to renters in the form of an additional charge to monthly rent. If tenants fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale.

In addition, a portion of the properties may be located within homeowners’ associations (“HOAs”) and will be subject to HOA rules and regulations. HOAs have the power to increase monthly charges and make assessments for capital improvements and common area repairs and maintenance. Property taxes, HOA fees, and insurance premiums are subject to significant increases, which may be outside of the Company’s control. If the costs associated with property taxes, HOA fees and assessments, or insurance rise significantly, and the property manager is unable to increase rental rates due to market conditions, rent control laws, or other regulations to offset such increases, your investment could be materially, adversely affected.

The HOAs may from time to time enact onerous or arbitrary rules that restrict the Company’s ability to restore, market, lease, or operate the properties or require it to restore or maintain such properties. Some HOAs impose limits on the number of property owners who may lease their homes, which, if met or exceeded, would cause the Company to incur additional costs to sell properties and opportunity costs from lost rental income. Furthermore, the properties may have tenants who violate HOA rules and incur fines for which the Company may be liable as the property owner and for which the Company may not be able to obtain reimbursement from the tenant. Additionally, the governing bodies of the HOAs in which a property is located may not make important disclosures about the property or may block the Company’s access to HOA records, initiate litigation, restrict the ability to sell a property, impose assessments, or arbitrarily change the HOA rules. Several states have enacted laws that provide that a lien for unpaid monies owed to an HOA may be senior to or extinguish mortgage liens on properties.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the Company’s cash flows and the return on investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution, or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums the Company pays for coverage against property and casualty claims. Additionally, to the extent the acquisition of a property was financed, the lender may insist that the Company purchase coverage against flooding as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, which could inhibit the Company’s ability to finance or refinance the properties if so required. In such instances, the Company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The Company may not have adequate coverage for such losses. If any of the properties incur a casualty loss that is not fully insured, the value of the assets will be reduced by any such uninsured loss, which may reduce the value of investor interests. In addition, other than any working capital reserve or other reserves the Company may establish, the Company has no additional sources of funding to repair or reconstruct any uninsured property. Also, to the extent the Company must pay unexpectedly large amounts for insurance, it could suffer reduced earnings that would result in less cash flow.

Environmental, Health and Safety.

The presence of hazardous substances or toxic waste has adversely impacted real estate values in the United States. The failure to comply with present or future environmental regulations by the Company could result in the imposition of fines. Compliance with these regulations could require the Company to acquire costly equipment or to incur other significant expenses.

If any hazardous materials are found at the Company’s properties in violation of law, the Company may be held liable for all cleanup costs, fines, penalties and other costs. This potential liability will continue after the Company sells the properties and may apply to hazardous materials present within the properties before the Company acquired the properties. If losses arise from hazardous substance contamination that cannot be recovered from a responsible party, the financial viability of the Properties may be substantially affected. In extreme cases, the properties (and hence the Shares) may be rendered worthless, or the Company may be obligated to pay cleanup and other costs in excess of the value of the properties.

Environmental issues on the Company’s properties may make it difficult to obtain financing for the properties despite the fact that the Company will generally be required to indemnify the lender for all environmental losses.

Risk of Mold Contamination.

Mold contamination has been linked to a number of health problems, resulting in recent litigation by residents seeking various remedies, including damages and ability to terminate their leases. No assurance can be given that a mold condition will not arise in the future, with the risk of substantial damages, legal fees, and remediation costs. It is unclear whether any mold claims would be covered by the customary insurance policies obtained for the Company.

Valuations, appraisals, underwriting, rent estimates, and inspections of the properties may be inaccurate or incomplete.

The Company may rely on third-party appraisals, broker opinions, comparable sales, internal valuation methods, projected after-renovation values, estimated rents, inspection reports, contractor estimates, title information, market data, and other information when acquiring, renovating, leasing, financing, or selling properties. These sources may be inaccurate, incomplete, outdated, subjective, or based on assumptions that prove incorrect.

Some properties may not be independently appraised or fully inspected before acquisition. Properties may have defects, title issues, permitting issues, code violations, environmental conditions, repair needs, or other problems that are unknown to the Company at the time of acquisition. Estimated rents, projected after-renovation values, tenant demand, and market conditions may also prove inaccurate. Investors should not place undue reliance on appraisals, projected after-renovation values, internal estimates, or rent projections.

Given these limitations, investors should not place undue reliance on any appraised or internally estimated property values, as both are subject to significant market fluctuations, tenant performance, and unforeseen economic conditions.

RISKS RELATED TO THE COMPANY’S PROPERTIES

Properties may be subjected to, or become liable for, claims for construction defects, negligent performance of work or other similar actions by third parties engaged by the Company or applicable property manager.

The Company’s management team may hire and supervise third-party contractors to provide construction, engineering, and various other services for the properties. As a result, the Company may assume liabilities in the course of the project and be subjected to, or become liable for, claims for construction defects, negligent performance of work, or other similar actions by third parties the Company has engaged. Adverse outcomes of disputes or litigation could negatively impact the Company’s financial condition, particularly if the Company’s management team has not limited the extent of the damages to which the property may be liable or if its liabilities exceed the amounts of the applicable insurance. Moreover, tenants and third-party customers may seek to hold the Company accountable for the actions of contractors even though it has disclaimed liability as a legal matter.

Additionally, the Company may be exposed to additional risks of collection in the event of a bankruptcy or insolvency. Similarly, a contractor may file for bankruptcy or commit fraud before completing a project on a property. In the event that one or more of the contractors involved does not, or cannot, perform as a result of bankruptcy, or for another reason, the Company may be responsible for cost overruns, as well as the consequences of late delivery. In the event that the Company’s management team has not accurately estimated the costs associated with any contract, the Company may be exposed to losses arising from lost rent and depletion of applicable reserves.

The Company will depend on its tenants for revenue from leases, and any tenant failure to pay rent under the lease will adversely affect the Company’s operations and financial performance.

The financial performance of the properties will depend on the performance of the tenants and their payment of rent under their leases. If the tenants default or become unable to make rental payments when due, or decide not to renew the leases or decide to terminate the leases, this could result in a significant reduction in rental revenues and losses to the Company.

Tenants or other guests at the Company’s properties may suffer an injury on the premises and bring a lawsuit against the Company.

Tenants or other guests may be injured on the Company’s properties, which may result in a lawsuit against the Company, regardless of fault. It will be solely up to the Company to determine what insurance policies to purchase to cover the Company properties. These insurance policies may or may not provide adequate coverage to cover any lawsuits brought against the Company. In the event that damages are awarded against the Company and the insurance policy is inadequate, the Company may have to pay the outstanding balance of the judgment. This could impact the financials of the Company and negatively impact the value of the Shares.

The Company may enter into long-term leases with tenants in certain properties, which may become below-market rentals over time.

The Company may enter into long-term leases with tenants of certain properties or may include renewal options that specify a maximum rental rate increase. These leases generally provide for rent to increase over time; however, if the Company does not accurately judge the potential for increases in market rental rates, it may set terms at levels that are below the then-prevailing market, even after contractual rent increases. Moreover, the Company may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates.

The costs of property management can be unexpected and excessive.

At this time, Reinvest has elected to perform property management with internal teams. As the Company grows, additional employees or contractors may be needed, resulting in additional payroll and operational costs. While the Company’s property manager will manage renovations and significant repairs and maintenance issues, the Company will nevertheless depend on its tenants for certain recurring home maintenance tasks, including certain landscaping tasks, such as, but not limited to, keeping any lawns watered and in good condition. In addition, in the event that a tenant goes into default under a lease or becomes subject to eviction proceedings, such tenant may choose to cease maintaining the property, and the Company may become responsible for fines levied by an HOA or municipality for failure to meet local ordinances along with incurring additional renovation costs or diminution in the value of the property.

The Company may sell its properties at any time, which may adversely impact the Company’s operations and/or the value of the Shares.

Sales of one or more properties will reduce the availability of rental income for future dividend payments. Investors may never receive any increased value of their investment from the sale of the Company’s properties. Shareholders will have no say in the acquisition or disposition of properties.

The Company’s due diligence of potential properties may not reveal all of the risks associated with those properties and may not reveal other weaknesses in the properties, including misleading or fraudulent misrepresentations by sellers, which could lead to investment losses.

When evaluating potential properties, the Company’s management team will conduct due diligence that it believes to be reasonable for the properties and will rely on resources available to it and, in some cases, an investigation by third parties. The Company cannot assure you that the Company’s management team’s due diligence process will uncover all relevant facts or misleading or fraudulent representations from sellers of the properties, which could negatively impact the value of the properties and their ability to generate rental income. Additionally, there may be instances where the Company’s management team performs limited or no due diligence of properties based on the necessary timeline to close a deal and acquire said property within certain time, location, and resource constraints.

Developing Accessory Dwelling Units (“ADUs”) in states like California may expose Reinvest to longer construction timeframes, amplifying legal, construction, and market risk.

Reinvest may apply for ADUs on properties it acquires with sufficient space. This could reduce the desirability of properties from tenants’ perspectives and lower the potential rental value of the attached building. It also exposes Reinvest to more city or governing-body scrutiny. The actual construction process of ADUs may also be complicated by unforeseeable events. Reinvest may acquire land to foster speculative development builds and potentially invest in expanded operations such as future single-family, build-to-rent development. This could create risk for the Company. The Company has completed its first two ADU builds in the first quarter of 2026. It is actively in the process of obtaining permits to break ground on more ADU developments.

The leases on a property may not be renewed on favorable terms.

Properties could be negatively impacted by deteriorating economic conditions and weaker rental markets. Upon expiration or earlier termination of leases on these properties, they may not be re-leased or, if re-leased, the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms. In addition, poor economic conditions may reduce the tenants’ ability to make rent payments under their leases. Any of these situations may result in extended periods during which there is a significant decline in revenues, or no revenues generated by these properties. Additionally, if market rental rates are reduced, property-level cash flows would likely be negatively affected as existing leases renew at lower rates. If the rental rates upon such renewal or reletting are lower than expected, your investment could be materially affected.

Delays in obtaining new tenants for the Company’s vacant properties will impede the Company’s ability to grow and acquire additional properties and may reduce income available to the Company.

A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of the lease. The property manager, which may be an internal employee or external contractor, may have difficulty obtaining a new tenant for any vacant property for a variety of reasons, including, without limitation, force majeure events, competitive pressures, property inhabitability or desirability, or its own mismanagement issues. Vacancies in properties will impede the Company’s ability to grow and acquire additional properties and may reduce the income required to pay dividends on the Shares. In addition, because a property’s market value depends partially upon the cash flow generated by its lease, the resale value of properties with prolonged vacancies could suffer, which could further reduce the Company’s ability to fulfill its obligations under the Shares.

The Company’s leasing standards, tenant-screening criteria, forms, and property-management practices may reduce tenant demand or increase operating risk.

The Company may use leasing standards, tenant-screening criteria, lease terms, rent policies, legal forms, and property-management practices selected by management. These practices may include minimum lease terms, credit-score guidelines, income-verification requirements, rent premiums for shorter lease terms, or other requirements. Such practices may reduce the pool of prospective tenants, increase vacancy periods, create adjustment periods after acquisition, or prove impractical in certain markets. Tenant-screening information may also be inaccurate or manipulated, and exceptions to criteria may be made on a case-by-case basis.

The Company may use industry forms, state-specific forms, broker-provided forms, internally prepared lease documents, or custom addenda. Any forms, addenda, or practices may become outdated, may not reflect changes in law, may be unavailable or inappropriate in certain jurisdictions, may contain errors or omissions, may be deemed deficient, unenforceable, void, voidable, or superseded by applicable law, or may fail to protect the Company as intended. These risks could increase disputes, tenant claims, compliance costs, vacancy, rent-collection delays, enforcement costs, or losses.

The Company may incur significant indebtedness, which may expose the Company to the risk of default under the Company’s debt obligations, limit the Company’s ability to obtain additional financing, or affect the value of the Shares.

The Company may incur bank debt to finance future property acquisitions or renovations. The Company does not currently limit how much debt it may incur. Payments of principal and interest on borrowings may leave the Company with insufficient cash resources to meet the Company’s cash needs or make the required dividend payments to holders of the Shares. The Company’s level of debt and the limitations imposed on the Company by the Company’s debt agreements could have significant adverse consequences, including the following:

•	the Company may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect the Company’s ability to capitalize upon acquisition opportunities or meet operational needs;
•	the Company may be unable to refinance the Company’s indebtedness at maturity or any refinancing terms may be less favorable than the terms of the Company’s refinanced indebtedness;
•	increases in interest rates could increase the Company’s interest expense for the Company’s variable interest rate debt;
•	the Company may be unable to hedge floating rate debt, counter parties may fail to honor their obligations under any hedge agreements the Company enter into, such agreements may not effectively hedge interest rate fluctuation risk, and, upon the expiration of any hedge agreements the Company enter into, the Company would be exposed to then-existing market rates of interest and future interest rate volatility;
•	the Company may be forced to dispose of properties, possibly on unfavorable terms or in violation of certain covenants to which the Company may be subject;
•	the Company may default on the Company’s obligations and the lenders or mortgagees may foreclose on properties or the Company’s interests in the entities that own the properties that secure their loans and receive an assignment of rents and leases;
•	the Company may violate restrictive covenants in the Company’s loan documents, which would entitle the lenders to accelerate the Company’s debt obligations;
•	the Company’s default under any loan with cross-default provisions could result in a default on other indebtedness;
•	the Company may plan to mortgage select properties individually or as a portfolio in order to obtain additional funds to expand the overall portfolio owned by the Company;
•	the Company’s leverage ratios may also negatively impact the value of the Shares; and
•	interest rates on any loans of lines of credit that the Company establish could drastically fluctuate over time, resulting in inconsistent debt requirements that may materially, adversely affect the Shareholders’ investments.

Any loans on a Company property may be refinanced or sold at higher interest rates and for other terms that are materially less favorable to a Shareholder.

Any loans on a property may be periodically refinanced. Such refinance or sale could result in a change in the key terms of the debt, including the interest rate, term, amortization schedule (including interest-only period, if any), and other characteristics. Any new lender may also place additional covenants on the terms of the debt. A change in debt terms could lead to higher debt service and related costs and could adversely impact the return on your investment. Shareholders will not be able to prevent or limit the terms of any debt or any refinancing.

High interest rates and/or unavailability of suitable mortgage debt may make it difficult for the Company to finance or refinance a property or properties, as applicable.

It is possible that any loan on a Company property may need to be refinanced by a mortgage or other indebtedness prior to maturity. The Company may be unable to refinance any loan, mortgage, or other indebtedness prior to maturity, or refinance on favorable terms, or at all, including as a result of increases in interest rates or a decline in the value of the property or properties, as applicable. If principal payments due at maturity cannot be refinanced, extended, or repaid, the Company’s management team may have to dispose of the property or properties on terms that would otherwise be unacceptable to it, or the Company may be forced to allow the mortgage holder to foreclose on the property or properties, as applicable. The payment of interest or dividend payments is also subordinate to mortgage debt. The Company currently has no mortgage debt, but that could change, increasing risks for Shareholders.

Mortgage debt obligations increase the risk of foreclosure or sale of the note as a non-performing loan, which may materially and adversely affect your investment.

Incurring mortgage and other secured debt obligations increases the risk of property losses because defaults on indebtedness secured by the property may result in the sale of the note as a non-performing loan or in foreclosure actions initiated by lenders and ultimately loss of the property securing any loans that are in default. For U.S. federal income tax purposes, a foreclosure on any property that is subject to a non-recourse mortgage loan would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds the Company’s tax basis in the property, the Company would recognize taxable income on foreclosure but would not receive any cash proceeds.

A prolonged economic slowdown, a lengthy or severe recession, or declining real estate values and/or rents could harm the Company’s operations. Real estate markets are unpredictable.

The Company’s real estate assets and operations may be adversely affected by economic slowdowns, recessions, rising interest rates, reduced credit availability, declining real estate values, lower rental demand, excess supply, unemployment, tenant defaults, inflation, higher insurance costs, and other market conditions. These factors could reduce property values, rental income, cash flow, net income, and the Company’s ability to acquire, renovate, lease, refinance, or sell properties.

Adverse economic conditions could also affect the Company’s outstanding Convertible Bonds, which are separately issued 2024–2026 vintage convertible bonds. Depending on the bond terms and applicable facts, economic-extension provisions could extend the maturity of those bonds by up to an additional two years and could limit the Company’s ability to declare dividends on the Series A Preferred Stock during the affected period. No similar economic-extension provision applies to the mandatory conversion of the Series A Preferred Stock.

In the future, the Company may choose to self-insure its real estate.

Self-insuring may increase short-term cash flows, but could create substantial capital risks. The Company does not self-insure real estate at this time, but may do so in the future. This could create sudden shocks to the Company balance sheet and cash flows.

ADDITIONAL RISKS

Holding Company and Subsidiary Structure

The Company holds its real estate through wholly owned subsidiaries and may conduct other operations of hold other assets through wholly owned or majority owned subsidiaries, including limited liability companies formed for specific properties, business lines, software operations, financing activities, property management activities, or other purposes. In such structure, Reinvest may operate as a holding company that owns equity interests in one or more subsidiary entities.

A subsidiary structure may be used for asset segregation, liability management, financing, tax planning, operational management, property-level accounting, joint ventures, regulatory compliance, or other business reasons. However, there can be no assurance that any subsidiary structure will reduce risk, improve financing terms, simplify operations, or create tax or legal benefits. Subsidiary structures may increase administrative costs, accounting complexity, tax complexity, legal expenses, governance requirements, intercompany accounting, and compliance obligations.

Investors in Reinvest hold securities of House Hack, Inc., not direct ownership interests in any specific property, subsidiary, business line, software product, or asset, unless expressly provided in a separate transaction document. Claims of creditors of a subsidiary may have priority with respect to the assets of that subsidiary, and cash or assets held by subsidiaries may not always be freely available to House Hack, Inc. due to contractual, legal, tax, regulatory, solvency, or practical limitations.

If the Company forms property-level, operating, software, financing, treasury, or investment subsidiaries, intercompany transactions, allocations, guarantees, management fees, cost-sharing arrangements, contributions, distributions, and transfers of assets may create additional accounting, tax, legal, and disclosure complexity. Subsidiary financial results may be consolidated, accounted for under the equity method, or otherwise treated in accordance with GAAP depending on ownership, control, and applicable accounting guidance.

Stockholders and bondholders of House Hack, Inc. will not have direct ownership of, or direct claims against, any specific subsidiary, LLC, property, software product, treasury asset, or investment unless expressly provided in separate transaction documents. Their rights remain rights against House Hack, Inc. under the applicable securities or governing documents.

Company Communications and Designated Channels

The Company communicates with investors, customers, and the public through multiple channels, including SEC filings on EDGAR, Company websites, designated Company communication channels, secondary channels, social-media accounts, livestreams, course-member communications, the Reinvest mobile application, the Teachable platform, email updates, and other channels. The Company has previously identified certain designated communication channels in a Form 1-U filing, and the Company may update, supplement, or change its designated channels from time to time through SEC filings, investor communications, website notices, or other appropriate notices. See “Notice Regarding Company Communications and Social Media.”

Investors should not assume that any social-media post, livestream, course communication, app notification, creator commentary, or secondary-channel communication constitutes formal Company disclosure unless it is included in the Company’s SEC filings, formal investor communications, or a channel or communication expressly identified by the Company as a designated Company communication channel or formal Company notice. Secondary channels may include informal commentary, questions and answers, educational content, or other communications and should not be treated as formal Company notices unless expressly identified as such.

Any securities offering is made only through the applicable offering documents and only where lawful. Nothing on the Company’s websites, videos, livestreams, apps, course materials, social-media content, educational content, or secondary-channel communications amends or supersedes this Offering Circular, the Subscription Agreement, the Certificate of Designation, or any other governing document, or constitutes an offer to sell or solicitation of an offer to buy securities except through the official offering materials.

Treasury Management, Public Securities, Derivatives, and Private Investments

As part of treasury and liquidity management, strategic research, and business development related to its software products, including Reinvest StockAI and Reinvest HomesAI, the Company has begun allocating a limited portion of its corporate treasury to publicly traded securities. As of June 30, 2026, the Company’s public-securities treasury allocation was less than $1.0 million and less than 10% of the Company’s cash and short-term investments. The Company primarily holds cash, cash equivalents, and U.S. Treasuries, but may in the future invest in or transact with additional treasury assets, including public equities, exchange-traded funds, options, other derivatives, private-company securities, strategic minority investments, SAFE instruments, convertible notes, preferred equity, or other similar investments. These positions are corporate treasury assets of the Company and are not customer assets, investor assets, segregated accounts, managed accounts, model portfolios, investment funds, or investment products offered to users, members, bondholders, or stockholders.

The Company may increase, decrease, hedge, liquidate, rebalance, write down, or otherwise modify treasury positions at any time based on liquidity needs, risk management, market conditions, software research, strategic opportunities, regulatory considerations, or management discretion. These investments carry risks that differ from the Company’s core real estate and software operations. Public securities, options, derivatives, private-company securities, SAFE instruments, convertible notes, preferred equity, and other strategic or venture-style investments may be volatile, illiquid, difficult to value, subject to transfer restrictions, dependent on future financing or liquidity events, and may decline in value or result in total loss. These positions may also produce realized or unrealized losses, impairment charges, reduced liquidity, lower cash available for operations or real estate acquisitions, margin or collateral requirements, or increased earnings volatility. The Company’s thematic views, including views relating to artificial intelligence, software, data infrastructure, AI chips, token economics, interest rates, or other market trends, are inherently uncertain and may be wrong.

The Company is not operated as, and does not intend to become, an investment company under the Investment Company Act of 1940. The Company’s primary business remains real estate ownership and operations, software and AI development, memberships, and related activities. The Company intends to monitor its assets and activities for Investment Company Act compliance, including the general asset-composition test under Section 3(a)(1)(C), and currently expects to limit investment securities below applicable thresholds, including by consulting counsel as appropriate. This analysis is complex and depends on the Company’s asset composition, subsidiaries, holding-company structure, income sources, and how it presents itself to the public.

If the Company’s holdings, income, assets, or activities changed such that it were viewed as an investment company, or if regulators disagreed with the Company’s characterization, the Company could become subject to significant regulatory restrictions, registration requirements, operational limitations, compliance costs, enforcement risk, or the need to restructure, reduce, or liquidate treasury positions. Compliance with, or avoidance of, investment-company regulation may limit the Company’s ability to hold securities, options, derivatives, private-company securities, strategic minority investments, or other treasury assets or pursue certain treasury strategies. The Company may make treasury and capital-allocation decisions using available corporate cash, subject to management discretion, applicable law, liquidity needs, accounting treatment, and Board oversight where required. Cash is fungible once received, and no assurance can be given that particular cash receipts will be traced to, reserved for, or used only for a particular purpose.

Liquidity Strategy and No Guarantee of Public Listing

There is currently no public market for the Company’s securities, and one may never develop. Management has discussed in public communications, livestreams, and marketing a potential goal of pursuing an initial public offering or other public listing in the 2028–2030 timeframe, but those statements are goals only and are not a guarantee, commitment, promise, or formal timeline. The Company is not obligated to pursue an IPO, sell the Company, redeem or repurchase shares, create a trading market, or provide any liquidity mechanism, and no investor has any redemption right, put right, or right to demand a buyback. Management may instead determine, in its sole discretion, that an acquisition, merger, tender offer, internal share repurchase, investor exchange or reinvestment program, another Board-approved mechanism, or no liquidity event at all is in the best interests of the Company and its stockholders.

The Company may remain privately held indefinitely, and investors should be prepared to hold their securities indefinitely. Whether and how the Company pursues any liquidity event will depend on the maturity, revenue, profitability, and market acceptance of its software, AI, and membership products (particularly in 2027–2028), the performance of the real estate portfolio, public-market conditions, regulatory and compliance costs (which can be substantial for micro-cap issuers), insurance and audit costs, the Company’s capital needs and balance sheet, and other factors at the relevant time. Any future repurchase, exchange, reinvestment, or other liquidity program would be subject to applicable law, available cash flow, market conditions, capital needs, solvency requirements, Board approval, tax and accounting treatment, broker-dealer or platform requirements, securities-law qualification or exemption, and management’s assessment of the Company’s interests, and the Company may never adopt any such program. If any such program were conducted while the Company remained private, any repurchase price, exchange ratio, or transaction value might be based on an internally calculated valuation, net asset value, third-party valuation, appraisal, formula, financing valuation, or other Board-approved methodology relying on subjective inputs (including real estate values, capitalization rates, replacement-cost estimates, comparable sales, software revenue, ARR, deferred revenue, customer-life assumptions, and revenue multiples), and any internally determined value may differ materially from the price obtainable in an open-market sale, public-market transaction, liquidation, merger, or other third-party transaction.

Management and affiliates have prior and/or current experience with publicly traded investment products and public-market investor communications, and believe that daily market pricing, public commentary on price movements, short-term performance comparisons, and investor reactions to volatility can create meaningful distractions for management and affect the tone, timing, and authenticity of public communications — considerations relevant to whether, when, and how to pursue any future listing. The Company intends that its communications with investors and the public (including websites, app content, livestreams, videos, social-media posts, course-member communications, emails, newsletters, and webinars) be consistent with this Offering Circular; references to a “path to IPO,” “potential liquidity event,” “liquidity strategy,” “long-term value creation,” or “maximizing shareholder value” should be understood as references to potential strategic options only, and marketing materials should not state or imply that an IPO is guaranteed, scheduled, promised, or required. For the avoidance of doubt, notwithstanding any mention of an IPO as a “dream” or “goal,” or that stock compensation may incentivize an IPO, an investor should assume the possibility that the Company never goes public, or goes public much later than previously hoped.

Solicitation of Interest Materials and Offering Communications

Before filing the Offering Statement, the Company posted solicitation of interest materials under Rule 255 of Regulation A on the Investor Update tab of the Reinvest application on July 24, 2026, and referred to a possible preferred-dividend funding round in a video update posted August 26, 2026 that was linked from the Investor Update tab. Those materials are filed as Exhibits 13.2 and 13.3 to the Offering Statement. Any further solicitation of interest materials the Company uses prior to qualification will contain the statements required by Rule 255(b), will include the URL at which the preliminary Offering Circular may be obtained, and will be filed as exhibits to the Offering Statement pursuant to Item 17 of Part III of Form 1-A. Following qualification, the Company will make written offers of the Shares only if accompanied by or preceded by the final Offering Circular in accordance with Rule 251(d)(1)(iii), and any such offering materials will be consistent with this Offering Circular. The Company’s ordinary-course communications about financial markets and about its business is not intended as an offer of the Shares; the Shares are offering only by means of this Offering Circular.

Public Company Scale, Institutional Investor Considerations, and Internal Controls

If the Company were to pursue a public listing, management believes its size, market capitalization, public float, trading liquidity, analyst coverage, institutional-investor eligibility, and business maturity would be important considerations. Certain institutional investors, index funds, analysts, banks, and other participants apply minimum size, liquidity, governance, float, revenue, profitability, or market-capitalization thresholds before investing in, covering, lending to, or supporting a public company, and smaller public companies may experience limited analyst coverage and institutional ownership, wider bid-ask spreads, lower trading liquidity, greater stock-price volatility, and a higher relative burden from fixed compliance costs. If the Company became publicly traded, it may become subject to additional internal-control, disclosure-control, audit, governance, and reporting requirements, including those associated with the Sarbanes-Oxley Act of 2002, requiring additional personnel, consultants, accounting systems, controls, audit procedures, legal review, information-technology and cybersecurity controls, board processes, and documentation; these costs may be significant and disproportionately burdensome for smaller companies, and there can be no assurance that the Company could implement public-company controls and reporting on a timely or cost-effective basis or prevent control deficiencies, material weaknesses, reporting errors, or restatements.

The Company may determine that these fixed costs would be better absorbed after it achieves greater scale, revenue, profitability, market capitalization, or organizational maturity. If the Company’s securities became publicly traded, their market price may be volatile and influenced by factors unrelated or disproportionate to the Company’s performance, including market momentum, investor sentiment, social-media commentary, macroeconomic conditions, interest rates, sector sentiment, short-selling, public commentary about the Company or its founder, trading volume, float, and liquidity. Public companies, particularly those with significant retail participation, founder-led brands, complex business models, limited floats, or high visibility, may face short-selling or activist campaigns, negative media coverage, online criticism, litigation, or regulatory complaints focused on historical statements, public videos, investor communications, valuation methodologies, related-party transactions, real estate marks, AI or software claims, governance structure, founder control, or other matters; even if management believes such criticisms are inaccurate, responding may require significant time and expense and distract from operations, and negative commentary, litigation, or volatility could harm the Company’s reputation, customer acquisition, employee and contractor retention, fundraising, software and membership revenue, and investor relations. Remaining private may allow the Company to make long-term capital-allocation decisions without the same public-market pressure, quarterly-earnings expectations, activist pressure, or daily stock-price reaction faced by public companies. If the Company became public, management may face pressure to prioritize short-term results over long-term compounding, and public-company status may change the Company’s operating environment, communication practices, governance burden, litigation profile, and investor-relations obligations in ways that reduce flexibility and increase costs.

Reinvest HomesAI Technology Platform

The Company developed and operates Reinvest HomesAI (formerly known as “Wedge Finder”), a proprietary artificial intelligence–driven platform that analyzes residential real estate markets to identify potential “wedge” opportunities. The original Wedge Finder software was acquired from The Paffrath Organization, Inc. in October 2022, after having begun development in 2018 using early neural-net technology. Following an extended assessment and redevelopment period, the Company engaged StartupHakk, LLC, a software consulting firm, to rebuild and expand the platform. StartupHakk, LLC is operated by the father of Reinvest’s COO. Full-scale development of the rebuilt Reinvest HomesAI platform commenced in July 2025 and continued throughout the remainder of the fiscal year, including the acquisition of dedicated graphics processing unit (“GPU”) hardware for training proprietary machine learning models, including Nvidia Blackwell chips, plus central processing units (“CPU”) hardware, for inference and data purposes. The Company began selling the product in November 2025. A substantial portion of cash collected from Reinvest HomesAI sales is recorded as deferred revenue and recognized as GAAP revenue over an estimated two-year customer life, so cash collected in a period may differ materially from GAAP revenue. GAAP software and subscription revenue recognized for the year ended December 31, 2025 was $48,094. The Company has incurred, and expects to continue to incur, product-development, hardware, hosting, data, engineering, support, and other costs related to Reinvest HomesAI — including capitalized GPU and related hardware costs and research and development expensed in prior periods — and there is no assurance that sales will continue, that revenue will grow, or that the product will be profitable. The product sold in early beta without its valuation software component, launching only as a vision-based “likelihood” of a deal, in November 2025. In June of 2026, the valuation component released.

Software, AI, and Membership Execution Risk

The Company’s software and membership products, including Reinvest HomesAI, the Alpha Membership, Reinvest StockAI, and related tools and educational content, are early-stage. Reinvest HomesAI began limited pre-sale activity in late 2025 and released its major valuation update in June 2026, with broader release expected in 2026. Reinvest StockAI released in early beta in June 2026 and additional Alpha Membership features remain under development.

There is no guarantee that any beta, pre-sale, or early-stage product will successfully transition into a widely adopted commercial product, operate without material errors or outages, retain customers, achieve projected annual recurring revenue, justify current or future research and development expenditures, or support valuation multiples sometimes associated with mature software-as-a-service companies. The Company’s software division may never achieve the growth, margins, retention, ARR, valuation multiples, or market acceptance anticipated by management. At the same time, management believes that integrating proprietary AI and software tools with the Company’s existing real estate platform may, if successful, create diversified revenue streams and incremental operating leverage that would not be available from real estate activities alone.

The Company expects to continue to incur research and development, hosting, data, engineering, model, customer support, compliance, insurance, legal, accounting, cybersecurity, and marketing expenses related to these products. Such expenses may exceed the revenue these products generate, and may continue to do so for an extended period or indefinitely.

Reinvest StockAI is being provided in full and for free to existing course members through Thanksgiving 2026. This generates significant costs for Reinvest, without offsetting revenue. The Company intends to charge a monthly fee for Reinvest StockAI starting Thanksgiving 2026, even for existing lifetime members. This is a separate feature for existing course members, and in the future will only be available for course members. However, this separate feature is not covered by their “lifetime” membership, which may upset some members. Existing members will retain their lifetime access to the Alpha Report, course-member livestreams, and related portfolio transparency notices. However, Reinvest StockAI is a completely separate, additional product, that will only be available by subscription for existing course members, at this time. It is unknown if monthly revenue from those subscriptions will offset the anticipated costs. The Company’s Alpha Wire feature, currently in beta and development, also creates API-cost risks, intellectual-property and distribution risks, and compliance liabilities.

Property Management Software Risk

The Company’s property management software is under development and may not be completed, may not operate as intended, may contain errors, may require more time or capital than expected, and may not produce the operational efficiencies or cost savings anticipated by management. If the Company becomes dependent on internally developed software for leasing, rent collection workflows, maintenance, tenant communications, vendor coordination, reporting, or asset management, software errors, outages, data inaccuracies, cybersecurity incidents, integration failures, or poor user adoption could disrupt property operations.

Property management software may involve sensitive tenant, vendor, employee, payment, lease, property, maintenance, and operational data. Any failure to properly secure, process, store, or transmit such data could result in operational disruption, privacy claims, cybersecurity incidents, regulatory scrutiny, reputational harm, or litigation. The Company may need to incur additional engineering, cybersecurity, compliance, legal, support, hosting, data, and insurance costs to develop and maintain the software.

AI Output Accuracy and Advice Risk

The Company is developing and operating software and artificial-intelligence products, including Reinvest HomesAI, Reinvest StockAI, valuation-related tools, and other features, whose outputs may relate to real estate values, market rents, renovation estimates, “net worth boost,” “wedge,” equity or upside estimates, property scores, deal rankings or “gain estimates,” market commentary, technical and fundamental analysis, watchlists, and educational content. These outputs are computational estimates derived from algorithms processing available data; they are not produced by visiting properties and are not appraisals, certifications, inspections, safety assessments, licensed-contractor or licensed-real-estate-professional estimates, fiduciary recommendations, or guarantees. They may be incorrect, incomplete, inaccurate, biased, outdated, or misunderstood, and may contain errors, omissions, hallucinations, incorrect assumptions, or delayed information. Users may rely on such outputs despite disclaimers, and may misconstrue them as personalized investment, financial, legal, tax, real estate, appraisal, inspection, brokerage, lending, or safety advice. Consistent with the Reinvest and Meet Kevin Terms of Use, the Company does not intend its AI outputs, Alpha Content, Reinvest HomesAI or Reinvest StockAI outputs, Alpha Wire, livestreams, courses, reports, or educational materials to constitute individualized investment, legal, tax, financial-planning, appraisal, inspection, brokerage, fiduciary, or suitability advice, and it disclaims warranties as to the accuracy, completeness, reliability, timeliness, and freedom from error of all such outputs and content. Users and investors must independently verify outputs and consult their own licensed professionals before making financial, investment, tax, legal, real estate, renovation, lending, or securities decisions. Nevertheless, the Company’s educational content, software tools, AI outputs, livestreams, reports, memberships, and courses may be alleged by regulators, customers, plaintiffs, or others to constitute investment, financial, real estate, tax, legal, appraisal, inspection, brokerage, lending, or other regulated activity, even where intended to be educational and informational only, and the Terms of Use disclaimers may not be enforceable in all circumstances or jurisdictions. If users rely on outputs without independent verification, or if any such characterization is made, the Company could face customer complaints, refund requests, chargebacks, licensing issues, enforcement inquiries, rescission or other claims, penalties, litigation, reputational harm, data-security or regulatory concerns, or the need to modify or discontinue products, any of which could harm the Company’s reputation, business, operating results, and financial condition.

Short-Term and Medium-Term Rental Risk

The Company may operate or pursue short-term or medium-term rental properties, including properties marketed for vacation, business, relocation, insurance, furnished, or temporary-housing use, and may evaluate or begin investing in properties, improvements, amenities, recreational equipment, watercraft, or separately contracted services intended to support short-term-rental, hospitality-adjacent, boat dock, marina, waterfront, or recreational uses, including a planned waterfront dock home in Southern California. These activities may include access to, rental of, or use of boats, jet skis, kayaks, paddleboards, docks, watercraft, marina facilities, life jackets, safety equipment, or related amenities, whether provided directly by the Company or through third-party contracts, vendors, operators, platforms, or other arrangements.

These activities differ from the Company’s primary long-term residential rental strategy and are subject to local zoning, licensing, and permitting requirements, occupancy and transient-occupancy taxes, homeowners’-association rules, coastal or environmental regulations, dock, marina, vessel, boating, water-safety, recreational-equipment, and life-safety rules, insurance limitations, platform rules, seasonality, guest damage, boating-related and other safety risks, weather and casualty risks, neighborhood opposition, operational complexity, and changes in local law or enforcement. If boats, jet skis, kayaks, paddleboards, docks, watercraft, recreational equipment, or related amenities are made available to guests, the Company may also face risks relating to equipment condition, maintenance, storage, theft, misuse, operator qualifications, captain or charter requirements, guest injury, drowning, collision, property damage, alcohol use, waivers, releases, indemnities, third-party contractor performance, inadequate insurance coverage, and disputes over responsibility for guest conduct or accidents.

The Company may use security cameras, doorbell cameras, noise monitors, occupancy monitors, exterior audio or video systems, smart locks, or other property-monitoring technology at short-term or medium-term rental properties. These systems may be subject to privacy laws, wiretapping and recording laws, notice and consent requirements, platform rules, guest expectations, data-security requirements, and restrictions on interior monitoring or audio recording. Guests, neighbors, regulators, platforms, or other parties may object to or challenge the Company’s use, placement, disclosure, retention, or operation of such systems, and any alleged misuse, inadequate disclosure, unauthorized recording, hacking, or data breach could result in complaints, refunds, delisting, regulatory inquiries, litigation, reputational harm, or liability.

These activities may require higher operating expenses than long-term rentals, including furnishings, utilities, maintenance, guest support, cleaning, marketing, platform fees, vendor costs, dock or marina fees, vessel-related costs, recreational-equipment costs, monitoring technology, safety equipment, and insurance, and may produce less revenue, lower occupancy, greater management burden, greater liability exposure, or greater volatility than expected. They may also be restricted or prohibited by applicable law, insurance policies, platform rules, marina rules, homeowner-association rules, or local requirements. There can be no assurance that any such investments, amenities, equipment, technology, or services will generate attractive returns or that the Company will continue or expand these operations, and any such developments could adversely affect the Company’s revenue, expenses, property values, insurance coverage, liability exposure, privacy compliance, and operating results.

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Founder Involvement in AI Training and Product Judgment

The Company’s AI products and related software tools may rely in part on training, rating, feedback, prompts, workflows, investment judgment, real estate judgment, and product direction provided by Kevin Paffrath. Software developers, contractors, and AI engineers may implement, tune, or modify models, systems, weights, interfaces, or workflows based in part on Mr. Paffrath’s feedback and domain expertise.

This founder-led training and product-development process may improve product differentiation but also creates key-person, bias, continuity, scalability, and quality-control risks. If Mr. Paffrath becomes unavailable, reduces involvement, changes his views, makes incorrect judgments, or if his training inputs are incomplete, biased, outdated, or misunderstood by developers or models, the quality, usefulness, accuracy, or commercial appeal of the Company’s AI tools may be adversely affected. The Company may not be able to replicate Mr. Paffrath’s domain expertise, public brand, or training input through employees, contractors, or third-party data sources.

Reinvest StockAI, Treasury Updates, and Member Communications

The Company may provide transparency updates, educational commentary, screenshots, trade notices, allocation summaries, treasury updates, or similar communications regarding its corporate treasury activity through Company-designated channels, the Reinvest mobile application, course-member communications, livestreams, Discord, email, or other platforms, and these may reference public securities, private investments, options, ETFs, sectors, themes, or other instruments the Company has purchased, sold, held, increased, reduced, considered, or analyzed. Such communications are intended to provide transparency regarding Company operations, treasury management, software research, and Reinvest StockAI-related development. They are not personalized investment advice, investment recommendations, trade alerts to follow, model portfolios, managed accounts, securities research, recommended allocations, or solicitations to buy or sell securities, and they should not be followed, mirrored, or replicated. Any attempt to replicate the Company’s treasury activity may result in materially different pricing, timing, risk exposure, liquidity, tax consequences, and outcomes. Treasury updates may be delayed, incomplete, approximate, summarized, or outdated by the time they are viewed.

The Company may trade before or after any communication, may change allocations without advance notice (except as required by applicable reporting obligations), may hold, buy, sell, reduce, hedge, or write or purchase options on positions before or after discussing them, and does not commit to disclose every transaction, to provide updates within any particular period, or to update users about subsequent changes. The Company may also restrict, delay, or discontinue treasury updates for legal, regulatory, operational, market, confidentiality, platform, or risk-management reasons. Because Kevin Paffrath, Company personnel, affiliates, Reinvest StockAI tools, Alpha Membership materials, educational content, and Company treasury activity may discuss, analyze, reference, buy, sell, hold, or evaluate the same securities, options, sectors, issuers, or themes, actual, potential, or perceived conflicts of interest may arise, and officers, directors, employees, contractors, affiliates, and related persons may personally transact in instruments that are also discussed in Company content or treasury updates.

Users, members, regulators, plaintiffs, or other parties may allege that such communications constitute investment advice, securities recommendations, promotional activity, selective disclosure, market-moving commentary, trading ahead of communications, trading signals, conflicted communications, or undisclosed compensation, and these risks may increase where the Company’s positions relate to the same securities, sectors, or themes it discusses. The Company may adopt or modify policies addressing treasury, employee, affiliate, or related-person trading, including restricted lists, blackout periods, pre-clearance, position limits, content review, or disclosure requirements, but no policy can eliminate all conflicts, perception risks, regulatory risks, or litigation risks.

Data Provider, API, and Third-Party Systems Risk

The Company’s software and AI tools, including Reinvest StockAI and Reinvest HomesAI, rely on application programming interfaces (“APIs”), data feeds, and artificial-intelligence and machine-learning models obtained from third parties, including market-data and financial-data vendors, real-estate and property-data sources (including MLS or MLS-like data and public records), mapping and geospatial-data providers, providers of large language models and other AI inference services, cloud and hosting providers, payment processors, and app and course platforms (including Teachable). The Company does not control these providers and, for competitive and commercial reasons, does not separately identify all of them in this Offering Circular; the Company may add, remove, or change providers at any time and without notice to investors.

Access is generally governed by commercial agreements, subscriptions, or standard or “click-through” terms that a provider may change unilaterally. A provider could modify, deprecate, restrict, or discontinue its services or data; change pricing, usage-based fees, or rate limits; impose new restrictions on permitted use (including restrictions on artificial-intelligence, machine-learning, redistribution, or competitive uses); suffer outages, latency, security incidents, or degraded performance; supply incomplete, inaccurate, delayed, biased, or unavailable data; or suspend or terminate the Company’s access, in some cases with little or no notice. Because certain of the Company’s products generate valuations, analyses, or other outputs using third-party data and models, errors, biases, or interruptions originating with a provider could propagate into the Company’s products and outputs.

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Switching providers or building substitutes may be costly, time-consuming, or impracticable, and substitutes may be more expensive, less capable, or unavailable. The loss of, or any material disruption, price increase, or restriction affecting, one or more of these providers could degrade or disable product features, increase costs, reduce margins, delay the Company’s roadmap, impair customer acquisition and retention, render a product commercially nonviable, or expose the Company to contractual, licensing, or regulatory liability if data is used, displayed, interpreted, stored, or licensed improperly. There can be no assurance that the Company will obtain or maintain access to the data, models, and APIs on which its products depend on acceptable terms, or at all.

Public Commentary and Creator-Platform Risk

The Company’s software revenue, course and membership revenue, investor awareness, and brand visibility are heavily dependent on the public persona and media presence of Kevin Paffrath, including his YouTube channels, livestreams, social-media accounts, interviews, podcasts, course-member communications, app notifications, newsletters, and other public commentary. Mr. Paffrath frequently provides unscripted, real-time commentary on macroeconomic trends, real estate, financial markets, securities, politics, technology, and other topics.

Statements made by Mr. Paffrath on YouTube, social media, livestreams, interviews, podcasts, courses, newsletters, apps, or other creator channels are his personal commentary unless expressly identified as an official Company statement. Such statements do not constitute financial reporting, investment advice, legal advice, tax advice, official Company guidance, forward-looking guidance, or amendments to the Company’s SEC filings, offering materials, governing documents, bond instruments, subscription agreements, or other legal documents. To the extent any such statements address topics also covered in the Company’s SEC filings, the SEC filings control.

The Company is exposed to risks associated with Mr. Paffrath’s public profile, including algorithmic changes by third-party platforms, account restrictions, suspensions, or bans, demonetization, reputational harm, public backlash, regulatory or self-regulatory inquiry, litigation, and changes in audience size or engagement. Any of these events could materially harm the Company’s customer acquisition, software revenue, course revenue, membership revenue, investor relations, fundraising, and brand value.

Selected Risk Considerations

An investment in the Company’s securities is speculative and illiquid, and involves substantial risk. Investors may lose some or all of their investment. These risks should be considered alongside the Company’s strengths, including a real estate portfolio that is not subject to bank or mortgage debt as of the date of this Offering Circular (though the Company has Convertible Bonds outstanding), founder co-investment in the Company’s securities, and early traction in software and membership products, although none of these strengths eliminates the risks described below.

Selected risks include the following:

No public market; potentially indefinite holding period. There is no public market for the Company’s securities, and one may never develop. The Company may remain private indefinitely. Investors should be prepared to hold their securities indefinitely. The Company has no obligation to conduct an IPO, sell the Company, redeem or repurchase shares, create a trading market, or provide any liquidity mechanism.

Concentration of voting control. The Paffrath family trust holds 100% of the Voting Common Stock. Kevin Paffrath and Lauren Paffrath, together referred to herein as the “Paffraths,” control or share control over the trust and, as a result, can control all major corporate decisions. Holders of Non-Voting Common Stock and shares issued upon conversion of convertible bonds or the Shares will have no voting rights except as required by applicable law.

Dilution. The Company has issued and may continue to issue securities that materially dilute existing stockholders, including warrants, convertible bonds, options under the 2025 Nonstatutory Stock Option Plan (the “2025 Plan”), and additional securities issuable in future financings, acquisitions, compensation arrangements, or other transactions. Although the options granted under the 2025 Plan are subject to service-based vesting and performance hurdles tied to substantial increases in the Company’s valuation, including full vesting only at the highest valuation thresholds described under “Dilution” and Note 8 to the financial statements, the 2025 Plan may result in substantial dilution if those conditions are satisfied.

Real estate market risk. The Company’s real estate values may be adversely affected by interest rates, local market conditions, tenant issues, property damage, insurance costs, property taxes, zoning changes, environmental matters, and macroeconomic conditions.

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Software and AI risk. The Company’s software, AI, and membership products are early-stage and may never achieve broad adoption, projected ARR, profitability, or valuation multiples associated with mature software companies. AI outputs may be inaccurate, incomplete, or misconstrued as advice.

Regulatory and litigation risk. The Company’s educational content, software tools, AI outputs, livestreams, and creator-led marketing may be alleged to constitute investment, legal, tax, real estate, appraisal, inspection, brokerage, lending, or other regulated activity. The Company and its founder have been involved in certain regulatory and litigation matters described under “Legal Proceedings,” including an SEC investigation that was concluded without the staff recommending an enforcement action. The conclusion of that investigation should not be interpreted as an exoneration or as a guarantee that the SEC or any other regulator will not take action in the future.

Founder dependence. The Company’s operations and revenue depend materially on Kevin Paffrath’s reputation, public presence, and continued involvement, but operations are expected to continue if Mr. Paffrath dies, becomes disabled, or otherwise ceases to be involved (see “Founder Dependence and Continuity of Operations” below).

Insurance risk. The Company’s insurance may not cover all claims, business lines, AI/software risks, professional-services allegations, securities claims, intellectual property claims, data claims, or other losses.

Contractor reliance. The Company depends on outside contractors and third-party service providers for software development, accounting, bookkeeping, legal support, property operations, and other functions.

Related-party transactions. The Company has engaged in transactions with related parties, including the founder and family members and entities, and a software-development arrangement involving a family member of the Company’s Chief Operating Officer.

Political, Legislative, and Regulatory Risk Affecting Real Estate Ownership. The Company’s real estate operations may be affected by federal, state, and local political, legislative, regulatory, and enforcement developments. These may include changes in rent control, eviction procedures, tenant protections, affordable-housing mandates, zoning, building codes, property taxes, insurance regulation, environmental rules, short-term rental restrictions, lending rules, fair housing enforcement, antitrust or competition policy, and public policy targeting institutional or large-scale owners of residential real estate. Public criticism of large landlords, institutional ownership of residential housing, rent increases, housing affordability, or real estate investment strategies could result in new laws, investigations, enforcement priorities, reputational harm, or restrictions on the Company’s operations. Any such developments could increase costs, reduce rental income, limit rent growth, restrict evictions or lease enforcement, impair acquisition strategy, reduce property values, or otherwise adversely affect the Company’s business.

Audit and reporting costs. The Company currently intends to continue seeking PCAOB-level audits, regardless of whether it remains private or pursues a public listing. Such audits may provide additional reporting discipline, but may also involve higher costs, longer timelines, additional documentation requirements, and greater demands on management and advisors. The Company may change its audit approach in the future.

Expansion into new business activities. The Company has expanded, and may continue to expand, beyond long-term residential rental real estate into software, AI, memberships, educational content, public securities treasury management, short-term rental or hospitality-adjacent operations, subsidiary structures, and other business lines. These activities may create risks, costs, conflicts, regulatory obligations, accounting complexity, and operational demands that differ from the Company’s original real estate strategy.

Luxury development and Marcella concentration risk. The Company owns two lots in the Marcella / Deer Valley East Village area and may pursue luxury development there, which would require substantial cash (an estimated approximately $15.0 million for the first lot, which the Company currently expects to fund from existing cash and cash equivalents and operating cash flow, and which represents most of the Company’s cash, cash equivalents, and short-term investments of approximately $16.2 million as of September 29, 2026) and would concentrate risk in a single resort-oriented market. See “Marcella / Deer Valley East Luxury Development Opportunities.”

Property inspection and habitability risk. Insurance policies may exclude or limit coverage for certain habitability, maintenance, tenant, mold, water intrusion, or landlord-tenant claims. The Company is developing more formal inspection processes and inspection-related software, but inspections may not identify all issues, legacy conditions may exist, and more formal inspections may increase costs, tenant-relations burdens, privacy concerns, or compliance obligations.

Milestone and Timeline Risk. The Company has included an estimated milestone timeline in this Offering Circular. These milestones are forward-looking, subject to substantial uncertainty, and may be delayed, modified, abandoned, or never achieved. Software releases may take longer than expected or may not operate as intended. Real estate acquisitions depend on the availability of suitable properties on acceptable terms. Development projects depend on permitting, construction costs, labor availability, contractor performance, weather, financing, and market conditions. Any failure to achieve the estimated milestones, or any delay in achieving them, could adversely affect the Company's business, operating results, financial condition, and investor expectations.

Property Valuation and Allocation Risk

The Company’s real estate values, replacement-cost estimates, land allocations, building allocations, rent estimates, renovation estimates, and depreciation estimates involve significant judgment and may be inaccurate. Appraisals, local tax assessor data, insurance replacement-cost estimates, comparable sales, broker price opinions, internal models, AI-generated estimates, and management estimates may differ materially from actual market value or actual sale proceeds. Real estate values may decline due to interest rates, local market conditions, tenant matters, casualty events, insurance costs, property taxes, zoning, environmental issues, financing availability, or macroeconomic conditions. If real estate values are lower than expected, the Company’s net asset value, internal valuations, depreciation expense, borrowing capacity, investor perception, and liquidity options may be adversely affected. As discussed in Note 4 to the financial statements, the Company is refining its land/building allocation methodology, which is expected to increase depreciable basis and depreciation expense.

Insurance, Inspection, Habitability, and Maintenance Risk

The Company maintains various insurance policies, which may include property, casualty, general liability, directors-and-officers, errors-and-omissions, technology errors-and-omissions, cyber, intellectual-property, property-management, business-owner, and other coverages, but its insurance may not be adequate in amount, scope, or type for its expanding business lines (real estate ownership and management, software and AI tools, educational content, memberships, courses, creator-led marketing, investor communications, securities offerings, data licensing, and customer-facing financial and real estate tools). Policies may contain exclusions, sublimits, deductibles, retentions, or other limitations, including prior-acts, professional-services, securities, AI/software, cyber, regulatory, intentional-conduct, punitive-damages, environmental, or construction-defect exclusions, that prevent or limit recovery, and premiums, deductibles, exclusions, and availability may worsen over time. Insurance markets for residential rental properties have become more restrictive, and certain policies may exclude, limit, or reduce coverage for habitability, tenant, water-intrusion, mold, maintenance, deferred-maintenance, code-compliance, or other landlord-tenant claims, increasing the Company’s exposure to uninsured or underinsured claims. A claim that is uninsured, underinsured, excluded, subject to a high deductible, or disputed by an insurer could materially harm the Company’s financial condition, operations, reputation, and ability to execute its business plan, and there can be no assurance that future coverage will be available on acceptable terms or that all material risks can be insured.

The Company owns and manages residential rental properties and is subject to risks relating to habitability, maintenance, repairs, tenant complaints, inspections, code compliance, water intrusion, mold, safety conditions, vendor performance, and property-management practices, and these risks may increase as the portfolio grows, as properties age, as regulatory requirements evolve, and as insurance coverage becomes more restrictive. In response, and having historically sought to avoid unnecessary disruption to tenants rather than emphasizing frequent intrusive inspections, the Company is developing a more formal property-inspection program and expects to test inspection-related software during 2026, intended to improve issue detection, documentation, maintenance workflows, tenant communication, habitability monitoring, and vendor coordination. However, inspections may not identify all issues, tenants may not report problems promptly, vendors may fail to perform, software may contain errors, and legacy conditions may exist from periods before enhanced procedures were implemented; more frequent or formal inspections may also create tenant-relations issues, scheduling burdens, operational costs, privacy concerns, or compliance obligations. If the Company fails to maintain properties in compliance with applicable standards, or if tenants, regulators, insurers, or plaintiffs allege habitability or maintenance failures, the Company could face repair costs, rent abatements, penalties, claims, litigation, uninsured losses, higher insurance premiums, or reputational harm. There can be no assurance that the inspection program or software will identify all issues, reduce insurance risk, prevent claims, improve tenant outcomes, or be completed or adopted as planned.

Tariff, Supply Chain, and Construction Cost Risk

The Company’s renovation, repair, construction, ADU, and property-improvement activities may be affected by tariffs, trade restrictions, supply-chain disruptions, labor shortages, commodity prices, permitting delays, and increases in the cost of materials, appliances, fixtures, equipment, lumber, steel, electrical components, HVAC systems, solar components, and other construction inputs.

Increases in construction or renovation costs may reduce the profitability of wedge-property investments, delay stabilization, reduce expected returns, increase required capital expenditures, impair the Company’s ability to complete ADUs or renovations on budget, and reduce the value created from property improvements. The Company may not be able to pass these increased costs through to tenants or buyers.

Marcella / Deer Valley East Luxury Development Opportunities

The Company owns two lots in the Marcella community associated with the Deer Valley East Village expansion in Utah, and may pursue luxury development on them. The Company acquired the first lot for less than $4.8 million (which management believes may currently have a market value above $6.75 million based on current market information available to management) and the second lot for less than $5.75 million. The Company currently expects to begin construction on the first lot in or around the second quarter of 2027 and estimates that its development may require approximately $15.0 million of capital expenditures, of which up to approximately $8.0 million may be incurred within the next twelve months if construction begins as currently targeted, with the balance thereafter, although the final cost may be materially higher or lower; that estimate represents most of the Company’s cash, cash equivalents, and short-term investments of approximately $16.1 million as of September 30, 2026. The Company expects development of the second lot, which it anticipates will be a smaller project, to begin in or around late 2027, subject to change. Each of these decisions is subject to permitting, design, contractor availability, market conditions, cash planning, and other factors. The Company currently expects to fund construction of the first lot from existing cash and cash equivalents and operating cash flow and does not currently allocate any proceeds of this Offering to the Marcella project. Because cash is fungible and management retains discretion over the application of proceeds, the Company may apply proceeds of this Offering to Marcella if construction costs exceed current estimates or other unforeseen needs arise, in which case amounts available for Wedge Property acquisitions would be reduced. The Company may also raise additional equity or debt, obtain construction or other financing, partner with third parties, or delay, resize, redesign, pause, or abandon either project. Development of the second lot is not expected to begin before late 2027 and is not funded. These holdings give the Company exposure to a high-barrier, luxury, resort-oriented development market and may create value through entitlement, design, construction, and eventual rental, sale, or long-term ownership, but they also concentrate risk. Luxury and resort markets may be more sensitive to interest rates, equity-market conditions, wealth effects, second-home demand, tourism, seasonality, financing availability, construction costs, and buyer sentiment, and values may decline quickly or become illiquid during market stress. Because the Company’s Marcella holdings are concentrated in the same general community, adverse developments affecting that community, Deer Valley East Village, local permitting or infrastructure, HOA or community rules, resort demand, construction costs, or buyer demand could disproportionately affect the Company’s expected returns. Luxury development may create meaningful upside if completed successfully, but it also involves significant risks, including cost overruns, permitting and contractor delays, labor shortages, design changes, market cyclicality, financing and liquidity risk, weather and seasonality, insurance costs, resale and valuation risk, and the possibility that completed values or rental income are lower than expected.

Mortgage Loan Originator and Lending Licensing Risk

The Company is evaluating licensing, compliance, and regulatory requirements associated with certain real estate financing, lending, mortgage loan originator, or related activities, including potential applications through the California Department of Real Estate or other applicable regulators. The Company may not be approved for any license, approval may be delayed, and any approval may be subject to ongoing compliance obligations, examinations, audits, advertising restrictions, recordkeeping requirements, consumer-protection rules, state-law limitations, and supervisory obligations.

If the Company engages in lending, mortgage, shared-equity, home-equity, or financing-related activities without required licenses or in a manner regulators view as noncompliant, the Company could face enforcement actions, penalties, rescission claims, restitution obligations, litigation, reputational harm, or the need to modify, suspend, or discontinue such activities. The Company may incur additional legal, compliance, personnel, insurance, and technology costs to support any regulated financing activities.

Licensing may require state-by-state registration, approvals, compliance systems, examinations, disclosures, or supervision, which could be slow, expensive, delayed, denied, or impractical, and could limit or prevent expansion of the product.

DILUTION

Investors purchasing Shares in this Offering will experience dilution because the Offering price of $1.90 per Share is higher than the Company’s net tangible book value per share as of June 30, 2026. Net tangible book value represents total tangible assets less total liabilities. For purposes of this calculation, intangible assets are excluded.

As of June 30, 2026, the Company had total assets of $80,172,371, intangible assets of $237,808, and total liabilities of $39,208,897, resulting in net tangible book value of approximately $40,725,666. As of June 30, 2026, the Company had 1,000,000 shares of Voting Common Stock and 48,482,334 shares of Non-Voting Common Stock issued and outstanding, for a total of 49,482,334 shares of Common Stock outstanding. Based on these amounts, the Company’s net tangible book value as of June 30, 2026 was approximately $0.82 per share.

The following table assumes the sale of 25%, 50%, 75%, and 100% of the Maximum Offering Amount at $1.90 per Share, after deducting the 1% commission payable to Texture, the maximum additional direct-selling compensation payable to Texture, and estimated offering expenses of approximately $250,000, as described under “Use of Proceeds.” Net tangible book value per share before the Offering is as of June 30, 2026.

	25%	50%	75%	100%
Gross proceeds	$8,750,000	$17,500,000	$26,250,000	$35,000,000
Net proceeds after commissions and estimated offering expenses	$7,975,000	$16,200,000	$24,737,500	$33,400,000
Shares sold	4,605,263	9,210,526	13,815,789	18,421,052
Net tangible book value per share before Offering	$0.82	$0.82	$0.82	$0.82
Increase attributable to this Offering	$0.08	$0.15	$0.21	$0.27
Pro forma net tangible book value per share after this Offering	$0.90	$0.97	$1.03	$1.09
Immediate dilution per Share to investors	$1.00	$0.93	$0.87	$0.81

The table above is illustrative only. Actual dilution will depend on the number of Shares sold, the amount of offering expenses and broker-dealer compensation, the timing and amount of proceeds received, the Company’s operating results, changes in assets and liabilities, and whether outstanding warrants, convertible bonds, options, or other securities are exercised or converted.

The Company has previously issued warrants that, if exercised, would result in the Company issuing an additional 712,500 shares of Non-Voting Common Stock. The Company has also issued unsecured Convertible Bonds. As of June 30, 2026, the outstanding convertible bonds were convertible into approximately 27,580,554 shares of Non-Voting Common Stock at a fixed conversion price of $1.40 per share. Any conversion of the Convertible Bonds would result in substantial dilution to existing holders of Non-Voting Common Stock and to holders of Shares following conversion of the Series A Preferred Stock.

In December 2025, the Company adopted the 2025 Nonstatutory Stock Option Plan and granted options to purchase 185,941,746 shares of Non-Voting Common Stock. See "NOTE 8 - STOCK-BASED COMPENSATION." These options are unvested, subject to a five-year service cliff, and subject to performance-based vesting tied to substantial increases in Company valuation. An independent third-party valuation specialist, using the back-solve method, took the $1.00 per share price from the Company’s most recent equity raise in May 2024 (the Company’s earlier equity raises were also at $1.00 per share) and reduced that price by a 34% discount for lack of marketability, based on factors such as the expected time to a liqudity event. That discounted value, determined as of December 18, 2024 for Section 409A purposes, was the basis for the option exercise price of $0.66 per share. No options were considered probable of vesting as of December 31, 2025. However, if the applicable service and performance conditions are satisfied and the options are exercised, the issuance of shares under the 2025 Plan would result in substantial dilution.

There is no voting power associated with the Shares, and the Non-Voting Common Stock issued upon conversion of the Shares does not have voting power except as required by law. Therefore, holders of Shares will not experience voting-power dilution in the same manner as holders of voting securities. However, investors will experience economic dilution if the Company issues additional Non-Voting Common Stock, if outstanding warrants are exercised, if convertible bonds convert, if options vest and are exercised, or if the Company issues additional securities in future financings, acquisitions, compensation arrangements, exchange transactions, or other transactions. The Paffraths, through the Paffrath family trust, control all Voting Common Stock of the Company.

PLAN OF DISTRIBUTION

The Shares will not be sold to any person unless such person is eligible to purchase the Shares under Regulation A and the suitability standards described in this Offering Circular (an “Eligible Investor"). An Eligible Investor includes: (1) an “Accredited Investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); or (2) any other investor that satisfies the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A. For further information, see “Investor Suitability Standards” and “Limitations on Investment Amount.”

How to Invest

Subscription Agreement

All investors will be required to complete and execute a subscription agreement. Subscriptions shall be submitted electronically at the Platform. Generally, when submitting a subscription agreement electronically, a prospective investor will be required to agree to various terms and conditions by checking boxes and to review and electronically sign any necessary documents. Investors may pay the purchase price for their Shares by check, ACH, credit card, or wire in accordance with the instructions in the subscription agreement. All checks should be made payable to “House Hack, Inc.” The Company reserves the right to schedule when and where closings will occur. Once a subscription has been submitted and accepted by the Company, an investor will not have the right to request the return of its subscription payment. It is expected that settlement will occur on the same day as each closing date.

By completing and executing the subscription agreement an Investor will also acknowledge and represent that the Investor has received a copy of this Circular and that the Investor is purchasing the Shares for the Investor’s own account.

Broker-Dealer Compensation

The Offering will be made through general solicitation, direct solicitation, and marketing efforts whereby Investors will be directed to the Platform to invest. The Company has engaged Texture Capital, Inc. (“Texture”), an independent FINRA broker-dealer to support the Share sales. The Company shall pay to Texture, in cash, an amount equal to 1% of the gross proceeds for a maximum of $349,999.99 from all amounts raised in this offering. In addition to paying the 1% commission on aggregate sales the Company may pay Texture 5% of the gross proceeds from the sale of up to $20,000,000 in Shares resulting from the direct selling efforts of Texture not to exceed $1,000,000. The maximum total sales compensation payable to Texture in connection with this offering is $1,349,999.99. The Offering is conducted on a best-efforts basis. Texture is not purchasing or selling any Shares offered in this Offering. No commissions or any other remuneration for the Shares sales will be provided to the Company, the Officers, or Directors, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

In addition to the compensation described above, the Issuer has paid a one-time due diligence expense (“Diligence Fee“) of $8,000. The Diligence Fee will cover expenses anticipated to be incurred by Texture such as due diligence expenses, working with the Issuer’s counsel in providing information to the extent necessary, and any other services necessary and required prior to the approval of the Offering. To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Issuer, pursuant to Rule 5110(g)(4)(A).

The Company will also be responsible for all FINRA filing fees associated with the offering, estimated to be $5,749.99, comprised of the one-time FINRA standard document fee ($500), plus 0.015% of the proposed maximum aggregate offering price of $34,999,998.80 ($5,249.99).

In connection with the Offering, Texture has agreed to: 1) review Investor information, including compliance with rules, regulations, and guidelines associated with Know-Your-Customer requirements and Anti-Money-Laundering requirements; 2) review Investor subscription agreements and confirm compliance with accredited investors rules and investment limits set forth in Rule 251(d)(2)(i)(C) of Regulation A; and 3) consult on strategy and marketing for the Offering. Texture will keep all Investor information confidential and not disclose any Investor information to a third party unless required by regulatory agencies or as part of the services it provides.

Regulation A $75 Million Limit; Integration with Prior Regulation A Sales

This Offering is conducted under Regulation A, Tier 2, which limits the Company to $75,000,000 of sales in any rolling 12-month period, including amounts sold by the Company and its affiliates under Regulation A during that period. The Company previously sold Convertible Bonds under a separate Regulation A offering statement (File No. 024-12564) that was qualified on March 13, 2025 and terminated in accordance with its terms on March 13, 2026; the last subscription under that offering was accepted on February 27, 2026. The Company sold approximately $19,100,000 of such bonds under that offering statement during the 12 months preceding the date of this Offering Circular (October 1, 2025 through February 27, 2026). Sales of those bonds within the 12 months preceding any sale of Shares are aggregated with sales of the Shares for purposes of the $75,000,000 limit. The Maximum Offering Amount has been set so that the aggregate will not exceed $75,000,000. If the Company approaches this limit, it may reduce, suspend, or terminate this Offering as necessary to remain within the limit.

The Company may in the future designate and issue additional series of Preferred Stock, including in private placements, which may rank on parity with the Series A Preferred Stock and may have a different dividend rate or other terms.

USE OF PROCEEDS

The Company reserves the right to change the anticipated or intended Use of Proceeds of this Offering as described in this Section and as described elsewhere within this Offering Circular.

Proceeds from this Offering will support ongoing operations as described under “Description of the Business.” Proceeds may be used for real estate acquisitions, renovations, property improvements, selected development projects, ADU development, software and AI development, offering expenses, working capital (which may include interest on the Company’s outstanding Convertible Bonds and dividends on the Shares), treasury management, and other corporate purposes. Property-related expenses may include broker fees, closing costs, title reports, recording fees, legal fees, renovation costs, development costs, and other acquisition or property-related expenses.

The following sets forth the Company’s current expected use of the net proceeds of this Offering. Because this is a best-efforts offering with no minimum offering amount, the Company may close on and use proceeds as they are received, and the total amount raised is uncertain. Offering expenses and broker-dealer compensation are expected to be paid first. Subject to available proceeds, liquidity needs, market conditions, and management discretion, the Company currently expects to prioritize near-term capital uses that include Wedge Property acquisitions and related renovations, improvements to existing properties (including ADU development), and software and AI development. The Company does not currently allocate proceeds of this Offering to the Marcella / Deer Valley East development, which it currently expects to fund from existing cash, cash equivalents, and short-term investments and operating cash flow; see “Expected Marcella Development Capital Expenditures” and “Risk Factors: Marcella / Deer Valley East Luxury Development Opportunities.” Proceeds applied to working capital, bond interest, or dividends would, however, preserve existing cash that the Company otherwise expects to apply to Marcella construction. The Company may thereafter allocate additional proceeds to new Wedge Property acquisitions, renovations, and related real estate opportunities. Cash is fungible once received, allocations are within management’s discretion, and actual uses may differ materially from those described.

If the Company raises the full Maximum Offering Amount, currently expected to be up to $34,999,998.80 subject to the Regulation A integration limit described elsewhere in this Offering Circular, it currently expects to allocate the net proceeds approximately as follows: 90% to real estate, consisting of Wedge Property acquisitions, related renovations, and improvements to the Company’s existing properties (including ADU development); and 10% to software and AI development and working capital, which may include interest on the Convertible Bonds and dividends on the Shares. These percentages are estimates as of the date of this Offering Circular and may vary widely depending on the amount raised, timing of proceeds, development needs, available acquisition opportunities, liquidity needs, software-development needs, market conditions, and management’s discretion.

 The following table sets forth the expected application of net proceeds if 25%, 50%, 75%, and 100% of the Maximum Offering Amount is sold, after deducting the 1% commission payable to Texture on all sales, the maximum additional direct-selling compensation payable to Texture, and estimated offering expenses of approximately $250,000. The Company expects the percentage allocation to remain approximately constant because its principal use, Wedge Property acquisitions and related renovations, is discrete and can be sized to available capital; a lower raise is expected to result in fewer or smaller acquisitions rather than a different mix. Cash interest on the Convertible Bonds and the Company’s operating expenses are expected to be funded primarily from existing cash and operating cash flow, and the working capital allocation supplements those sources.

	25%	50%	75%	100%
Gross proceeds	$8,750,000	$17,500,000	$26,250,000	$35,000,000
Less: 1% commission to Texture	$87,500	$175,000	$262,500	$350,000
Less: additional direct-selling compensation to Texture (maximum) (1)	$437,500	$875,000	$1,000,000	$1,000,000
Less: estimated other offering expenses (2)	$250,000	$250,000	$250,000	$250,000
Net proceeds	$7,975,000	$16,200,000	$24,737,500	$33,400,000
Real estate: Wedge Property acquisitions, related renovations, and improvements to existing properties (90%)	$7,177,500	$14,580,000	$22,263,750	$30,060,000
Software and AI development and working capital (10%)	$797,500	$1,620,000	$2,473,750	$3,340,000

(1) Assumes the maximum additional compensation of 5% of gross proceeds from sales of up to $20,000,000 of Shares attributable to Texture’s direct selling efforts, not to exceed $1,000,000. Actual amounts will depend on sales attributable to Texture and may be lower, in which case net proceeds would be higher. (2) Estimated legal, accounting, filing, and other expenses of the Offering, estimated at $250,000 at each level.

Because there is no minimum offering amount, if the Company raises less than the Maximum Offering Amount, the Company may reduce, defer, resize, or abandon some or all planned uses of proceeds, including new Wedge Property acquisitions, renovations, development projects, software development, or other growth plans. The table above reflects the Company’s current expectations at lower offering levels. Actual allocations will depend on the amount and timing of proceeds received, available real estate opportunities, development requirements, liquidity needs, offering expenses, software-development needs, market conditions, and management’s discretion.

For clarity, a lower raise may result in fewer new property acquisitions, delayed acquisitions, smaller acquisitions, delayed renovations, delayed development, delayed software initiatives, or greater reliance on existing cash, future financings, operating cash flow, contractor availability, third-party financing, or management’s decision to defer or abandon certain initiatives. No investor should assume that any particular amount of proceeds will be allocated to any specific property, development project, software product, or other planned initiative.

Proceeds allocated to real estate acquisitions or other future uses may be held in cash, cash equivalents, U.S. Treasury bills, money-market funds, or other liquid instruments pending deployment. Amounts held pending deployment may generate limited returns, may lose value, and remain subject to inflation, interest-rate, liquidity, custodial, and other risks.

The timing of the Company’s deployment of proceeds into Wedge Property acquisitions, renovations, development projects, ADU development, software, and other initiatives may be delayed. Proceeds may remain undeployed for an extended period, during which they may generate limited or no return relative to the Company’s target returns. In addition, the Company operates Reinvest StockAI, a software project that the Company currently uses primarily to support its membership and subscription offerings. In connection with Reinvest StockAI and general treasury management, the Company holds a limited amount of publicly traded equities. These are corporate treasury assets and are not a principal business line, customer assets, investor assets, managed accounts, investment funds, or investment products offered to others. See “Treasury Management, Public Securities, Derivatives, and Private Investments.”

The Company may also use proceeds for overhead, payroll, benefits, contractor payments, professional fees, and other operating expenses, including compensation paid to officers, employees, directors, and service providers in the ordinary course of business. Beginning January 27, 2025, Mr. Paffrath, like the Company’s other employees, receives a salary and employee benefits, including health insurance, vehicle or phone reimbursements, insurance reimbursements, and 401(k) contributions; his compensation for the year ended December 31, 2025 is set forth under “Compensation of Executive Officers.” Prior to that date, Mr. Paffrath did not receive a salary, other than the Company covering certain benefits. Separately, Mr. Paffrath historically provided the use of an aircraft to the Company without reimbursement. The aircraft was sold on October 31, 2025 and is no longer available to the Company. Future compensation, benefits, bonuses, reimbursements, or stock-based compensation may change over time, subject to applicable approvals and disclosure requirements.

The Company will also allocate a portion of the proceeds toward administrative expenses related to the Offering. These expenses may include broker-dealer compensation, transfer-agent fees, audit fees, accounting fees, legal fees, cap-table management, electronic signing and subscription software, KYC and AML compliance, investor verification, filing fees, and other offering-related expenses. The Company will pay any transaction fees charged by Texture in connection with investors’ subscriptions, and such fees will be paid out of proceeds. Reinvest reserves the right to cancel and refund an investor’s investment prior to the issuance of Shares. Once Shares are issued, no refunds will be available to investors.

DESCRIPTION OF THE BUSINESS

House Hack, Inc., doing business as HouseHack and/or Reinvest, is a founder-led real estate, software, and financial technology company built around a simple operating philosophy: find the wedge, improve the asset, build the tools, manage the operation, and reinvest for long-term compounding.

Investors in Reinvest are investing in an operating company pursuing a long-term real estate, software, and capital-allocation strategy. The Company is not a single-property vehicle, passive real estate syndication, software-only startup, investment fund, or traditional landlord. Management’s goal is to build a vertically integrated compounding company that combines long-term real estate ownership, AI and software development, in-house operations, conservative balance-sheet management, selected development, treasury management, short-term and medium-term rentals, and disciplined capital allocation. As of June 30, 2026, the Company had acquired 38 properties, consisting of 32 single-family properties, 4 multifamily buildings containing 61 apartment units and 1 commercial unit, and 2 development lots. Together with two completed accessory dwelling units, these assets represent 95 residential units (94 of which are held for rent), 1 commercial unit, and 2 development lots, and the Company owned its real estate portfolio without bank debt. The Company has also begun generating rental, software, membership, and related revenue while developing proprietary AI, real estate, and property-management tools intended to support both internal operations and potential future customer-facing products.

The Company’s strategy begins with “wedge” investing. A “wedge” is an opportunity where management believes value is hiding in plain sight. It may be a property, asset, product, market, or business line that is undervalued, under-rented, under-renovated, underbuilt, under-marketed, misunderstood, mispriced, poorly operated, or capable of producing more income or value through better execution.

The Company is building around the following connected operating pillars:

1. Acquire wedge real estate. The Company acquires single-family residences, multifamily properties, land, and development-oriented real estate that management believes may be undervalued, underimproved, under-rented, supply-constrained, mispriced, or capable of producing higher long-term value through renovation, redevelopment, better leasing, better financing, additional units, improved operations, or more effective property management. The Company’s efforts add rental supply to often competitive rental markets.

2. Improve and rent real estate. The Company repairs, renovates, improves, leases, and operates properties with the goal of increasing rental income, property quality, tenant experience, operating efficiency, and long-term asset value. Management believes that value can often be created not only through acquisition price, but also through execution after acquisition, providing better value and better quality for tenants.

3. Develop new units and property improvements. The Company may develop accessory dwelling units, additional rental units, property upgrades, and other improvements where management believes incremental development can increase income, utility, flexibility, or value. These projects may include renovations, conversions, additions, ADUs, outdoor improvements, parking improvements, and other property-level enhancements.

4. Develop selected land opportunities. The Company may acquire, hold, entitle, improve, or develop selected land assets, including opportunities in high-barrier, supply-constrained, coastal, luxury, or otherwise attractive markets. This may include “spec” land or development-oriented opportunities where management believes long-term scarcity, location, entitlement potential, or market demand may create attractive upside.

5. Own real estate with a conservative balance sheet. As of the date of this Offering Circular, the Company owns its real estate without bank debt. Management believes this conservative balance-sheet approach provides flexibility to hold assets through market cycles, avoid forced selling, reinvest operating cash flow, pursue selective development opportunities, and make long-term capital-allocation decisions. Management believes it also provides long-term refinancing opportunities, should interest rates favorably fall.

6. Manage properties in house. The Company conducts property-management activities internally and is developing in-house property-management systems and software intended to improve leasing, maintenance, tenant communication, asset management, reporting, data quality, and operating efficiency. Management believes that internal property management may improve responsiveness, reduce reliance on third parties, and create better feedback loops between real estate operations and software development. This software may be licensed to others in the future.

7. Build Reinvest HomesAI. The Company has converted its wedge-deal acquisition methodology into Reinvest HomesAI, an in-house proprietary real estate AI platform designed to help the Company, investors, brokers, and buyers identify, analyze, rank, and value potential real estate opportunities in markets primarily in California and Utah. Reinvest HomesAI is intended to combine data, automation, valuation logic, local-market analysis, renovation assumptions, rental assumptions, and management’s wedge-investing framework into software that can scale beyond the Company’s own acquisition team.

8. Build Reinvest StockAI and related software products. The Company is developing Reinvest StockAI, Alpha Wire, Alpha Membership features, Alpha tools, mobile-app features, and related software products intended to support public-market research, customer engagement, data-driven decision-making, and new revenue streams. These products may also support internal Company research, treasury management, and investor-facing educational tools.

9. Reinvest cash flow and available capital. Management’s long-term objective is to reinvest rental income, software revenue, membership revenue, treasury income, and available capital into real estate, development, software, treasury management, strategic investments, and other opportunities management believes can increase long-term value per share.

10. Build proprietary property management and inspection software. The Company is developing in-house property management software intended to support leasing, tenant communication, maintenance coordination, rent collection workflows, vendor coordination, property-level reporting, asset management, portfolio analytics, and internal operating controls. Management believes that proprietary property management software may improve operating efficiency, data quality, responsiveness, tenant experience, and visibility into portfolio performance. The Company is also evaluating inspection-related software intended to support property condition documentation, maintenance tracking, habitability monitoring, issue escalation, vendor workflows, tenant communication, and internal controls. This software is expected to be tested during 2026 and may be integrated with the Company’s broader property-management systems if successful. The Company may use this software internally for its own real estate portfolio and may evaluate whether to make some features available to third parties in the future. No assurance can be given that the software will be completed, operate as intended, reduce costs, improve tenant experience, support third-party revenue, or create any competitive advantage.

11. Operate a licensed real estate brokerage. The Company operates as a licensed California real estate brokerage, with Kevin Paffrath serving as the licensed broker, which allows the Company to receive real estate commissions directly and to participate in Multiple Listing Services. See “Real Estate Brokerage.”

________

Over time, the Company intends to pursue a vertically integrated model across real estate ownership, development, property management, software, data, AI, and treasury management. Management believes the combination of owned real estate, proprietary software, internal data, AI tools, in-house operations, and conservative capital allocation may create advantages that are difficult to replicate through any single business line alone.

In simple terms, the Company seeks to find value, improve value, operate value, build software around that process, and reinvest the results. While management is conservative in its accounting judgments and risk disclosures, the Company’s long-term objective is to translate this wedge-focused, vertically integrated model into durable growth in real estate asset value, recurring software and membership revenue, and long-term value per share.

Reinvest is an operating company pursuing a long-term real estate, software, AI, and capital-allocation strategy. Investors own securities of Reinvest, not direct interests in individual properties, software products, treasury assets, or future investment vehicles. The Company’s current strategy is to grow long-term value per share through real estate ownership, operations, software development, and disciplined reinvestment. Any future IPO, acquisition, tender offer, repurchase program, exchange program, or other liquidity mechanism is possible but not guaranteed.

Management continues to evaluate the best long-term liquidity path for investors. Potential paths may include a public listing, acquisition, tender offer, internal repurchase program, exchange program, reinvestment program, secondary transaction, or no liquidity event. No specific path has been approved or guaranteed. Management expects to evaluate these alternatives based on company scale, software performance, real estate performance, market conditions, regulatory costs, and long-term per-share value.

Reinvest HomesAI

Reinvest HomesAI (formerly ReinvestAI and the “Wedge Finder”) is designed to assist customers in evaluating residential real estate investment opportunities and to support the Company’s own property acquisition activities. The platform is hosted and operated by the Company and is accessed by customers via the Reinvest mobile application and on reinvestone.com (formerly househack.com). Customers do not obtain a license to the underlying software code.

The Company generates revenue from the Reinvest HomesAI platform through two primary products: (i) Reinvest HomesAI Lifetime Access, a one-time purchase providing ongoing access to the platform and its AI-driven analytics, and (ii) Reinvest HomesAI Subscription Access, a fixed-term access product offered on a limited basis. The Reinvest HomesAI platform was enabled for pre-purchasing customers in the final week of November 2025 as an early access beta.

The Meet Kevin Alpha Membership

During the fourth quarter of 2025, the Company also began offering The Meet Kevin Alpha Membership, a lifetime access program providing members with premium content, tools, and features associated with the Meet Kevin brand and the Company’s related digital properties. The Meet Kevin Alpha Membership is delivered through the Meet Kevin mobile application and related online platforms, and is frequently promoted on the Meet Kevin Youtube channel. The Company expects this will all be rebranded to Reinvest branding.

Distribution and Delivery

The Company sells its technology products through the Teachable platform, which functions as a payment processing and course-delivery service. The Company retains control of the Reinvest HomesAI and Meet Kevin Alpha Membership products before they are transferred to customers, sets pricing independently, and bears primary responsibility for fulfilling the customer experience. Eventually, branding of all of these products is expected to transition to Reinvest Alpha Membership (and variations thereof).

Acquisition of Wedge Properties

The Company has a team that regularly reviews available real estate in various markets and also uses innovative artificial intelligence software intended to assist in identifying wedge properties. A “wedge property” is one that the Company believes is under its fair market value or one for which it is able to add value through renovations or where the value created in the property surpasses the cost of the renovations. A wedge property may also be one that is not operating at its highest and best use, including obtaining optimal rents. Reinvest cannot guarantee any fair market value assessment will be correct. In addition, because most real estate assets are generally reflected in GAAP financial statements at historical cost, as adjusted for depreciation, capitalized improvements, and impairment where applicable, any market value that management believes exists in a Wedge Property may not be reflected in the Company’s GAAP financial statements unless and until that value is realized or otherwise recognized under applicable accounting rules.

The Company seeks to purchase these wedge properties, renovate them, rent them out, and manage them, and may later sell individual properties to recapture invested capital and any appreciation while retaining management of the properties and tenants until its interest is divested. Packaging or pooling properties into a single investment vehicle for sale to other investors is not a current focus of the Company.

The Company, at some point, seeks to strategically develop and build rental properties. The Company operates under the direction of the Company’s Officers and Board of Directors, the members of which are accountable to the Company and the Company’s shareholders. The Officers and Board of Directors will manage the acquisition and dispositions of the Company’s properties. Although the intention is to acquire SFRs and MFRs, the Board may use discretionary authority to decide which types of real estate may be acquired including commercial and raw land. While the Company was incorporated in June 2022, the Company has only actively purchased, renovated, and rented real estate since August 2023.

The Company seeks to provide investors with exposure to an operating company pursuing a real estate, software, and long-term capital-allocation strategy without requiring investors to directly acquire, finance, renovate, lease, or manage real estate. Investors in this Offering are purchasing Series A Preferred Stock of the Company. Investors are not purchasing an interest in any specific property, subsidiary, investment vehicle, or debt instrument. The Series A Preferred Stock is entitled to cumulative dividends accruing at a simple, non-compounding rate of 7.0% per annum of the Original Purchase Price and is expected to convert into Non-Voting Common Stock as described under “Securities Being Offered.” This investment is highly speculative and illiquid. There is no public market for the Shares or for any Non-Voting Common Stock issued upon conversion, and none is expected to develop. Investors should be prepared to hold their securities indefinitely and should carefully evaluate the risks described in this Offering Circular.

Given the Company’s limited operating history and the fact that it began actively purchasing, renovating, and renting real estate in 2023, the Company’s real estate portfolio is currently concentrated in California and Utah. This concentration may limit diversification and expose the Company to regional market, regulatory, insurance, tax, tenant-protection, rent-control, weather, fire, earthquake, employment, and operating risks. Management believes that supply constraints, barriers to new development, and local market conditions in certain western markets may create attractive long-term opportunities, but these views are subjective and may be wrong. Other regions, including Florida, Texas, the Mountain West, Midwest, Northeast, South, or other markets within the contiguous United States, may offer attractive opportunities that the Company does not pursue or pursues later than competitors. The Company may expand into additional regions in the future, but the timing, scope, and success of any expansion will depend on available opportunities, capital, staffing, market conditions, regulatory conditions, and management’s discretion.

Rebrand to Reinvest

On September 27, 2025, the Company determined to rebrand some of its corporate operations and activities under the name "Reinvest." The Company is maintaining its official corporate name, House Hack, Inc., and is doing business as HouseHack and/or Reinvest. All securities issued by the Company, and all contracts entered into by the Company, are not affected by this rebrand.

The decision to rebrand was informed by several factors: (i) significant investor interest in the ability to reinvest bond yield payments back into the Company’s offerings; (ii) management’s increasing focus on reinvesting anticipated future technology revenues into the Company’s real estate portfolio; and (iii) the natural fit between the "Reinvest" concept and the Company’s Reinvest HomesAI technology platform, which is intended to facilitate diversified real estate reinvestment opportunities for users, and the release of Reinvest StockAI, which broadens the Company’s software thesis from just real estate, to real estate and securities.

Reinvest continues to own and operate all business activities conducted under the Reinvest brand, including the Reinvest HomesAI technology platform. All holders of the Company’s securities continue to hold their respective interests in Reinvest and, by extension, the entirety of the operations conducted under the Reinvest brand. In practice, Reinvest represents the technology arm of House Hack, Inc., while HouseHack represents the tenant-facing management arm.

As part of the Reinvest rebrand, the Company is rebranding the Meet Kevin mobile application to the "Reinvest App." The application is, and is expected to continue to be, a primary delivery channel for the Company's digital products, including Reinvest HomesAI, the Alpha Membership, and course content and course-member livestreams. The rebrand does not create any separate operating entity, and holders of the Company's securities continue to hold securities of Reinvest.

The Company is consolidating its brands under the "Reinvest" name. The Board has accepted the use of "Reinvest" as the Company's consumer-facing and product brand, including for the application (now the "Reinvest App") and its software and artificial-intelligence products. The Company intends, over time, to transition away from "hack"-based product names (such as "EquityHack") and from the "Meet Kevin" brand in favor of "Reinvest." The Company's legal name remains House Hack, Inc., which does business as Reinvest; investors hold, and will continue to hold, securities of House Hack, Inc. (DBA Reinvest). This branding strategy continues to evolve, and its timing and final implementation may change. There can be no assurance as to customer reception, or that the transition will not disrupt recognition, app-store presence, search ranking, or revenue associated with the legacy "Meet Kevin" brand, which has historically been tied to Mr. Paffrath's personal identity and audience.

The Company continues to maintain the HouseHack.com and reinvest.co URLs, which redirect all internet traffic to reinvestone.com. The online locations previously associated with the Reinvest brand have been updated accordingly. The Company posts material communications and notices regarding its ongoing operations at reinvestone.com, on the @MeetKevin YouTube channel, inside the Reinvest app, and on other social media channels as may be permitted or required by applicable laws and regulations.

As used in this Offering Circular, "HouseHack" refers to the Company's real estate acquisition, ownership, and property-management operations, and "Reinvest" refers to the Company's consumer-facing software, artificial-intelligence, membership, and technology operations. Both are brands and operating names of House Hack, Inc.; they are not separate entities. All securities holders hold securities of House Hack, Inc. (DBA Reinvest).

Planned Holding-Company Structure

The Company holds its real estate through wholly-owned subsidiaries, and intends over time to hold its software and technology, brokerage, treasury, and other operations through subsidiaries of House Hack, Inc. (DBA Reinvest), the top-level parent. Over time, this structure may include a large number of separate entities, potentially dozens, such as property-level and business-line limited liability companies. Investors in this Offering hold, and will continue to hold, securities of the top-level parent, House Hack, Inc. (DBA Reinvest), and will not hold direct ownership of, or direct claims against, any subsidiary, property, software product, treasury asset, or other asset, except as expressly provided in a separate transaction document. A structure with numerous subsidiaries increases administrative, accounting, tax, legal, governance, intercompany, and compliance complexity and cost, and there is no assurance it will achieve the intended liability-segregation, financing, tax, or operational benefits. See "Risk Factors — Holding Company and Subsidiary Structure.”

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Real Estate Brokerage

The Company operates as a licensed California real estate brokerage, with Kevin Paffrath serving as the licensed broker, which allows the Company to receive real estate commissions directly and to participate in Multiple Listing Services. The Company earned commission income of $203,153 in 2025. The Company has applied for a Mortgage Loan Originator endorsement to its broker license, which has not been approved; the Company has no current plans to originate or broker loans, and no proceeds of this Offering are allocated to lending activities. Note 1 to the annual financial statements describes a planned “EquityHack” financing program as a strategy in progress; in September 2026 the Company determined not to pursue that program, and no such transaction has ever been entered into. See “Risk Factors: Real Estate Brokerage Regulatory Risk.”

Nature of the Company’s Content and Software; No Investment Advisory Service

The Company publishes market commentary, research, and software analytics through the Alpha Report (published each trading day), regularly scheduled livestreams, Alpha Wire, Reinvest StockAI (which displays market data, analytics, generated commentary, and bear, base, and bull case price targets for publicly traded companies selected by the user, with the same outputs for every user), and the Reinvest application. The Company also publishes portfolio transparency notices that report, after execution, transactions in Mr. Paffrath’s personal accounts and, separately identified, in the Company’s corporate treasury; each such transaction is also reported in the next Alpha Report. All of this content is impersonal: it is identical for every subscriber, is not tailored to any person’s financial situation, objectives, holdings, or risk tolerance, and is offered to the general public on a subscription basis. The Company does not provide individualized investment advice, does not maintain advisory client relationships, does not manage or have custody of customer assets, does not charge fees based on assets or performance, does not respond to subscriber questions about whether a subscriber should buy, sell, or hold a security in the subscriber’s own account, and does not hold itself out as an investment adviser, and has adopted a written policy to that effect. The Company does not intend to offer investment advisory or robo-advisory services and does not intend to register as an investment adviser. The Company believes its content falls within the exclusion for publishers of bona fide financial publications of general and regular circulation in Section 202(a)(11)(D) of the Investment Advisers Act of 1940. The Company's founder previously owned and operated a registered investment adviser (since closed) and is the subject of a 2023 California consent order relating to alleged unlicensed investment-adviser activity, described under “Legal Proceedings.” See “Risk Factors: Regulation of the Company’s Content and Software as Investment Advice.”

Advertising and Sponsorships

The Company receives 100% of sponsorship revenue from paid sponsor placements on the Meet Kevin channels, including videos, livestreams, and social media posts, beginning in September 2026. The Paffrath Organization, Inc., which operates the channels, retains YouTube advertising revenue. Sponsors are engaged directly or through a third-party agency. Sponsors have included consumer financial services, prediction markets, insurance and legal services, and may in the future include platforms that offer securities. Paid placements are labeled as paid, any any promotion of a security will disclose the compensation received as required by Section 17(b) of the Securities Act. Sponsorships create potential conflicts of interest because Mr. Paffrath’s commentary may discuss sponsors’ products or markets.

Corporate Treasury and Public Securities

As part of treasury and liquidity management, the Company from time to time allocates a limited portion of its corporate treasury to publicly traded equity securities and related investment products, in addition to holding cash, cash equivalents, and U.S. Treasuries. The Company also operates Reinvest StockAI, a smaller software project that the Company currently uses primarily to support its membership and subscription offerings. These securities positions are corporate treasury assets of the Company; they are not a principal business line, and not customer or investor assets, segregated or managed accounts, model portfolios, or investment products offered by the Company to others. The Company may increase, decrease, hedge, liquidate, or otherwise modify these positions at any time. The Company's securities holdings are funded primarily by revenue from its software products, rather than by proceeds of this Offering. The Company monitors its holdings to avoid being deemed an "investment company" under the Investment Company Act of 1940; the relevant threshold generally treats a company as an investment company if more than 40% of the value of its total assets (excluding cash items and U.S. government securities, such as U.S. Treasury bills) consists of investment securities. The Company's investment securities are currently a small fraction of its total assets (estimated at well under 5%), and the Company intends to remain well below the threshold. Unlike the Company's real estate, which is carried at cost and not marked to market, the Company's marketable securities are marked to market, which may introduce period-to-period volatility into the Company's reported earnings. See "Treasury Management, Public Securities, Derivatives, and Private Investments."

Assumption of Meet Kevin Course and Membership Operations

On or about November 1, 2025, the Company became the operator and service provider for certain Meet Kevin–branded courses, Alpha Membership, and related products that had previously been associated with The Paffrath Organization, Inc., an entity under common control with the Company. As of that date, the Company began servicing, supporting, developing, and recognizing revenue from these products through the Teachable platform, the Meet Kevin mobile application, the Reinvest platforms, and related delivery channels. The Reinvest Terms of Use describe this transfer of servicing responsibilities and revenue rights to the Company. The Company did not pay cash consideration for the transferred operations.

Because the transfer occurred between entities under common control, the Company accounted for the transfer in accordance with ASC 805-50, which requires that assets and liabilities transferred between entities under common control be recorded at the transferor's historical carrying basis rather than at fair value. The Paffrath Organization, Inc. carried no recognized intangible assets or other carrying value attributable to the transferred course, membership, and related operations on its books. Accordingly, the Company did not record any asset or liability in connection with the transfer, other than recognizing revenue and deferred revenue from customer arrangements arising on or after the transfer date in accordance with the Company's revenue recognition policy. The Company has assessed whether the transferred set of activities met the definition of a business under ASC 805-10-55 and concluded that it did not, as the operations are substantially dependent on continued personal services, content creation, brand involvement, and customer engagement by Kevin Paffrath.

The transition increased the Company’s product lines and potential revenue, but may also expose the Company to service obligations and potential liabilities associated with prior product sales, customer expectations, refunds, chargebacks, advertising claims, intellectual property matters, data privacy issues, platform compliance, content licensing, and consumer-protection claims or liability that arose under prior operations. The Company may inherit reputational risk relating to historical marketing or course content even where the Company was not the operator at the time.

Management believes that consolidating these operations within Reinvest better aligns the economics of the Meet Kevin brand with the Company’s software and AI strategy, creates additional opportunities for cross-sell and product integration, and may, if executed well, increase recurring revenue and customer engagement over time. However, the value and revenue potential of these operations remain substantially dependent on Kevin Paffrath’s continued personal services, content creation, brand involvement, reputation, and customer engagement, and could be materially reduced if Mr. Paffrath dies, becomes disabled, resigns, reduces his involvement, suffers reputational harm, or is otherwise unable or unwilling to continue supporting the products.

DESCRIPTION OF PROPERTY

Overview. As of September 30, 2026, the Company owned 38 properties: 32 single-family residences (“SFRs”), 4 multifamily properties (“MFRs”) containing 61 apartment units and 1 commercial unit, and 2 development lots. The Company has also completed two accessory dwelling units (“ADUs”) located on the lot of one of its MFRs. Together, the portfolio contains 95 residential units, of which 94 are held for rent, and 1 commercial unit. Of the 32 SFRs, one is used as the Company’s headquarters and is not held for rent, and one was under renovation and not yet available for lease, so that 93 residential units and the commercial unit were available for lease. During the year ended December 31, 2025, the Company acquired 12 properties for an aggregate purchase price of $13,758,254, plus approximately $345,806 in improvement costs. As of June 30, 2026, the Company’s real estate assets, including land and capitalized improvements, had a total cost of $65,880,838, as reflected in the Company’s unaudited interim financial statements. The Company performs its own property management.

The following table summarizes the portfolio by region and property type as of September 30, 2026:

Region	Type	Properties	Units	Occupancy	Avg. monthly rent per occupied unit
Southern California (Ventura County: 18, San Diego County: 3)	Single-family	21 (1)	21	100% (19 of 19 leasable)	$3,667
Southern California (Ventura County: 2, San Diego County: 1)	Multifamily	3 (2)	42	97.6% (41 of 42)	$2,286
Northern California (Contra Costa County: 7, Alameda County: 2)	Single-family	9	9	88.9% (8 of 9)	$3,479
Northern California (Sacramento County)	Multifamily	1 (3)	21 residential, 1 commercial	90.9% (20 of 22)	$1,533 residential / $10,971 commercial
Utah (Salt Lake County)	Single-family	2	2	100%	$2,453
Utah (Wasatch County)	Development lots	2	n/a	n/a	n/a
Total		38	95 residential, 1 commercial	95.7% (90 of 94 leasable)	$2,625 all / $2,531 residential

(1) Includes one SFR used as the Company’s headquarters and not held for rent, and one SFR under renovation and not yet available for lease. Occupancy excludes both. (2) Includes the two ADUs, which are located on the lot of one of the MFRs. (3) Includes the commercial unit.

How the properties are held. All of the Company’s properties are owned in fee simple. During 2026, the Company transferred title to its properties to wholly owned subsidiaries of the Company, and each property is now held by one of the following wholly owned subsidiaries, each a Wyoming limited liability company: Reinvest SoCal LLC, Reinvest NorCal LLC, Reinvest Utah LLC, Reinvest Dove LLC, Reinvest Southsider LLC, Reinvest Short-Term LLC, Reinvest Marcella Alpha LLC, and Reinvest Marcella Bravo LLC. Property-level operations, including bank accounts, rent collection, and property management, continue to be conducted by House Hack, Inc. and are expected to transition to the subsidiaries beginning January 1, 2027. The Company’s software and membership products are expected to be operated through Reinvest HomesAI LLC (doing business as Reinvest Memberships) beginning on the same date. None of the properties is subject to any mortgage or other secured debt. The Company believes its properties are adequately insured.

Occupancy and leases. As of September 30, 2026, 90 of the Company’s 94 leasable units were occupied, an occupancy rate of 95.7%. The Company’s residential units are leased under fixed-term leases, generally for terms of approximately 12 months. As of that date, none of the Company’s residential leases were on a month-to-month basis. The commercial unit is leased under a lease expiring February 28, 2031, at a current monthly rent of approximately $10,971. No single tenant accounted for 10% or more of the Company’s annualized in-place rent as of September 30, 2026; the commercial tenant, the Company’s largest, accounted for approximately 4.6%.

Lease expirations. The following table sets forth, as of September 30, 2026, the leases scheduled to expire in each of the years indicated, assuming no exercise of renewal options and no early terminations. Because residential leases commonly renew or convert to month-to-month tenancies at expiration, the schedule does not indicate expected vacancy.

Year	Leases expiring	Approx. sq ft covered (1)	Annualized rent represented (2)	% of gross annualized rent
2026 (Oct to Dec)	11	7,300	$269,316	9.5%
2027	74	68,800	$2,279,580	80.4%
2028	4	4,300	$154,188	5.4%
2031	1 (commercial)	2,734	$131,646	4.6%
Total	90	83,100	$2,834,730	100%

No leases expire in 2029, 2030, or after 2031. (1) Square footage for apartment units is estimated by allocating building square footage equally among residential units. Excludes three units for which square footage was not available. (2) Monthly in-place rent multiplied by 12.

Development lots. The Company’s two development lots are located in the Marcella community at Deer Valley East Village, Wasatch County, Utah, and are platted single-family lots of approximately 1.07 acres and 0.60 acres, each entitled for one residence under the community’s master development agreement. See “Marcella / Deer Valley East Luxury Development Opportunities” and “Expected Marcella Development Capital Expenditures.”

Headquarters. The Company’s headquarters are located at 8164 Platinum Street, Ventura, California 93004, in a single-family residence owned by the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations for the fiscal years ended December 31, 2025 and 2024, and for the six months ended June 30, 2026 and 2025, should be read in conjunction with our financial statements and the related notes included in Part F/S, below.

Overview

House Hack, Inc. (the “Company”) is a corporation organized on June 22, 2022 under the laws of Wyoming and does business as HouseHack and Reinvest. Note 1 to the financial statements states that there were no separate operating entities as of the dates of those statements. The wholly owned subsidiaries to which the Company transferred title to its properties during 2026 do no conduct operations; property-level operations are expected to transition to them beginning January 1, 2027. The Company is an operating company that invests, directly or through subsidiaries, in real estate assets primarily in California and Utah, while also developing software, artificial-intelligence tools, membership products, and related services. The Company is focused on acquiring single-family residences (“SFRs”), multifamily properties (“MFRs”), land, and other real estate opportunities that management believes may be priced below comparable properties or capable of producing additional value through renovations, development, improved operations, higher rents, additional units, or other property-level improvements. The Company refers to these opportunities as “Wedge Properties.” The Company may also invest opportunistically in other types of real estate, treasury assets, strategic investments, software, services, or other business opportunities, subject to applicable law and the risk factors described in this Offering Circular. The Company’s headquarters are in Ventura, California.

Operating Results

Management believes several operating metrics demonstrate meaningful progress in the Company’s business during the most recent fiscal year.

The Company’s Funds From Operations or FFO (as defined below) improved from approximately negative $3.9 million during the prior year to approximately negative $877,000 during the most recent fiscal year, in each case after adding back depreciation. Management believes this improvement reflects growth in operating revenue, improved operating efficiency, and a reduction in certain expenses, although year-over-year comparisons are affected by several non-recurring items, including debt-related transactions and note-forgiveness activity recognized during prior periods.

Rental revenue increased approximately 28% year-over-year as the Company continued expanding and operating its real estate portfolio. Management believes this growth reflects both portfolio expansion and operational execution across existing assets.

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The Company also experienced significant growth in deferred revenue associated with membership, software, and subscription-related products. As of year-end, deferred revenue totaled approximately $1.07 million compared with recognized software revenue of approximately $48,000 during the same reporting period. Management believes deferred revenue may provide insight into customer demand and future revenue recognition, although the timing and amount of future recognized revenue remain subject to applicable accounting standards and customer retention.

Management believes the Company’s financial position has strengthened through the combination of a growing real estate portfolio, increasing recurring revenue sources, improving operating performance, substantial cash reserves, and the absence of traditional bank debt secured by Company-owned real estate.

Management believes the Company’s operating trajectory has improved materially over the most recent fiscal year. Net losses narrowed substantially, rental revenue increased, deferred revenue expanded, and the Company maintained a substantial cash position while carrying no traditional bank debt secured by Company-owned real estate. Management believes these trends demonstrate progress toward achieving sustainable profitability, although no assurance can be given regarding the timing of future profitability or whether profitability will ultimately be achieved.

Management notes that investors often evaluate real estate businesses using asset values, cash flow, book value, or net asset value methodologies, while software and subscription businesses are frequently evaluated using recurring revenue, growth rates, and operating leverage. Because the Company operates across both sectors, management believes no single accounting metric fully reflects the potential value of all components of the business. Investors may reach different conclusions regarding valuation depending on the methodology utilized.

Net cash provided by operating activities was positive for the first time in 2025, due in part to cash received from software, membership, and related products that was recorded as deferred revenue and will be recognized as GAAP revenue over time.

While management believes these trends are encouraging, investors should not interpret historical performance as a guarantee of future results, and future operating performance remains subject to numerous risks and uncertainties described throughout this Offering Circular.

For the year ended December 31, 2025, the Company earned rental income of $2,455,813 as compared to $1,924,725 for 2024. The increase in rental income reflects a full year of operations from properties acquired in 2024 and partial-year income from twelve properties acquired in 2025. Of the $531,088 increase in rental income, approximately $498,000 was attributable to a full year of operations of the properties acquired during 2024, which contributed only a partial year of rent in 2024; approximately $25,000 was attributable to properties owned throughout both years, reflecting primarily the completion of renovations at properties acquired in prior years; and approximately $8,000 was attributable to the twelve properties acquired during 2025, which generated little rent in 2025 because most were acquired late in the year and only four had commenced collecting rent as of December 31, 2025. These amounts are based on the Company’s property-level records and are approximate. The largest single contributor to the increase was a 22-unit mixed-use property in Sacramento County, California, acquired in May 2024, which represented approximately one-third of the total increase. Of total rental income for 2025, properties owned throughout both years generated approximately 15%, properties acquired during 2024 approximately 84%, and properties acquired during 2025 less than 1%. The Company also earned commission income of $203,153 in 2025 (none in 2024) from real estate brokerage activities, and Software and subscriptions, net of $48,094 in 2025 (none in 2024) from the Company’s Reinvest HomesAI platform and Alpha Membership products, with revenue commencing in late November 2025.

The Company currently presents software, membership, and related digital-product revenue on an aggregated basis. The

Company may not separately disclose revenue by individual software product, membership product, course product, feature, channel, customer cohort, or sales campaign where management believes such disclosure could reveal competitively sensitive information, including pricing, product traction, customer acquisition performance, conversion rates, refund rates, platform economics, or launch strategy. The Company will continue to provide revenue disclosure at the level required by applicable accounting standards and securities laws.

Software and Membership — Cash Collected vs. GAAP Revenue. Because the Company recognizes lifetime-access software and membership sales ratably over an estimated two-year customer life under ASC 606 (membership and other products that are billed and delivered within the same period, with no ongoing service obligation, are recognized when the related service is delivered), cash collected in a period materially exceeds GAAP revenue recognized. The following table reconciles these amounts for the year ended December 31, 2025:

Cash collected from software, membership, and related products: $1,115,003

Revenue recognized (included in Software and subscriptions, net): $48,094

Deferred revenue balance, end of period: $1,066,909

As of June 30, 2026, after the release of $556,283 of deferred revenue carried at December 31, 2025 described under “Six Months Ended June 30, 2026 Compared to Six Months Ended June 30, 2025” below, the deferred revenue balance was $511,218, which is expected to be recognized ratably through June 2028, with $338,428 to be recognized within the next twelve months and $172,790 thereafter. Investors should not equate current-period cash collections with current-period GAAP revenue. See Note 3.

Property related costs were $787,537 in 2025 as compared to $709,668 in 2024. The increase was in line with the growing property portfolio. Property related costs include utilities, repairs and maintenance, property taxes, and insurance.

Depreciation was $1,192,150 and $911,699 for the years ended December 31, 2025 and 2024, respectively, reflecting the expanded real estate portfolio.

General and administrative expenses were $1,843,704 for the year ended December 31, 2025 as compared to $5,295,026 for 2024. The prior year included non-recurring items of approximately $820,517 related to the forgiveness of a founder promissory note and accrued interest, as well as $257,577 in shares issued for services. The original promissory note was executed in connection with the issuance of founding shares in 2022. The Company did not issue cash proceeds to the Founder under this note. This forgiveness related to founding shares of the company. Beginning in late 2024 and continuing through 2025, the Company substantially reduced general and administrative expenses by reducing internal headcount, eliminating excess internal roles, and increasing the use of outside contractors and third-party providers, including bookkeepers, legal counsel, accounting professionals, software developers, property-related contractors, and other service providers. This leaner operating model reduced cash expenses but increases operational dependence on third parties. If key contractors or service providers become unavailable, increase pricing, fail to perform, mishandle Company information, or terminate their relationship with the Company, the Company may experience delays, increased costs, compliance issues, financial reporting issues, customer-service issues, or operational disruption. The Company expects to continue using a contractor-led operating model for the foreseeable future.

Management believes this contractor-led structure has allowed the Company to preserve cash, redirect resources toward revenue-generating activities and research and development, and access specialized expertise on an as-needed basis, while remaining aware that over-reliance on third parties presents its own operational risks.

Research and development expenses were $419,338 for the year ended December 31, 2025 (compared to none in 2024). These costs primarily consisted of internal time related to the preliminary project-stage activities for the Reinvest HomesAI platform or non-technical development that did not qualify for software development capitalization.

During 2025 and continuing into 2026, the Company is increasing research and development activity for its software, AI, membership, and educational products, including Reinvest HomesAI, Reinvest StockAI, Alpha Membership features, and related tools and services. Reinvest HomesAI began limited pre-sale activity during the Black Friday week of 2025 and released its major valuation update in June 2026; additional features and broader commercial release remain under development and are subject to development progress, data availability, customer adoption, and marketing conditions. The Company expects to continue investing in research and development, software engineers and contractors, data sources, infrastructure, app development, AI tooling, customer support, and related systems. These expenditures may increase operating losses, reduce GAAP net income, and may not result in commercially successful products or sufficient revenue to justify the investment. A portion of these costs may qualify for capitalization under ASC 350-40 in future periods; the remainder will be expensed as incurred.

Total other income (expense) for the year ended December 31, 2025 was $(513,812) as compared to total other income of $190,718 in 2024. Other income (expense) was comprised primarily of interest income of $140,962 and $412,248 during the years ended December 31, 2025 and 2024, respectively, dividend income of $186,402 and $129,052 during the years ended December 31, 2025 and 2024, respectively, realized gain (loss) on investments of $1,868 and $(55,087) during the years ended December 31, 2025 and 2024, respectively, and interest expense on convertible bonds and line of credit of $829,071 and $295,495 during the years ended December 31, 2025 and 2024, respectively. The increase in interest expense reflects a full year of interest on bonds issued in late 2024 plus $18.4 million of new bonds issued during 2025.

Interest income and realized gains (losses) on the sale of securities relate to investments in U.S. Treasury bills, which were initially classified as held-to-maturity and accounted for at amortized cost. In April 2024, these investments were reclassified as available-for-sale, and a significant portion was sold during 2024, resulting in higher interest income in 2024 compared to 2025 due to reduced investment balances thereafter.

Interest expense on convertible bonds was $829,071 for the year ended December 31, 2025, compared to $295,495 for the year ended December 31, 2024. If a substantial portion of the outstanding convertible bonds were to convert to equity on or after January 1, 2027, the Company’s future interest expense would be expected to decline meaningfully, which, together with rental and software revenue growth, could improve reported profitability even though depreciation and other non-cash charges may continue to reduce GAAP net income. There can be no assurance that any such conversion will occur on the expected timeline, in whole or in part, or that other expenses will not offset any reduction in interest expense.

Net loss was $2,067,022 and $4,800,950 for the years ended December 31, 2025 and 2024, respectively.

Reconciliation of Net Loss (GAAP) to Funds From Operations

Funds From Operations (“FFO”) is a non-GAAP financial measure that the Company believes to be useful for Investors to consider. The Company computes FFO consistent with the definition established by the National Association of Real Estate Investment Trusts (Nareit®), namely: GAAP net income (loss), excluding gains and losses on sales of depreciable real estate and real estate impairment write-downs, plus real estate–related depreciation and amortization.

The Company is not a REIT and does not currently intend to qualify as one; it presents FFO solely because real estate depreciation is a significant non-cash charge that management believes can obscure period-over-period operating trends. Management uses FFO as a supplemental performance measure and believes it provides investors additional insight into the Company's real estate operations. FFO is not a measure of liquidity or of cash available to fund the Company's needs, and should not be considered an alternative to net loss, cash flows from operations, or any other GAAP measure. Although FFO is reduced by interest expense on the Company's convertible bonds, it does not reflect capital expenditures, repayments of principal or other debt service, development costs, or the cash needs of the Company's software, membership, and other operations. The Company's FFO may not be comparable to FFO reported by other companies that apply the Nareit® definition differently. The Company reconciles Net Loss (GAAP) to FFO (non-GAAP) for the years ended December 31 as follows:

	2025	2024
Net loss (GAAP)	$(2,067,022)	$(4,800,950)
Add: Real estate depreciation	1,189,851	911,699
Less: Gains on sales of depreciable real estate	-	-
Add: Real estate impairment write-downs	-	-
FFO (non-GAAP)	$(877,171)	$(3,889,251)

The most directly comparable GAAP measure to FFO is Net Loss. FFO remained negative in each period presented and should not be interpreted as positive operating results.

Land and Building Allocation

The Company allocates the purchase price of acquired real estate between land, building, and improvements based on management’s estimate of relative fair value at the acquisition date. Historically, the Company considered local tax assessor data as an input in allocating purchase price between land and building. However, Management is ultimately responsible for estimating the allocation based on estimated replacement costs, comparable sales or listing, and other relevant information in making fair value assessments.

An increase in the depreciable basis of buildings and improvements would increase depreciation expense and may reduce GAAP net income in current and future periods.

See Note 4 to the financial statements in Part F/S, below.

Six Months Ended June 30, 2026 Compared to Six Months Ended June 30, 2025

Results of operations. For the six months ended June 30, 2026 (the “2026 Interim Period”), the Company earned total revenues of $3,174,550, compared to $1,218,183 for the six months ended June 30, 2025 (the “2025 Interim Period”). Revenues for the 2026 Interim Period consisted of rental income of $1,352,700, software income, net, of $1,771,850, and commission income of $50,000. Rental income increased from $1,218,183 as a result of a full six months of operations of the properties acquired during the second half of 2025. Software income and commission income are revenue streams that the Company did not have in the 2025 Interim Period. Software income arises principally from the Meet Kevin-branded courses, memberships, and Reinvest HomesAI and StockAI products for which the Company became the operator and service provider effective November 1, 2025. Software income, net for the 2026 Interim Period was comprised of $1,065,452 from membership and other products recognized at a point in time, $165,638 recognized ratably from Reinvest HomesAI lifetime-access and beta products, $45,812 of platform and processing fees presented gross (with an equal amount included in cost of software income), and a net $494,948 that relates to balances carried at December 31, 2025 rather than to services delivered in the period, consisting of $556,283 representing the release of deferred revenue carried at December 31, 2025 in respect of amounts remitted in December 2025, reduced by $61,335 representing the reversal of in-transit amounts estimated at December 31, 2025 in excess of amounts subsequently received. These amounts were recognized in income for the 2026 Interim Period as a change in accounting estimate, consistent with Note 3 to the Company’s unaudited interim financial statements. This item relates entirely to balances carried at December 31, 2025 and is not expected to recur. Excluding it, the Company’s income from operations for the 2026 Interim Period would have been approximately $44,536 and its net loss would have been approximately $730,484. After this release, the Company’s deferred revenue balance was $511,218 as of June 30, 2026, which is expected to be recognized ratably through June 2028, with $338,428 to be recognized within the next twelve months and $172,790 thereafter.

Property related costs were $630,711 in the 2026 Interim Period compared to $383,906 in the 2025 Interim Period. The increase reflects a full six months of costs on the properties acquired during 2025 and the recording in the 2026 Interim Period of certain property tax and insurance payments that related to 2025, which were booked when the payments cleared. The Company considers these timing differences immaterial to both periods; they make the period-over-period comparison less favorable than the underlying operations. Depreciation was $675,740 and $554,170, respectively, and cost of software income was $77,390 and $0, respectively. Gross profit was $1,790,709 compared to $280,107. Total operating expenses were $1,251,225 compared to $959,298, consisting of general and administrative expenses of $525,716 and $810,911 and research and development expenses of $725,509 and $148,387, respectively; the increase in research and development reflects the continued build-out of the Company’s software applications. The Company generated income from operations of $539,484 in the 2026 Interim Period, compared to a loss from operations of $679,191 in the 2025 Interim Period.

Total other expense was $775,020 in the 2026 Interim Period compared to $91,919 in the 2025 Interim Period. Other expense in the 2026 Interim Period consisted of interest expense of $956,113 on the Convertible Bonds, including $37,026 of amortization of debt issuance costs ($279,795 in the 2025 Interim Period) and an unrealized loss on equity securities of $95,175, partially offset by dividend income of $228,896, interest income of $33,456, a realized gain on sale of securities of $7,342, and other income of $6,574. Net loss was $235,536 for the 2026 Interim Period compared to $771,110 for the 2025 Interim Period.

Cash flows. Net cash provided by operating activities was $29,312 in the 2026 Interim Period, after $871,185 of cash interest paid on the Convertible Bonds, compared to net cash used in operating activities of $286,141 in the 2025 Interim Period. Net cash used in investing activities was $7,,584,666, including $8,779,202 of real estate purchases and improvements, compared to $5,994,421. Net cash provided by financing activities was $9,388,149, consisting of proceeds from Convertible Bonds net of offering costs, compared to $6,231,125. As of June 30, 2026, the Company had cash and cash equivalents of $14,347,909, short-term investments of $998,942, investments in equity securities of $999,584, and working capital of $15,765,557.

Liquidity and Capital Resources

As of December 31, 2025, the Company had cash of $12,515,114 and short-term investments totaling $3,366,156.

The Company has incurred losses since inception, but generated rental revenue, brokerage revenue, and software and subscription revenue during 2025. The Company has funded its operations and growth primarily through securities offerings and available cash and short-term investments.

●	August 2022 and September 2022, the company sold 1,000,000 shares of Voting Common Stock for $1,000,000 to Kevin Paffrath, see “Item 5. Interest of Management and Others in Certain Transactions” below for additional information.

●	From September 2022 through March 2023, the company sold units consisting of a share of Non-Voting Common Stock and warrant coverage for $1 per unit in Regulation D offering. The warrant coverage was a sliding scale ranging from 55% (or a warrant to purchase .55 of a share of Non-Voting Stock) to 0%. In October 2022, the company issued 269,000 shares of Non-Voting Common Stock to an entity owned by its founder in exchange for certain software and intellectual property.

●	From November 2023 through December 2023, the company sold 15,211,338 shares of Non-Voting Common Stock in a Regulation A offering for gross proceeds of $15,211,338.

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●	From February 2024 through May 2024, subsequent to exercise date of the warrant, the company also raised funds in a private placement under Regulation D for shares of Non-Voting Common Stock, offered at $2.00 per share. Through June 30, 2024, the company has issued 1,224,490 shares of Non-Voting Common Stock for gross proceeds of $2,448,980.

●	In April 2024, the Company called for warrant exercises related to the Company’s Regulation D Offering. Holders of the warrants had 60 days to exercise the warrants at $1.00 per share of non-voting common stock. As of May 2, 2024, the Company issued 5,199,184 shares of Non-Voting Common Stock for gross proceeds of $5,199,184.

●	In October 2024, upon the recommendation of outside counsel and broker-dealer advisers to facilitate proposed future offering plans, the Company decided to issue additional shares and warrants to those investors that participated in its Regulation D offering that was held from February to May 2024. These investors had invested in the Company at $2.00 per share during this offering, and the warrants were exercisable at $2.00 per share. The Company doubled these investors’ investments for this offering in order to bring their cost basis down to $1.00 per share so that all investors in the Company at that time would effectively be on equal footing with all investments at $1.00 per share. The warrant exercise price was also reduced to $1.00 per share.

●	Through a Private Placement Memorandum (“PPM”), the Company offered to accredited investors up to $200,000,000 in unsecured, convertible bonds (“Bonds”). The Bonds accrue interest at an annualized rate of 5% and are issued in principal amounts of $10,000. Each Bond is convertible into 7,143 shares of the Company’s Non-Voting Common Stock (the “Converted Shares”) at a fixed price of $1.40 per share. During the year ended December 31, 2024, the Company issued convertible bonds in aggregate of $10,445,000 to approximately 78 investors. During the year ended December 31, 2025, the Company issued additional convertible bonds in aggregate of $18,436,085 to approximately 640 investors, bringing the aggregate outstanding balance to $28,881,085 as of December 31, 2025. During 2026, the Company issued additional Convertible Bonds of $9,730,919 under its Regulation A offering, the last subscription under which was accepted on February 27, 2026, bringing gross Convertible Bonds outstanding to $38,612,004 as of June 30, 2026. No further bonds are being offered.

Expected Marcella Development Capital Expenditures

The Company owns two lots in the Marcella community associated with the Deer Valley East Village expansion in Utah.

Management currently expects to begin construction on the first Marcella lot in or around the second quarter of 2027, subject to permitting, contractor availability, market conditions, liquidity, and final development planning. The Company currently estimates that development of the first lot may require approximately $15.0 million of capital expenditures, of which up to approximately $8.0 million may be incurred within the next twelve months if construction begins as currently targeted, with the balance thereafter. This estimate is preliminary and may change materially based on final plans, construction pricing, labor costs, materials, permitting, design changes, weather, and market conditions. The Company currently expects to fund the first lot from existing cash, cash equivalents, and short-term investments and operating cash flow and does not currently allocate proceeds of this Offering to the project; see “Use of Proceeds.” Note 2 to the financial statements, which were issued April 30, 2026, states that the Company plans to raise capital for the development of certain larger scale properties and can delay development until funding is secured; management’s current plan, since that date, is to fund the first lot as described above, and the Company retains the ability to delay construction.

Liquidity Requirements

Short-term (next twelve months). As of September 29, 2026, the Company had cash, cash equivalents, and short-term investments of approximately $16.2 million and no bank or mortgage debt. Over the next twelve months the Company currently expects the following principal cash requirements: (i) up to approximately $8.0 million of construction expenditures for the first Marcella lot if construction begins as currently targeted in the second quarter of 2027, representing roughly half of the estimated $15.0 million total cost, with the balance expected to be incurred after that period; (ii) approximately $1.9 million of cash interest on the outstanding Convertible Bonds, which is the Company’s principal contractual cash obligation over the period; (iii) less than $0.3 million of property improvement expenditures, principally the renovation, now in progress, of a dock home acquired in 2026; and (iv) dividends on the Shares at 7% per annum on amounts sold, up to approximately $2.45 million per year if the Maximum Offering Amount is sold and none if no Shares are sold. After items (i) through (iv), and before operating cash flow and any proceeds of this Offering, existing cash, cash equivalents, and short-term investments would be approximately $6.0 million if no Shares are sold and approximately $3.6 million if the Maximum Offering Amount is sold. Routine repairs, maintenance, and unit turnover costs are expensed as incurred and funded from rental income. The Company has also applied for permits for five ADUs on properties it owns in Ventura, California and a three-unit addition to a property it owns in San Diego County, California. The Company is not committed to any of these projects, will decide whether to build each unit only if and when its permit is issued, and has to date incurred only architectural and permitting costs; none is included in the requirements above. If all were approved and built, management estimates their aggregate cost at approximately $2.5 million, which would be funded from the real estate allocation of the net proceeds of this Offering or from existing cash.

In 2025, the Company generated $258,276 of cash from operating activities, which included a $1,066,909 increase in deferred revenue from upfront collections on lifetime memberships and reflected only two months of operation of the Meet Kevin products, which the Company assumed in November 2025. For the six months ended June 30, 2026, net cash provided by operating activities was $29,312 after $871,185 of cash interest paid on the Convertible Bonds; before that interest, operating activities generated approximately $900,000 of cash, compared with net cash used in operating activities of $286,141 in the corresponding period of 2025. The Company currently expects rental income and cash collections from software and membership products to cover its operating expenses (excluding cash interest on the Convertible Bonds, which is shown separately above) over the next twelve months, so that it does not currently expect a net operating cash requirement. That expectation depends on continued rental performance and on continued software and membership sales, including sales of lifetime-access products for which cash is collected upfront and recognized as revenue over time, and may prove incorrect; any shortfall would be funded from existing cash.

The Company expects to meet the requirements above from existing cash, cash equivalents, and short-term investments, operating cash flow, and net proceeds of this Offering (currently allocated to uses other than Marcella). If no Shares are sold in this Offering, the Company would not pay dividends on the Shares or make Wedge Property acquisitions funded by proceeds, and currently expects to fund the remaining requirements above from existing cash, cash equivalents, and short-term investments and operating cash flow. Wedge Property acquisitions are discretionary and will be sized to the net proceeds of this Offering. The Company can defer, resize, or pause Marcella construction and Wedge Property acquisitions if capital is not available on acceptable terms, and dividends on the Shares are payable only if, when, and as declared by the Board. Beginning January 1, 2027, the Convertible Bonds convert automatically into Non-Voting Common Stock if an independent valuation determines that the Company’s per-share value is at least $1.40; any such conversion is not assured. If the bonds convert, the Company’s cash interest requirement of approximately $1.9 million per year would be reduced or eliminated, which management expects would substantially offset the cash requirement for dividends on the Shares. The table below does not assume conversion.

Next twelve months (approximate)	Amount
Cash, cash equivalents, and short-term investments at September 29, 2026	$16.2 million
Marcella first lot construction within the period, if construction begins as targeted in Q2 2027 (about half of the $15.0 million estimate)	Up to $8.0 million
Cash interest on Convertible Bonds (unless converted in 2027 under their terms; not assumed)	$1.9 million
Property improvements (principally the dock-home renovation in progress)	Less than $0.3 million
Dividends on the Shares (7% on amounts sold)	None if no Shares are sold; up to $2.45 million at the Maximum Offering Amount
Existing cash after the four items above, before operating cash flow and Offering proceeds	Approximately $6.0 million (no Shares sold) to $3.6 million (Maximum Offering Amount)
Operating expenses in excess of operating receipts (excluding bond interest, shown above)	None currently expected; any shortfall funded from existing cash
Wedge Property acquisitions (discretionary; sized to net proceeds)	Up to 90% of net proceeds

Long-term. Longer-term requirements include the remaining approximately $7.0 million of the estimated construction cost of the first Marcella lot, expected to be incurred after the next twelve months; development of the second Marcella lot, which the Company anticipates will be a smaller project, has not yet budgeted, and cannot reasonably estimate at this time, and which is not expected to begin before late 2027 and is not funded; the December 31, 2032 maturity of the Convertible Bonds (approximately $38.6 million of principal, unless converted into Non-Voting Common Stock beginning January 1, 2027 under their terms); and payment in cash of accrued and unpaid dividends on the Shares at the December 31, 2029 mandatory conversion, to the extent of legally available funds. The Company expects to fund these requirements from operating cash flow, existing cash and investments, net proceeds of this Offering (currently allocated to uses other than Marcella), and, if needed, additional equity or debt financing. The Company’s real estate is unencumbered, which management believes provides potential financing capacity, although no financing is in place and none is assured.

The Company also owns a second Marcella lot that management currently expects may begin development in or around late 2027, although timing and scope remain subject to change. These projects may represent significant future cash uses and could reduce cash available for other real estate acquisitions, software development, treasury investments, operations, or other corporate purposes. The Company may delay, modify, finance, partner on, hold, develop, rent, sell, or abandon one or both Marcella lots depending on liquidity needs, expected returns, market conditions, development costs, and management’s assessment of long-term value. Any sale or rental strategy may include or exclude the two Marcella Golf & Ski memberships owned by the Company.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has commenced planned principal operations and has generated revenues but no profits since inception. As of December 31, 2025, the Company has an accumulated deficit of $7,404,584, cash of $12,515,114 and short-term investments totaling $3,366,156. The Company’s plans below are believed to alleviate substantial doubt.

Management Plans

Management believes that existing cash, cash equivalents, and short-term investments are sufficient to fund the Company’s current operating expenses, interest on the Convertible Bonds, and the portion of the Marcella construction expenses currently scheduled within that period, for at least one year from the date the financial statements were available to be issued. The Company can defer, resize, or pause Marcella construction and Wedge Property acquisition if capital is not available on acceptable terms. The Company may seek additional capital to fund growth initiatives, development projects, acquisitions, software development, or other strategic opportunities, but management does not believe additional financing is required to sustain current operations during that twelve-month period. The Company may also choose to hold assets and wait for strategic opportunities, including disciplined real estate acquisitions, potential software and membership scaling, and potential future liquidity mechanisms, rather than pursuing growth or liquidity on terms management believes would not enhance long-term value per share. No assurance can be given that the Company will be successful in these efforts.

Plan of Operation

The Company plans to continue evaluating and acquiring Wedge Properties, pursuing selected development projects, improving existing properties, and developing software, AI, membership, and other initiatives, subject to available capital, market conditions, liquidity needs, operational capacity, and management’s discretion.

A “wedge property” is one that the Company believes (1) is under its fair market value; (2) it can add value through renovations; or (3) the value created in the property surpasses the cost of the renovations. A wedge property may also be one that is not operating at its highest and best use, including obtaining optimal rents. After acquiring wedge properties, the Company renovates them, rents them out, and manages them, and may later sell individual properties to recapture invested capital and any appreciation while retaining management of the properties and tenants until its interest is divested. Packaging or pooling properties into a single investment vehicle for sale to other investors is not a current focus of the Company.

Dilution Risk

The Company has issued and may continue to issue securities that could materially dilute existing stockholders. Potentially dilutive securities include outstanding warrants, outstanding convertible bonds, shares issuable upon conversion of those convertible bonds, options granted under the 2025 Plan, future option grants, future equity awards, future securities issued in financings, and any shares issued in acquisitions, compensation arrangements, exchange transactions, or other transactions. As of June 30, 2026, potentially dilutive securities consisted of 712,500 warrants, convertible bonds convertible into approximately 27,580,554 shares of Non-Voting Common Stock, and 185,941,746 stock options under the 2025 Plan. Because the Non-Voting Common Stock has no voting rights except as required by law, holders generally will not have voting power to approve or prevent future issuances, option grants, convertible securities, acquisitions, repurchases, exchange programs, or other capital-structure decisions. The 2025 Plan is intended to align management and service-provider incentives with increases in Company value; however, achievement of the applicable valuation milestones would result in significant dilution, and there can be no assurance that any increase in Company value will benefit all shareholders proportionately. The options are subject to a strict five-year service cliff and require substantial valuation milestones to vest. For example, no options will vest until the Company achieves an internal valuation of at least $200,000,000 (Tranche 1), and full vesting requires a $10,000,000,000 valuation. As of December 31, 2025, no tranches are currently probable of being achieved, reflecting the highly rigorous nature of these performance targets.

While the 2025 Nonstatutory Stock Option Plan authorizes a significant number of shares, the Board structured the Plan with stringent mechanisms to align with long-term shareholder value creation. Specifically:

Zero Realizable Value Today & 5-Year Lock-Up: The options are completely unvested and subject to a strict 5-year continuous service cliff (vesting no earlier than December 17, 2030, with limited exceptions for death, disability, or a Change in Control).

Aggressive Performance Hurdles: The Plan is heavily back-weighted. Insiders earn the vast majority of options only at the highest valuations ($3 Billion to $10 Billion), effectively requiring a ~2,000% to ~3,900% increase in enterprise value before full dilution occurs.

Tax-Driven IPO Alignment: Because these are Non-Statutory Stock Options (NSOs), this structure creates a natural financial incentive for insiders to pursue significant value creation and a potential future public listing to satisfy tax obligations. As of December 31, 2025, no tranches are currently probable of being achieved. Because nonstatutory stock options may create tax obligations upon exercise, option holders may need liquidity to exercise or satisfy related taxes. However, the Plan does not obligate the Company to pursue an IPO, listing, repurchase, tender offer, or other liquidity event.

The Plan is intended to align long-term service-provider incentives with substantial increases in Company value. Options remain unvested and generally unexercisable unless both service-based and performance-based conditions are satisfied. The Plan may result in significant dilution if performance thresholds are achieved, but those thresholds require substantial increases in Company value under the Plan’s valuation framework.

Private Valuation Risk

Because the Company is privately held, there is no public trading market establishing the value of its securities. Any valuation of the Company or its securities may be based on internal estimates, third-party valuations, independent appraisals, real estate book value, replacement-cost estimates, comparable sales, software revenue, ARR, deferred revenue, revenue multiples, discounted cash flow analyses, financing transactions, or other methodologies. These methodologies involve significant judgment and may produce values that differ materially from the price at which securities could be sold in an actual market transaction, an acquisition, or a public listing. Investors should not assume that any internal valuation, independent valuation, conversion valuation, option-plan valuation, NAV estimate, financing valuation, or management estimate represents the price at which they could sell their shares.

Convertible Bonds and Expected Conversion

As of December 31, 2025, the Company had $28,881,085 of outstanding convertible bonds (gross, before unamortized offering costs). Each $10,000 bond is convertible into 7,143 shares of Non-Voting Common Stock at a fixed conversion price of $1.40 per share, accrues interest at 5% per annum, and matures on December 31, 2032, subject to the terms of the bond instruments. If all bonds outstanding as of December 31, 2025 were converted, the Company would issue approximately 20,629,743 shares of Non-Voting Common Stock. As of June 30, 2026, the Company had $38,612,004 of outstanding convertible bonds (gross, before unamortized offering costs), which, if all were converted, would result in the issuance of approximately 27,580,554 shares of Non-Voting Common Stock.

Beginning January 1, 2027, if the Common Stock price is at or above $1.40, the bonds will automatically convert in accordance with their terms. For the automatic conversion, if the Common Stock is publicly traded, the then-existing market price will be the price used to determine whether the conversion threshold is met. While the Company remains private, the Company will retain an independent valuation firm within 180 days of the beginning of each calendar year until maturity to perform the valuation for purposes of determining whether the conversion price threshold is met. Management believes certain internal metrics may support a valuation at or above the $1.40 conversion threshold; however, this internal view is preliminary, has not been determined for purposes of the bond conversion provisions, is not a public market price, and may differ materially from any valuation determined by an independent valuation firm, financing transaction, public market, or third-party buyer.

The Company may pursue this Offering or other future financing transactions, but no assurance can be given that any financing will be completed, that any financing will be completed on favorable terms, or that any valuation implied by this Offering or any other financing will be accepted as determinative for purposes of the convertible bond conversion provisions.

Additional convertible bonds were issued after December 31, 2025, and the principal amount subject to conversion may increase, and the number of shares issuable upon conversion would increase accordingly.

Any conversion of outstanding convertible bonds would extinguish the related debt but would result in immediate and substantial dilution to existing holders of Non-Voting Common Stock, including any investors who purchase shares before such conversion. While conversion would dilute existing equity holders, management believes that extinguishing the related debt and interest obligations could, if achieved at a valuation supported by underlying performance, improve the Company’s balance sheet flexibility and alignment between bondholders and stockholders. Investors should not assume that their percentage ownership will remain constant. On a fully diluted basis — including outstanding shares, warrants, convertible bonds, and options — the Company’s share count may be materially higher than the number of currently issued and outstanding shares.

In addition to eliminating the principal balance of the converted bonds, any such conversion would be expected to reduce or eliminate future cash interest payments on the converted amount. Assuming similar levels of operating performance, a reduction in cash interest expense could make the Company’s operating results appear more favorable in periods following conversion, even though depreciation and other non-cash charges may continue to result in GAAP net losses. Investors should not assume that reduced interest expense alone will cause the Company to report GAAP profitability. Of course, any future fundraise that offered interest could offset such savings.

Trend Information

The Company has a limited operating history and only began active real estate operations in 2023, but has since generated revenue from rental operations, brokerage activities, and early-stage software, membership, and subscription products. The Company continues to monitor trends affecting its business, including interest rates, housing inventory, rental demand, construction costs, insurance costs, tenant-protection laws, ADU and housing-supply legislation, and regional market conditions in California, Utah, and other potential target markets. Management believes that selected Wedge Properties, ADU development, property improvements, and supply-constrained markets may create attractive long-term opportunities, but these views are subjective and may be wrong, and no assurance can be given that any such strategy will generate attractive returns.

In addition to real estate trends, management is monitoring adoption trends in AI-enabled tools, consumer demand for educational and membership products, and the broader funding environment for software and AI companies, as these factors may influence the growth trajectory of Reinvest HomesAI, Reinvest StockAI, and related offerings.

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The Company began accumulating real estate starting in August 2023. Our property operating costs will increase with additional acquired properties for real estate taxes, utilities and insurance but we expect that will be partially offset by additional rental income.

The Company has benefited from increased rental income during 2024 and 2025 as set forth above, while experiencing a reduction of investment interest income. We expect this trend to continue. The company will utilize invested capital, which will result in decreased interest income, in order to buy properties.

The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions, including but not limited to: recession, downturn or otherwise; government policies surrounding tenant rights; local ordinances and emergency measures affecting landlords and tenants; travel restrictions; changes in the real estate market; and interest-rate fluctuations. Adverse developments in these general business and economic conditions could have a material adverse effect on the company’s financial condition and the results of its operations.

EXECUTIVE OFFICERS

Officers of the Company

Name	Position	Age	Approximate Hours per week
Kevin Paffrath	Chief Executive Officer, Chief Financial Officer, and President	34	Full Time
McKay Thomason	Chief Operating Officer	26	Full Time
Lauren N. Paffrath	Chief Managing Officer	35	Full Time

Board of Directors of the Company

Name	Date Appointed
Kevin Paffrath, Chairman	June 22, 2022
Ross Gerber	June 22, 2022
William Stewart	June 22, 2022

Business Experience of Management

Kevin Paffrath, Founder, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, and President

Kevin Paffrath is the Founder, Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, and President of House Hack, Inc., DBA Reinvest. Mr. Paffrath has over a decade of experience within the real estate industry. At age 18, Mr. Paffrath became a real estate agent and at 19, bought his first home. Two years later, Mr. Paffrath became a real estate broker and opened his own brokerage firm under The Paffrath Organization, Inc., DBA Meet Kevin, The No-Pressure Agent. By 2015, Mr. Paffrath was a top agent in Ventura County, California, selling over 50 properties himself in one year. To date, Mr. Paffrath has represented buyers and sellers on transactions of more than $150 million. At The Paffrath Organization, Inc., DBA Meet Kevin, Mr. Paffrath has also purchased, managed, and sold over twenty single and multi-family “wedge” deals for his own portfolio during a period of approximately eight years. Mr. Paffrath had accumulated up to 27 properties, almost all “wedge deals”, before reducing to five to raise funds for new ventures by selling in the first two quarters of 2022. In 2018, Mr. Paffrath began sharing his knowledge on YouTube and by 2026, built a 2.02 million subscriber base, with over 700 million views on social media platforms. His videos seek to educate viewers about real estate, personal finance, stocks, taxes, credit investing, and building wealth. He has been featured in the New York Times, Forbes, Business Insider, CNBC, The Wall Street Journal, Politico, The Washington Post, and many more. Mr. Paffrath also interviews business and thought leaders, like Kevin O’Leary from Shark Tank, the CEO of Robinhood, M1 Finance, BlockFi, Ross Gerber, and billionaire Frank Giustra. Mr. Paffrath’s experience and passion for real estate, the economy, and investing have fueled growth for his businesses. Mr. Paffrath received his B.A. in Political Science from UCLA with additional studies in economics, real estate, and accounting. He graduated in 2014. Mr. Paffrath was also a registered investment adviser representative and has passed the SIE, Series 65, Series 7, Series 63, Series 24, Series 14, and Series 27 financial licensing examinations. In 2024, Kevin Paffrath became a licensed private pilot, and in 2025 became a licensed instrument-rated pilot, licensed multi-engine pilot, and an FAA type-certified Phenom 300e single-pilot. Some of these licenses or examinations were not or are not actively in use / held. Today, Kevin Paffrath is the licensed real estate broker for House Hack, Inc., and passed the MLO exam in the first quarter of 2026.

Ross Gerber, Director

Ross Gerber is the Co-Founder, President, and Chief Executive Officer of Gerber Kawasaki Wealth and Investment Management (“GKM”), which began operations in 2021. Mr. Gerber oversees GKM’s corporate and investment management operations as well as serves individual clients. As of January 2022, GKM had grown to 46 employees, has over 10,000 clients, and $2.2 billion in AUM. GKM provides investment advice for the younger generation through its Get Invested program. In April 2021, GKM was one of the earliest registered investment advisors to partner with Gemini Company, LLC to offer digital assets to clients. Mr. Gerber has expertise in online marketing and social media. He is a co-developer of the Company’s iOS application - my-moneypage. Mr. Gerber has become an influential investor on social and in traditional media. He has been a guest on Bloomberg, Reuters, Fox Business, Yahoo Finance, CNN, CNBC and Cheddar TV. He has appeared on many of the most popular podcasts including Meet Kevin, HyperChange TV, The Dave Portnoy Show, The Pomp Podcast and many more. Mr. Gerber is also on the executive board and a past president of the Guardians of the Jewish Home in Los Angeles. Mr. Gerber received his B.A. in Communications from the University of Pennsylvania in 1993.

William Stewart, Director

William Stewart has over 35 years of real estate and professional property management experience. Mr. Stewart owned, operated and managed his own real estate office with multiple agents working under his leadership. During his real estate career, Mr. Stewart was a trainer of new agents while working for the Century 21 County Center. Mr. Stewart has held his broker’s license for over 35 years and has attended various courses in real estate throughout his career, such as the Century 21 Investment Specialist program. Mr. Stewart has personally bought and sold numerous income properties throughout his career. William Stewart is the father-in-law of Kevin Paffrath.

McKay Thomason, Chief Operating Officer

McKay Thomason is the Chief Operating Officer at Reinvest, where he has been a foundational leader since the company’s early stages. His technical background in capital markets is anchored by passing the Series 7, 65, 27, and SIE examinations, and he further bridges the gap between finance and field operations as a licensed real estate agent. In addition to overseeing the Company’s daily property management and coordinating the launch of its Regulation D and A offerings, McKay drives the company’s technological evolution through his work with the R&D team on Reinvest HomesAI. His leadership refined by a two-year mission in Chile, where he became fluent in Spanish, and by an early career in a high-growth sales startup. His role encompasses the full spectrum of Reinvest's growth, from property acquisition and large-scale renovations to staffing, logistics, and long-term operational robustness. McKay passed the MLO exam in the first quarter of 2026.

Lauren Paffrath, Chief Managing Officer

Lauren Paffrath serves as Chief Managing Officer of Reinvest. Ms. Paffrath is married to Kevin Paffrath, the Company's Chief Executive Officer and Chief Financial Officer, and is a related party. Lauren Paffrath has been a property manager since 18 years old and oversees the daily operations of our in-house property management business, tenant screening guidelines, and is involved in Reinvest HomesAI training.

LEGAL PROCEEDINGS

Starting on May 15, 2025, the Company was the subject of a nonpublic investigation by the U.S. Securities and Exchange Commission for approximately 9 months. The SEC requested Reinvest’s trial balance, general ledger, property appraisals, Discord access, access to Meet Kevin’s course-member livestreams, wedge-finder information, bookkeeping documents, logs, selected employee communications, internal property management software, broker-dealer valuation of the Company, bank accounts, related-party transaction documents, broker-deal agreement(s), cap tables, bond-holder sheets, financial statements, marketing materials, complaints, etc. Reinvest provided all requested documents including selected Google Vault records, requested by the administrator. On February 9, 2026, the SEC concluded its investigation without recommending any enforcement action against House Hack, Inc., and the matter is closed. It did not result in any fine, penalty, recommendation, or enforcement action against the Company.

In 2024, the Company had an earnest money dispute for a contested property purchase in Texas. The plaintiff (seller) alleges House Hack, Inc. breached the contract when it failed to deposit the earnest money, and is seeking $1,000,000. House Hack, Inc. denies the allegations and alleges fraud, breach of contract, and defamation against the seller. House Hack, Inc. maintains that seller’s disclosures were fraudulent and that it relied on those disclosures to its detriment when deciding to enter into the purchase agreement. Therefore, House Hack, Inc. asserts that it was relieved of any and all duties under the contract, including the earnest money deposit. The case was dismissed without prejudice in 2025, however was refiled by plaintiff in 2026. House Hack, Inc. will vigorously defend what it believes to be a fraudulent lawsuit. Based on evidence in its possession, the Company believes its exposure in this matter is nominal, and it is not accruing any loss for this matter at this time. There has been no material progress in the case as of the date of this Offering Circular. Litigation is inherently uncertain, however, and regardless of outcome the Company expects to incur legal fees and to devote management time, which could be significant, and there can be no assurance as to the ultimate outcome.

In 2023, The Department of Financial Protection and Innovation of the State of California alleged that Kevin Paffrath performed unlicensed investment adviser activities in violation of California Corporations Code section 25230 from at least May 30, 2021 through June 26, 2021 during fundraising livestreams that he held on his YouTube channel for his campaign for California Governor. Mr. Paffrath agreed to enter into a Consent Order to settle the matter without either admitting or denying that he had violated any California law or regulation. As part of the Consent Order, Mr. Paffrath agreed to desist and refrain from any unlicensed investment adviser activities and to pay an administrative penalty of $5,000.00. Prior to this claim, back in September 2022, Mr. Paffrath had passed his Series 65 license exam, permitting Mr. Paffrath to become a registered investment adviser representative at his SEC registered investment adviser firm and give licensed financial advice to the firm’s clients.

On March 15, 2023, Kevin Paffrath, and other media influencers became parties (“Defendants”) to a class action suit filed in the United States District Court in the Southern District of Florida (Miami Division) by a class action investor in connection with the Chapter 11 bankruptcy filings of cryptocurrency exchange FTX Trading Ltd. (“FTX”) and West Realm Shires Services Inc. (“West Realm”). The complaint alleges the Defendants promoted, assisted, and/or actively participated in the offer and sale of unregistered securities by FTX and West Realm, as well as allegation violations of the Florida Securities and Investor Protection Act, the Florida Deceptive and Unfair Trade Practices Act, and Civil Conspiracy. Mr. Paffrath has retained outside counsel specifically for this matter. In 2023, Mr. Paffrath, through counsel, reached an agreement in principle to settle the matter. As of the date of this Offering Circular, the settlement has not been finalized; it remains subject to execution of final settlement documentation and to judicial approval, and there can be no assurance that it will be executed or approved.

Otherwise, the Company is not a party to any legal proceedings that, individually or in the aggregate, could have a material adverse effect on the Company's business, financial condition or operating results, except as disclosed.

No Bankruptcy, Investigations, or Criminal Proceedings

Except as described above under “Legal Proceedings,” none of the Company, the Officers, or any of the Affiliates has been a party to any bankruptcy proceedings, proceedings involving a material evaluation of the integrity or ability of the Officers, investigations regarding moral turpitude, or criminal proceedings or convictions (excluding traffic violations).

COMPENSATION OF EXECUTIVE OFFICERS

 For the fiscal year ended December 31, 2025, we compensated our three highest-paid executive officers as follows:

Name	Capacities in which compensation was received	Cash Compensation	Other Compensation	Total Compensation
Kevin Paffrath	Chief Executive Officer	302,354	$41,648 (1)	$344,002
Lauren N. Paffrath	Chief Managing Officer	302,354	$9,035 (1)	$311,389
McKay Thomason	Chief Operating Officer	260,815	$7,788 (1)	$268,603
Aggregate Annual Compensation for the Board of Directors				$60,000 (2)

(1)	Other Compensation consists of Company contributions to employee health insurance coverage under the Company’s Anthem PPO plan and employer matching contributions to the Company’s 401(k) plan. For Mr. Paffrath, this includes $32,613 in health insurance and $9,035 in 401(k) matching contributions. For Ms. Paffrath, this includes $9,035 in 401(k) matching contributions. For Mr. Thomason, this includes $7,788 in 401(k) matching contributions.
(2)	Aggregate Board of Directors compensation consists of fees paid to Ross Gerber of $60,000 for financial statement review and consultation on direction through Gerber-Kawasaki Inc. Mr. Stewart did not receive any compensation for his service on the Board of Directors during the year ended December 31, 2025. See Note 9 to the financial statements in Part F/S for additional disclosures regarding related party transactions.

Employment Arrangements

Officers

As of December 31, 2025, the Company had three (3) full-time employees, including its officers, and one part-time employee. During 2024, the Company downsized its workforce and outsourced significant functions including construction, software development, and accounting. The Company has continued to operate with this leaner structure throughout 2025, supplementing internal resources with independent contractors and third-party service providers as needed.

As of January 27, 2025, all employees of the company, including Kevin Paffrath, receive a salary and employee benefits, including health insurance and 401(k) contributions. Employees are presently compensated through a third-party payroll and benefits provider that is controlled by the Company’s Founder, which may mean employees’ actual hours and percentage of time dedicated to work at Reinvest may vary. Employee compensation and benefits or other Company expenses may change at any moment without advanced notice. Additionally, from January 2023 through October 31, 2025, Mr. Paffrath has provided the use of his private plane to the Company without any reimbursement for travel or operating costs. Mr. Paffrath provided the use of an aircraft through affiliated entities without reimbursement by the Company for any expenses. The aircraft was sold on October 31, 2025 and is no longer available to the Company.

Board of Directors

As of December 31, 2025, Reinvest has contracts with one (1) of its Directors to provide additional services to the Company apart from serving on the Company’s Board of Directors. Ross Gerber provides regular and ongoing reviews of the Company’s financials and consultation on the direction of the business.

For the 2025 calendar year, the Company compensated one (1) of its Directors, Ross Gerber, for services provided under an independent contractor consulting agreement through Gerber-Kawasaki Inc. The Company did not pay any fees to its remaining Directors for their service on the Board during 2025. The Board of Directors may later be additionally compensated, at Mr. Paffrath’s discretion, in cash or stock options, in addition to any salaries or payments they may receive as an employee or independent contractor of the Company.

Employees

As of the date of this Offering Circular, the Company has three full-time employees, including its officers, and one part-time employee. The Company also relies on outside contractors and third-party service providers, including approximately 10 software research and development contractors engaged through StartupHakk, one design contractor, a CPA, a bookkeeper, and contracted legal professionals.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

As of the date of this Offering Circular, the Company has authorized 600,000,000 shares of capital stock, consisting of 1,000,000 shares of Voting Common Stock, 500,000,000 shares of Non-Voting Common Stock, and 99,000,000 shares of Preferred Stock (of which 90,000,000 shares have been designated as Series A Preferred Stock), in each case with a par value of $0.0001 per share, pursuant to the Company's Second Amended and Restated Articles of Incorporation. The Company's audited financial statements as of December 31, 2025 reflect 200,000,000 authorized shares of Non-Voting Common Stock, which was the number authorized as of that date; the increase to 500,000,000 authorized shares of Non-Voting Common Stock was effected by the Amended and Restated Articles of Incorporation in 2026. As of the issuance date of these financial statements, all 1,000,000 shares of the Company's Voting Common Stock are issued and outstanding, and 48,482,334 shares of Non-Voting Common Stock and 712,500 warrants for additional shares of the Company's Non-Voting Common Stock are issued and outstanding.

As of December 31, 2025, the Company has issued $28,881,085 in unsecured Series A convertible bonds (the “Convertible Bonds”). The Convertible Bonds accrue interest at five percent (5%) per annum. The Convertible Bonds are convertible into the Company's Non-Voting Common Stock at a fixed price of one dollar and forty cents ($1.40) per share. Mr. Paffrath further invested into the Company by purchasing $5,000,000 of the Convertible Bonds, and invested again a separate and additional $1,000,000.

During Reinvest’s original Regulation D fundraising round from September 2022 through March 2023, it issued Warrants to those investors, permitting the holders of the Warrants to exercise them to purchase shares of Non-Voting Common Stock for $1.00/share when the Company called for redemption of the Warrants. During the year ended December 31, 2024, the Company called the warrants related to the PPM. Accordingly, the Company issued 5,199,184 shares of non-voting common stock for gross proceeds of $5,199,184 upon the exercise of warrants by the holders. The warrants were exercised at a price of $1.00 per share. Any warrants not exercised were forfeited. These Warrants are no longer outstanding. In 2024, all of those Warrants were redeemed at the holder’s request or expired unexercised.

From February to May 2024, the Company originally issued 1,224,490 shares of Non-Voting Common stock for proceeds of $2,448,980 via an additional Regulation D offering, at $2.00 per share. In October 2024, the Company decided to issue additional shares and warrants, if applicable, to those investors that participated in its Regulation D offering that was held from February to May 2024. These investors had invested at $2.00 per non-voting common share during this offering, and the warrants were exercisable at $2.00 per share. The Company issued an additional 1,224,490 shares to the investors to effectuate a $1.00 per share price of the offering. To the extent investors received warrants, the coverage was adjusted proportionally, and the exercise price was reduced from $2.00 to $1.00.

As part of this offering, the Company issued warrants to any investor that invested $100,000 or more. The respective investor received warrants for 50% of the number of shares purchased. The warrants shall be callable at the election of the Company beginning on January 1, 2026 for the fixed purchase price of $1.00 per share of Non-Voting Common Stock (as adjusted from $2.00 per share pursuant to above). Warrant funding will be due no later than the first business day 60 days after the warrants are called for redemption and will expire worthless thereafter if not exercised during the applicable redemption period. An aggregate of 712,500 warrants were issued in connection with this offering, all of which are outstanding as of December 31, 2025 and 2024.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants, and convertible securities that are currently exercisable or convertible within 60 days of the date of this Circular into the Company’s common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants, or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The Paffraths, through the Paffrath family trust or related estate-planning vehicles, currently control 100% of the Company’s Voting Common Stock. See “Interest of Management and Others in Certain Transactions” and Note 8 to the financial statements in Part F/S for additional information regarding the issuance of the founding shares and related promissory note.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Kevin Paffrath 8164 Platinum St. Ventura, CA 93004	Voting Common Stock	1,000,000	N/A	100%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In connection with the Company’s founding capitalization, Kevin Paffrath purchased 1,000,000 shares of Voting Common Stock at $1.00 per share. The purchase price was financed through a promissory note approved by the Board of Directors. The note was originally non-interest bearing and scheduled to mature on September 30, 2023. In January 2023, the note was modified to provide for recourse against Mr. Paffrath and to accrue interest at 4.55% per annum.

Mr. Paffrath paid $75,000 toward the note and advanced $172,751 in organization costs on behalf of the Company, which were applied as offsets against the note. As of December 31, 2023, the remaining note receivable balance was $752,249 and was reflected as a contra-equity balance on the Company’s balance sheet. On December 27, 2024, with Board approval, the Company forgave the remaining $752,249 principal balance and $68,268 of accrued interest, for a total forgiveness amount of $820,517, which was included in general and administrative expenses in the statements of operations and comprehensive loss. The note was executed in connection with the issuance of founding shares, and the Company did not advance cash proceeds to Mr. Paffrath under the note. See Note 8 to the financial statements in Part F/S.

On September 18, 2024, the Company’s Board of Directors informally met via telephone and discussed purchasing a four-unit apartment building in Ventura, California, built in 1905 (the “Ventura Fourplex”), from Really Toxic Assets, LLC, an entity controlled by our CEO, Kevin Paffrath. Since the acquisition, the Company has expanded the property from four to six units by constructing two permitted accessory dwelling units, building on planning work that began before the sale; both units are now leased. Mr. Paffrath was absent from the meeting given his conflict of interest with the discussion and vote. The Board reviewed three appraisal reports: (i) a report prepared by Jim Armstrong of West Coast Appraisal Group, Ventura, California, based on an interior inspection, with an opinion of value of $1,755,000 as of December 29, 2023, which had been obtained by Mr. Paffrath; (ii) a desktop appraisal prepared without an inspection by Sidney Loiseau of South Shore Appraisals, San Diego, California, with an opinion of value of $1,260,000 as of July 30, 2024, obtained by the Company; and (iii) a report prepared by a third appraiser, based on an exterior inspection, with an opinion of value of $1,850,000 as of September 3, 2024, obtained by the Company. Please note that the Company was unable to obtain a consent from the third appraiser to include as an Exhibit. None of the appraisers that prepared the reports listed above were employed by the Company for this purpose on a contingent basis, nor did any have a material interest in the Company (or its parents or subsidiaries) or were connected with the Company (or any of its subsidiaries) as a promoter, underwriter, voting trustee, director, officer, or employee. The average of the three opinions of value was approximately $1,622,000. By written consent dated September 19, 2024, the disinterested directors (Robert Carey, Ross Gerber, and William Stewart), after reviewing the three appraisals and current market conditions in Ventura, approved the purchase at a price of $1,600,000, which was below the average of the three opinions of value and above the lowest opinion, and determined that price to be fair and reasonable to the Company. The transaction closed on September 27, 2024. No brokerage commissions were paid. Mr. Paffrath has stated that he sold the property to the Company in order to divest the last rental property he owned personally and thereby avoid any appearance of a conflict of interest between him and the Company. None of the appraisers that prepared the reports listed in this paragraph were employed by the Company for this purpose on a contingent basis, nor did any have a material interest in the Company (or its parents or subsidiaries) or were connected with the Company (or any of its subsidiaries) as a promoter, underwriter, voting trustee, director, officer, or employee.

Ross Gerber, a member of the Board of Directors, owns 36% of Gerber-Kawasaki Inc. (“Gerber Kawasaki”) a retail investment firm that provided the Company with investment services during 2023 to manage treasury bill investments. Mr. Gerber received customary fees for those trading activities. The trading services terminated December 2023. Beginning January 1, 2024, Mr. Gerber began providing monthly financial statement review services and is compensated at the monthly rate of $5,000.

On December 17, 2025, the Board of Directors adopted the Company's 2025 Nonstatutory Stock Option Plan and approved option grants to five related parties, including the Company's CEO and Chairman Kevin Paffrath (136,655,982 options held through the Paffrath family trust), COO McKay Thomason (22,402,620 options), CMO Lauren Paffrath (6,720,786 options held through the Paffrath family trust), and Directors Ross Gerber (6,720,786 options) and Bill Stewart (6,720,786 options). The options are described in Note 8 and Note 9 to the financial statements.

While the 2025 Nonstatutory Stock Option Plan authorizes a significant number of shares, the Board structured the Plan with stringent mechanisms to align with long-term shareholder value creation. Specifically:

Zero Realizable Value Today & 5-Year Lock-Up: The options are completely unvested and subject to a strict 5-year continuous service cliff (vesting no earlier than December 17, 2030, with limited exceptions for death, disability, or a Change in Control).

Aggressive Performance Hurdles: The Plan is heavily back-weighted. Insiders earn the vast majority of options only at the highest valuations ($3 Billion to $10 Billion), effectively requiring a ~2,000% to ~3,900% increase in enterprise value before full dilution occurs.

Tax-Driven IPO Alignment: Because these are Non-Statutory Stock Options (NSOs), this structure creates a natural financial incentive for insiders to pursue significant value creation and a potential future public listing to satisfy tax obligations. As of December 31, 2025, no tranches are currently probable of being achieved. Because nonstatutory stock options may create tax obligations upon exercise, option holders may need liquidity to exercise or satisfy related taxes. However, the Plan does not obligate the Company to pursue an IPO, listing, repurchase, tender offer, or other liquidity event.

The Plan is intended to align long-term service-provider incentives with substantial increases in Company value. Options remain unvested and generally unexercisable unless both service-based and performance-based conditions are satisfied. The Plan may result in significant dilution if performance thresholds are achieved, but those thresholds require substantial increases in Company value under the Plan’s valuation framework.

Voting Control

The Paffrath family trust holds 100% of the Voting Common Stock of the Company through 1,000,000 issued and outstanding Voting Common Shares. Kevin Paffrath and Lauren Paffrath, together referred to herein as the “Paffraths,” control or share control over the trust and, as a result, can control substantially all matters requiring stockholder approval, including the election and removal of directors, amendments to governing documents, mergers, acquisitions, sales of assets, financing transactions, the decision to pursue or not pursue an IPO, the decision to pursue or not pursue any share repurchase, exchange, or other liquidity program, and the decision to remain privately held indefinitely.

Holders of Non-Voting Common Stock, shares issued upon conversion of convertible bonds, and shares issued upon conversion of the Shares will have no voting rights except as may be required by applicable law. Minority investors will not be able to influence corporate policy, liquidity strategy, capital allocation, executive compensation, related-party transactions, software strategy, real estate strategy, or the timing or existence of any future liquidity event, even if such decisions conflict with the short-term liquidity preferences of individual investors.

Capital Provider and Governance Negotiation Risk

The Company may from time to time discuss potential financings, strategic investments, venture capital investments, institutional investments, credit facilities, public-company transactions, or other capital transactions with third parties. Such parties may request preferred economics, board rights, veto rights, information rights, liquidity rights, redemption rights, governance rights, anti-dilution protections, registration rights, operational covenants, or other terms that could affect the Company and its stockholders.

The Company may decline such transactions if management believes the requested terms, governance rights, dilution, control implications, cost of capital, or strategic restrictions are not in the best interests of the Company and its stockholders. There can be no assurance that the Company will obtain outside capital on favorable terms, or at all. Any future financing may dilute existing stockholders, impose restrictions on the Company, or affect the Company’s liquidity strategy.

Founder Dependence and Continuity of Operations

The Company’s brand visibility, software revenue, course and membership revenue, investor awareness, and customer acquisition are materially dependent on the public persona, reputation, content, and continued involvement of Kevin Paffrath, also known as “Meet Kevin.” The loss, death, disability, incapacity, resignation, termination, reputational impairment, or reduced involvement of Mr. Paffrath could materially and adversely affect the Company’s revenue, customer acquisition, software adoption, fundraising ability, and overall business strategy.

Investors should not, however, expect that the Company would liquidate, wind down, redeem shares, sell assets, or cease operations if Mr. Paffrath dies, becomes disabled, or is otherwise unable or unwilling to continue serving the Company. The Company is prepared to continue operating its real estate, software, membership, and related businesses through its remaining officers, employees, contractors, the Board, third-party service providers, and applicable succession arrangements, including any constructive valuation provisions in the Company’s 2025 Plan that may apply upon a death or disability event. The Company currently expects any such continuity plan to include continued leadership or oversight by Lauren Paffrath, remaining officers and key personnel, and successor trustees or other persons designated under applicable trust, estate-planning, employment, contractor, or governance arrangements, although no assurance can be given that any particular individual will remain involved or that any transition will be successful. Voting control of the Company is expected to remain with the Paffrath family trust or successor trustees, including Lauren Paffrath or other successor trustees designated under the applicable trust and estate-planning documents. The Company’s mission and operations are designed to continue without dependence on any single individual. Kevin Paffrath has been critical to the founding of the Company and AI-training to-date. However, the Company now believes it could continue most operations without Kevin Paffrath, including Reinvest HomesAI, real estate investments, property management, and Reinvest StockAI services. There may be reduced demand for the Alpha Membership, though, should Kevin Paffrath be unable to continue servicing the product.

Investors in Non-Voting Common Stock will not have the right to demand liquidation, redemption, repurchase, sale of the Company, or any change in strategy as a result of Mr. Paffrath’s death, disability, incapacity, resignation, termination, or reduced involvement.

The Company has implemented succession and continuity planning designed to enable day-to-day operations, property management, software development, and customer support to continue under existing leadership, employees, and contractors, even if Mr. Paffrath is no longer personally involved. The Paffrath family trust, led by Lauren Paffrath or successor trustees, is expected to maintain voting control and to oversee a transition focused on preserving and compounding long-term value rather than liquidating assets.

Related-Party Acquisition of 8164 Platinum Street

In October 2025, the Company acquired the property located at 8164 Platinum Street, Ventura, California from Really Toxic Assets, LLC, an entity affiliated with Kevin Paffrath. Prior to the acquisition, the Company leased the property as office space for $6,000 per month from an entity controlled by Mr. Paffrath or his affiliates. The property had been used by the Company for office, operational, content, gym, and related business purposes.

The Company obtained two independent appraisals for the property. One appraisal, prepared by Carrie Austin of Channel Islands Appraisals, Inc., concluded an opinion of market value of $980,000 as of October 3, 2025, and another appraisal, prepared by Edward J. Armstrong of West Coast Appraisal Group, concluded an opinion of market value of $1,000,000 as of October 3, 2025. The Company purchased the property for $920,000, which was below both appraised values. The final closing statement reflects House Hack, Inc. as buyer, Really Toxic Assets, LLC as seller, a sale price of $920,000, and a rent proration based on monthly rent of $6,000.

Experts. The appraisal reports referred to above were prepared by the appraisers named above, each of whom has consented to the references to his report in this Offering Circular. The consents are filed as Exhibits 11.2 through 11.6 to the Offering Statement. None of the appraisers that prepared the reports listed above were employed by the Company for this purpose on a contingent basis, nor did any have a material interest in the Company (or its parents or subsidiaries) or were connected with the Company (or any of its subsidiaries) as a promoter, underwriter, voting trustee, director, officer, or employee.

In connection with the acquisition, the Company also received certain existing office, gym, content, security, and related equipment, fixtures, furniture, and improvements located at the property that had previously been used in connection with the property and/or the operations of The Paffrath Organization, Inc. or affiliated entities. The Company did not allocate material separate value to such items because management concluded that the items were incidental to the property acquisition, had uncertain standalone fair value, and were not material to the Company’s financial statements. Management further concluded that no material separate intangible asset, equipment asset, contribution, or related-party consideration should be recorded for these items.

The Board of Directors evaluated and approved this transaction as favorable to the Company. By purchasing the property for $920,000, representing an $80,000 discount to the highest independent appraisal of $1,000,000, the Company captured immediate equity. Furthermore, the transaction permanently eliminated the Company's $72,000 annualized related-party rent obligation, converting a monthly operating cash expense into an owned, debt-free corporate asset that aligns with the Company's core 'wedge' real estate strategy. However, there can be no assurance that the Company would have obtained the same terms in an unaffiliated transaction. The Company will continue to evaluate the transaction, valuation support, treatment of any inherited equipment or improvements, and related-party disclosure in connection with the completion of its financial statements and audit.

Related-Party Software Development Arrangement

The Company has engaged outside software contractors for development of Reinvest HomesAI, Reinvest StockAI, Alpha Membership features, Alpha AI / Kevin AI, and related software products. Spencer Thomason serves as a lead software developer for the Company under the 2025 Plan, and is responsible for hiring, supervising, and directing software engineers and contractors who provide services to the Company. Spencer Thomason operates through StartupHakk, LLC and is the father of McKay Thomason, the Company’s Chief Operating Officer.

Because of this family relationship, the arrangement may create actual, potential, or perceived conflicts of interest. The Board of Directors reviews and approves all material related-party transactions. Because the Company does not currently have a formal audit committee or independent committee dedicated to related-party review, all directors participate in the evaluation process. Mr. Paffrath recuses himself from Board votes on transactions in which he has a direct personal interest, including the acquisition of 8164 Platinum Street and the assumption of Meet Kevin course operations. The Company intends to adopt a formal written related-party transaction policy prior to any future public listing. Investors should note that the Paffraths hold 100% of the Voting Common Stock and Kevin Paffrath serves as Chairman, CEO, and Principal Financial Officer, which limits the practical independence of the Board's review process. There can be no assurance that the terms of any related-party contractor arrangement are the same as would have been obtained from an unaffiliated third party.

SECURITIES BEING OFFERED (DESCRIPTION OF SECURITIES)

This description sets forth certain terms of the Shares that the Company is offering pursuant to this Offering. The Company refers you to the Amended and Restated Articles of Incorporation (“Articles”) for a full disclosure of all such terms, as well as any other capitalized terms used in this Circular for which no definition is provided.

Because this section is a summary, it does not describe every aspect of the Shares or the Articles. The Company urges you to read the Articles carefully and in their entirety because the Articles, and not this summary, define your rights as a Shareholder. The Articles are attached as an exhibit to the Circular.

Ranking

With respect to dividend rights and rights upon any liquidation, dissolution, or winding up of the Corporation, the Series A Preferred Stock shall rank (i) senior to the Voting Common Stock, the Non-Voting Common Stock, and each other class or series of capital stock that does not expressly rank senior to or on parity with it, and (ii) junior and subordinate to all existing and future indebtedness of the Corporation, including the Corporation's outstanding Series A Convertible Bonds until such bonds are converted into equity.

Manner of Offering

The offering is being made on a best-efforts basis through the Company’s broker/dealer of record. The broker/dealer of record will not be required to purchase any of the Shares.

Determination of Offering Price

The offering price of $1.90 per Share was determined by the Company. As noted on the cover page, the price is arbitrary in the sense that it does not bear a direct relationship to the Company's book value, asset value, net worth, or any other established valuation metric, and no underwriter, investment banker, or independent appraiser was engaged to set it. In establishing the price, however, management considered a number of factors, including: the Company's real estate portfolio, the estimated discount those properties were acquired for, and the growth in value of those properties since acquisition; the November 2025 assumption of the Meet Kevin courses, Alpha Membership, and related digital-product operations, which added recurring software and membership revenue and contributed to the Company reporting positive cash flow from operating activities for the year ended December 31, 2025 (which positive operating cash flow was attributable primarily to upfront cash collected from sales of lifetime-access software and membership products that is recorded as deferred revenue and recognized as GAAP revenue over an estimated two-year period, rather than to operating profitability — see "Management's Discussion and Analysis — Software and Membership — Cash Collected vs. GAAP Revenue"); the development and beta release of the Company's software and artificial-intelligence products, including Reinvest StockAI and Reinvest HomesAI, with broader feature releases in June 2026; the terms of the Series A Preferred Stock, including its cumulative 7.0% dividend and liquidation preference; a reduction in operating expenses; and general market conditions.

Several of the developments management considered are early-stage rather than fully realized as of the date of this Offering Circular. The June 2026 valuation feature release of Reinvest HomesAI has occurred but broader commercial adoption, recurring revenue, and additional features have not been achieved. In April 2026, the Board reviewed a 2026 capital-raise strategy contemplating a share price of $1.87 or more following that release. The offering price of $1.90 is consistent with, but not determined by, that review. There can be no assurance that the anticipated developments will occur, will occur on the expected timeline, or will support the offering price, and the value of the Shares may be substantially lower.

Dividends

The holders of Series A Preferred Stock shall be entitled to receive cumulative dividends that accrue at a simple (non-compounding) rate of seven percent (7%) per annum of the Original Purchase Price. Dividends shall accrue daily from the date of original issuance of each share and shall be payable in cash semi-annually in arrears on June 30 and December 31 of each year, when, as, and if declared by the Board of Directors out of funds legally available therefor. To the extent the Board does not declare and pay a dividend for any period, whether to preserve capital or otherwise, the unpaid amount shall accumulate in arrears, without interest, until declared and paid. Accrued but unpaid dividends shall not constitute a debt or liability of the Corporation unless and until declared by the Board out of legally available funds. The Corporation shall not declare or pay any dividend or distribution on its Voting Common Stock or Non-Voting Common Stock unless and until all accrued and unpaid dividends on the Series A Preferred Stock have been paid in full or declared and set apart for payment.

The Company believes a 7.0% preferred dividend is appropriate because the Preferred Stock is equity rather than debt, ranks below the Company’s existing and future indebtedness, and is intended to provide the Company with long-term capital that converts into common equity rather than requiring repayment, to support long-term real estate ownership, development, software, AI, membership, and capital-allocation activities. Management believes the Company’s growing software, AI, and membership revenue streams may provide additional operating flexibility relative to a real-estate-only business model.

However, the preferred dividend is not guaranteed. Dividends on the Preferred Stock will be payable only if, when, and as declared by the Board of Directors, and only to the extent permitted by applicable law and the Company’s financial condition. The Company may experience reduced rental income, lower software or membership sales, higher refund or chargeback activity, increased development costs, increased insurance, tax, labor, compliance, or maintenance costs, lower property values, higher vacancies, delays in ADU or construction projects, recessionary conditions, higher interest rates, regulatory changes, or other events that could impair the Company’s ability or willingness to pay dividends.

The Company’s software, AI, and membership products are early-stage and may not achieve expected adoption, retention, margins, revenue, or profitability. Cash collected from software, AI, or membership products may be subject to deferred revenue accounting, ongoing service obligations, customer support costs, refund risk, chargeback risk, development costs, cybersecurity risk, platform risk, and reputational risk. Deferred revenue and customer prepayments should not be interpreted as profit, unrestricted free cash flow, or a guarantee of future dividend capacity.

The Company may discuss potential tax advantages of preferred equity compared with debt; however, tax treatment will depend on the Company’s current and accumulated earnings and profits, the investor’s tax status, holding period, basis, state of residence, and other factors. Preferred distributions may be treated as dividends, qualified dividends, return of capital, capital gain, or otherwise depending on applicable tax rules and investor-specific circumstances. Investors should consult their own tax advisors and should not assume that any distribution will be tax-free, tax-deferred, qualified, or otherwise tax-advantaged.

The Preferred Stock ranks senior to all classes of the Company’s Common Stock with respect to dividend rights and rights upon liquidation, but is strictly subordinated to all existing and future indebtedness of the Company, including the Company’s outstanding Convertible Bonds (until such time as they are converted to equity). Dividends on the Preferred Stock are cumulative. To the extent the Board of Directors does not declare a dividend for any period, whether to preserve capital or otherwise, the unpaid amount will accrue and accumulate in arrears until declared and paid. Accrued but unpaid dividends do not constitute a legal debt or liability of the Company unless and until expressly declared by the Board out of legally available funds. Furthermore, the Company will not be permitted to declare or pay any dividends on its Common Stock until all accrued and unpaid dividends on the Preferred Stock have been paid in full.

The Series A Preferred Stock accrues a cumulative dividend at a simple, non-compounding rate of 7.0% per annum of the Original Purchase Price from the date of issuance until the Mandatory Conversion Date, and no dividend accrues on or after that date. Upon the mandatory conversion of the Series A Preferred Stock into Non-Voting Common Stock effective as of 11:59 p.m. Mountain Time on December 31, 2029 (the "Mandatory Conversion Date"), all accrued but unpaid dividends will be paid in cash, to the extent of legally available funds, on or promptly following the conversion date. To the extent the Company does not have legally available funds, such dividends will remain accrued until paid.

Because the Company has not been GAAP profitable, dividends on the Preferred Stock are expected to be funded, for the foreseeable future, from a potential combination of proceeds of this Offering, operating cash flow to the extent available, existing capital, or other available sources rather than from operating profits. Paying dividends from offering proceeds, existing capital, or other non-profit sources will reduce capital available to operate and grow the Company.

Voting Rights

The Shares do not have any voting rights, except those required under the Wyoming Business Corporations Act and as provided in the Company's Amended and Restated Articles of Incorporation. Under the Articles, so long as the Series A Preferred Stock is outstanding, the Company may not, without the affirmative vote of the holders of at least a majority of the outstanding Series A Preferred Stock voting separately as a class, (i) amend, alter, or repeal any provision of the Articles or the Bylaws so as to adversely affect the designations, preferences, limitations, and relative rights of the Series A Preferred Stock, or (ii) effect any reclassification of the Series A Preferred Stock. Apart from these limited protective rights and any other rights required under the Wyoming Business Corporations Act, the Shares have no voting rights. The Shares convert into Non-Voting Common Stock of the Company, which also has no voting rights except as required by law. At present, the Paffrath family trust holds 100% of the Voting Common Stock, and the Paffraths control or share control over the trust. As a result, the Paffraths have exclusive decision-making authority over the election of directors and the general direction of the Company. Holders of Shares will not be able to influence the election of directors, the Company’s liquidity strategy, capital allocation, or other corporate decisions.

Automatic Conversion

The Series A Preferred Stock is a mandatorily convertible preferred stock. Effective as of 11:59 p.m. Mountain Time on December 31, 2029 (the "Mandatory Conversion Date"), each outstanding share of Series A Preferred Stock will automatically and mandatorily convert into Non-Voting Common Stock at a fixed conversion price of $1.90 per Share, subject to the terms of the Articles. Conversion is mandatory and automatic; holders have no right to prevent, defer, or accelerate conversion, and no holder action is required for it to occur. Because the Original Purchase Price ($1.90) and the Conversion Price ($1.90) are the same, each share of Series A Preferred Stock is expected to convert into one (1) share of Non-Voting Common Stock. The cumulative 7.0% dividend accrues only until the Mandatory Conversion Date and ceases upon conversion; from and after that date, holders will hold Non-Voting Common Stock, which is not entitled to the 7.0% cumulative dividend or to the liquidation preference of the Series A Preferred Stock. The economic benefit of the Series A Preferred Stock, relative to holding Non-Voting Common Stock, is therefore the cumulative 7.0% dividend and the liquidation preference accruing prior to conversion, not an increased number of underlying shares.

Liquidation Rights

In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, after satisfaction of all indebtedness and obligations of the Corporation (including the Convertible Bonds until converted) and before any distribution to holders of Voting Common Stock or Non-Voting Common Stock, each holder of Series A Preferred Stock shall be entitled to receive, out of assets legally available for distribution, an amount per share equal to the Original Purchase Price ($1.90) plus all accrued and unpaid dividends thereon to the date of distribution (the “Liquidation Preference”). If available assets are insufficient to pay the full Liquidation Preference to all holders, such assets shall be distributed ratably among the holders in proportion to the full amounts to which they would otherwise be entitled. After payment of the full Liquidation Preference, the Series A Preferred Stock shall not participate further in the distribution of the Corporation's assets.

Preemptive Rights

There are no preemptive rights for Shareholders.

Transfer of Shares

The transfer of Shares by a Shareholder is limited.

If there are restrictions imposed by federal or state law on the transfer of the Shares, the Shareholders agree that they will refrain from engaging in such a transfer until the restriction(s) by law is lifted or no longer applies. It is the duty of the Shareholder, not the Company, to ensure there are no restrictions on transfer imposed by law.

Liabilities of the Shareholders under the Bylaws and State Law

The Company is organized under the laws of the State of Wyoming. Under Wyoming law, Shareholders generally are not liable for the Company debts or obligations solely as a result of their status as shareholders.

Series A Preferred Stock vs Convertible Bonds

The Series A Preferred Stock offered under this Offering Circular is separate and distinct from the Company’s previously issued Convertible Bonds. The Series A Preferred Stock is equity that accrues a 7.0% cumulative dividend and converts automatically into Non-Voting Common Stock on December 31, 2029 at a conversion price of $1.90 per share. The Convertible Bonds are separately issued debt (issued in 2024, 2025, and 2026) that bears 5% interest payable in cash and, beginning January 1, 2027, converts into Non-Voting Common Stock at a conversion price of $1.40 per share if an independent valuation determines that the Company’s per-share value meets or exceeds $1.40; any such conversion is subject to the terms of the bonds and is not assured. Investors in this Offering are purchasing the Series A Preferred Stock and not the Convertible Bonds.

TAX TREATMENT

Prospective Investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

FOREIGN INVESTORS: NON-U.S. INVESTORS ARE SUBJECT TO UNIQUE AND COMPLEX TAX CONSIDERATIONS. THE COMPANY MAKES NO DECLARATIONS AND OFFERS NO ADVICE REGARDING THE TAX IMPLICATIONS TO NON-U.S. INVESTORS, AND SUCH INVESTORS ARE URGED TO SEEK INDEPENDENT ADVICE FROM THEIR OWN TAX COUNSEL OR ADVISORS BEFORE MAKING ANY INVESTMENT.

Tax Classification of the Company

The Company is a corporation organized under Wyoming law and is treated as a “C corporation” for U.S. federal income tax purposes. As a C corporation, the Company is subject to U.S. federal and applicable state income tax on its taxable income at the entity level. The Company’s income, gains, losses, deductions, and credits do not pass through to Shareholders, and Shareholders generally will not be subject to tax on the Company’s earnings unless and until the Company makes a distribution on the Shares, or a Shareholder sells, exchanges, or otherwise disposes of Shares.

Tax Returns

The Company files its own corporate income tax returns and pays any entity-level income tax due.

The Company does not issue Schedule K-1s or other pass-through tax information to Shareholders. To the extent the Company pays a distribution on the Shares, it expects to report that distribution to the recipient and to the Internal Revenue Service on Form 1099-DIV (or other applicable form). The character of any distribution, for example, as an ordinary dividend, a qualified dividend, return of capital, capital gain, or other tax treatment will depend on the Company’s current and accumulated earnings and profits and the Shareholder’s tax basis in the Shares. Each Shareholder is responsible for preparing its own tax returns and for reporting any distributions received or gains recognized, and should consult its own tax advisor.

ERISA CONSIDERATIONS

In Some Cases, if the Investors Fail to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Shares, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties:

There are special considerations that apply to investing in the Company’s Shares on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the Investor is investing the assets of any of the entities identified in the prior sentence in the Company’s Shares, the investor should satisfy themselves that:

1.	The investment is consistent with the investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;

2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

4.	The investment will not impair the liquidity of the trust, plan or IRA;

5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;

6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and The investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s Shares constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

60

Part F/S

HOUSE HACK INC.

A Wyoming Corporation

Financial Statements

As of December 31, 2025 and 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of House Hack, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of House Hack, Inc. (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ dbbmckennon

We have served as the Company’s auditor since 2022.

Newport Beach, California

April 30, 2026

HOUSE HACK, INC.

BALANCE SHEETS

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$12,515,114	$9,902,380
Short-term investments	3,366,156	2,616,965
Accounts receivable	25,081	-
Prepaid expenses	213,777	159,623
Interest receivable	30,061	5,325
Total current assets	16,150,189	12,684,293
Property and equipment, net	38,458	-
Intangible assets, net	208,612	-
Real estate held for investment, net	54,974,986	41,386,062
Total assets	$71,372,245	$54,070,355

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,032	$17,855
Security deposits	173,936	142,139
Deferred revenue - current	821,774	-
Other current liabilities	342,038	190,320
Total current liabilities	1,344,780	350,314
Convertible bonds, net	28,577,083	10,445,000
Deferred revenue	245,135	-
Total liabilities	30,166,998	10,795,314

Commitments and contingencies (Note 11)

Stockholders' equity:
Voting common stock, $0.0001 par value, 1,000,000 shares authorized, issued and outstanding as of both December 31, 2025 and December 31, 2024	100	100
Non-voting common stock, $0.0001 par value, 200,000,000 shares authorized, 48,482,334 and 48,472,864 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	4,848	4,848
Additional paid-in capital	48,599,063	48,589,593
Accumulated other comprehensive income	5,820	18,062
Accumulated deficit	(7,404,584)	(5,337,562)
Total stockholders' equity	41,205,247	43,275,041
Total liabilities and stockholders' equity	$71,372,245	$54,070,355

The accompanying notes are an integral part of these financial statements.

HOUSE HACK, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended
	December 31,
	2025	2024
Rental income	$2,455,813	$1,924,725
Commissions	203,153	-
Software and subscriptions, net	48,094	-
Total revenues	2,707,060	1,924,725

Property expenses and other costs of revenues:
Property related costs	787,537	709,668
Depreciation	1,192,150	911,699
Cost of software income	17,541	-
Total property expenses and other costs of revenues	1,997,228	1,621,367
Gross profit	709,832	303,358

Other operating expenses
General and administrative	1,843,704	5,295,026
Research and development	419,338	-
Total operating expenses	2,263,042	5,295,026

Loss from operations	(1,553,210)	(4,991,668)

Other income (expense):
Interest income	140,962	412,248
Interest expense	(843,044)	(295,495)
Dividend income	186,402	129,052
Realized gain (loss) on sale of investments	1,868	(55,087)
Total other (expense) income	(513,812)	190,718

Provision for income taxes	-	-
Net loss	(2,067,022)	(4,800,950)
Unrealized gain (loss) on available-for-sale securities	(12,242)	18,062
Net comprehensive loss	$(2,079,264)	$(4,782,888)

Weighted average common shares outstanding - basic and diluted	48,481,737	46,030,152
Net loss per common share - basic and diluted	$(0.04)	$(0.10)

The accompanying notes are an integral part of these financial statements.

HOUSE HACK, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2025 and 2024

							Accumulated
					Additional	Subscription	Other		Total
	Voting Common Stock		Non-Voting Common Stock		Paid-in	Receivable,	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Related Party	Income	Deficit	Equity
Balances at December 31, 2023	1,000,000	$100	40,577,123	$4,058	$40,694,642	$(752,249)	$-	$(536,612)	$39,409,939
Shares issued for cash	-	-	2,448,980	245	2,448,735	-	-	-	2,448,980
Exercise of warrants	-	-	5,199,184	520	5,198,664	-	-	-	5,199,184
Repurchase of shares	-	-	(10,000)	(1)	(9,999)	-	-	-	(10,000)
Shares issued for services	-	-	257,577	26	257,551	-	-	-	257,577
Forgiveness of subscription receivable, related party	-	-	-	-		752,249	-	-	752,249
Unrealized gain on available-for-sale securities	-	-	-	-	-	-	18,062	-	18,062
Net loss	-	-	-	-	-	-	-	(4,800,950)	(4,800,950)
Balances at December 31, 2024	1,000,000	100	48,472,864	4,848	48,589,593	-	18,062	(5,337,562)	43,275,041
Shares issued for services	-	-	9,470	-	9,470	-	-	-	9,470
Unrealized loss on available-for-sale securities	-	-	-	-	-	-	(12,242)	-	(12,242)
Net loss	-	-	-	-	-	-	-	(2,067,022)	(2,067,022)
Balances at December 31, 2025	1,000,000	$100	48,482,334	$4,848	$48,599,063	$-	$5,820	$(7,404,584)	$41,205,247

The accompanying notes are an integral part of these financial statements.

HOUSE HACK, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(2,067,022)	$(4,800,950)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	1,192,150	911,699
Amortization of intangible assets	15,789	-
Amortization of investment discount	(35,342)	(16,185)
Amortization of debt discount	13,974	-
Realized (gain) loss on sale of investments	(1,868)	55,087
Shares issued for services	9,470	257,577
Forgiveness of subscription receivable and due from related party	-	820,517
Changes in operating assets and liabilities:
Interest receivable	(24,736)	193,182
Accounts receivable	(25,081)	-
Prepaid expenses	(54,154)	(159,623)
Due from related party	-	(35,037)
Accounts payable	(15,328)	(28,893)
Deferred revenue	1,066,909	-
Other current liabilities	151,718	270,749
Security deposits	31,797	-
Net cash provided by (used in) operating activities	258,276	(2,531,877)
Cash flows from investing activities:
Purchase of investments	(13,458,822)	(17,230,964)
Proceeds from investments	12,725,131	30,412,061
Purchase of real estate	(14,781,075)	(35,517,097)
Purchase of property and equipment, net	(38,458)	-
Escrow deposits used for purchase of real estate	-	1,224,800
Acquisition of intangible assets	(224,401)	-
Net cash used in investing activities	(15,777,625)	(21,111,200)
Cash flows from financing activities:
Proceeds from line of credit	-	16,533,454
Repayments of line of credit	-	(16,533,454)
Proceeds from convertible bonds, net of offering costs	18,132,083	10,445,000
Shares issued for cash	-	2,448,980
Repurchase of shares	-	(10,000)
Subscription receivable	-	460,934
Exercise of warrants	-	5,199,184
Net cash provided by financing activities	18,132,083	18,544,098
Net change in cash and cash equivalents	2,612,734	(5,098,979)
Cash and cash equivalents at beginning of year	9,902,380	15,001,359
Cash and cash equivalents at end of year	$12,515,114	$9,902,380

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$751,071	$260,513

Supplemental disclosure of non cash investing and financing activities:
Unrealized gain (loss) on available-for-sale securities	$12,242	$18,062

The accompanying notes are an integral part of these financial statements.

HOUSE HACK, INC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2025 and 2024

NOTE 1 — NATURE OF OPERATIONS

House Hack, Inc. (the "Company") is a corporation organized on June 22, 2022 under the laws of Wyoming. On September 27, 2025, the Company determined to rebrand some of its corporate operations and activities under the name “Reinvest" and others under the existing fictitious business name, HouseHack. The Company maintains its official corporate name, House Hack, Inc., and is doing business as Reinvest and/or HouseHack. All securities issued by the Company and all contracts entered into by the Company are unaffected by the rebrand.

The Company invests in real estate assets primarily in California and Utah historically, either directly or through potential subsidiaries. The Company focuses on "wedge" opportunities within the real estate industry, which represent unrealized real estate value. The Company pursues two strategies to identify and realize wedge opportunities. The first strategy involves the acquisition of wedge properties comprising various types of real estate, including single-family residences and multi-family apartment buildings. After acquiring these wedge properties, the Company renovates them, rents them out and manages them, and may strategically sell and/or package them into investment vehicles to sell to other investors. Another strategy in progress involves the Company's planned "EquityHack" program, which aims to provide financing solutions to existing homeowners. To date, no such transactions have been entered into. To date, no properties have been liquidated since the founding of the Company.

House Hack, Inc. continues to own and operate all business activities conducted under the HouseHack and/or Reinvest brand, including the ReinvestAI technology platform. There are no separate operating entities at this time. All holders of the Company’s securities continue to hold their respective interests in House Hack, Inc. and, by extension, the entirety of the operations conducted under the Reinvest brand. During the fourth quarter of 2025, the Company launched its ReinvestAI technology platform (formerly known as "Wedge Finder"), a proprietary artificial intelligence–driven real estate analytics platform accessed by customers through the Meet Kevin mobile application and on reinvest.co.

The Company's headquarters are in Ventura, California.

NOTE 2 — GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has commenced principal operations and has generated revenues but has not achieved profitability since inception. As of December 31, 2025, the Company has an accumulated deficit of $7,404,584 and incurred net losses over the last two years. The Company used cash in operations during the year ended December 31, 2024 and generated positive cash flow from operations during the year ended December 31, 2025, which was attributable primarily to a decrease in net loss and upfront cash for deferred revenues. These matters initially raised substantial doubt about the Company’s ability to continue as a going concern. However, management believes that its cash, cash equivalents, and short-term investments, including proceeds from the Company’s bond offering received to date in 2026 (see Note 12),  are sufficient to fund operating expenses and capital expenditure requirements for at least one year from the date the financial statements are issued. The Company also plans to raise capital for the development of certain larger scale properties, and can delay development until such time that funding is secured. Accordingly , management believes substantial doubt has been alleviated.

The Company’s ability to continue as a going concern for the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to utilize proceeds from investments received to date, obtain additional capital financing sufficient to meet current and future obligations, and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP"). The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, revenues, and expenses. Significant estimates include the useful lives of intangible assets, period of customer benefit for life-time subscriptions and allocation of land value in real estate purchases. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts of the Company’s accounts receivable, accounts payable, security deposits, and other current liabilities reported in the balance sheet approximate their fair value.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities purchased with maturities of three months or less to be cash equivalents. The Company’s cash in bank deposit accounts may at times exceed federally insured limits of $250,000. As of December 31, 2025, the Company’s cash and cash equivalents were held at multiple accredited financial institutions.

Investments

The Company has investments in U.S. treasury bills. The investments were initially classified as held-to-maturity, and were accounted for at amortized cost. In April 2024, the Company determined to no longer hold these securities to maturity, and as such the investments were reclassed as available-for-sale. The securities are accounted for at fair value, and unrealized gains (losses) on available-for-sale securities are included as other comprehensive income (loss) and realized gain (loss) on sale of securities are included in other income (expense). The investments are recognized as a Level 1 investment.

During the year ended December 31, 2025, the Company purchased $13,458,822 in investments and received $12,725,131 in proceeds from the sales of such investments. During the year ended December 31, 2025, the Company recognized $140,973 in interest income, consisting of earned interest based on the stated rate of the treasury bill, accrued interest and amortized discount of treasury bills held-to-maturity. As of December 31, 2025, the Company held $3,366,156 in short-term investments, consisting of U.S. treasury bills and treasury funds with varying maturities.

During the year ended December 31, 2024, the Company purchased $17,230,964 in investments and received $30,412,061 in proceeds from the sales of such investments.

Real Estate Held for Investment

Real estate assets will be stated at the lower of depreciated cost or fair value, if deemed impaired. Major replacements and betterments are capitalized and depreciated over their estimated useful lives.

Depreciation is computed on a straight-line basis over the useful lives of the properties. We will continually evaluate the recoverability of the carrying value of our real estate assets using the methodology prescribed in ASC Topic 360, “Property, Plant and Equipment,” Factors considered by management in evaluating impairment of its existing real estate assets held for investment include significant declines in property operating profits, annually recurring property operating losses and other significant adverse changes in general market conditions that are considered permanent in nature. Under ASC Topic 360, a real estate asset held for investment is not considered impaired if the undiscounted, estimated future cash flows of an asset (both the annual estimated cash flow from future operations and the estimated cash flow from the theoretical sale of the asset) over its estimated holding period are in excess of the asset’s net book value at the balance sheet date. If any real estate asset held for investment is considered impaired, a loss is provided to reduce the carrying value of the asset to its estimated fair value.

The Company’s real estate includes the cost of the purchased property, including the building and related land. The Company allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. The Company estimates land value of each acquired property using various methods deemed appropriate in the circumstance, including the pro rata allocation from the property’s county tax assessment records, cost-to-build, and/or market comparison approach for allocation amongst building and land. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years.

As of December 31, 2025 and 2024, the Company determined there was no impairment pertaining to its real estate owned.

Real Estate Held for Sale

We may periodically classify real estate assets as held for sale. An asset is classified as held for sale after the approval of management and after an active program to sell the asset has commenced. Upon the classification of a real estate asset as held for sale, the carrying value of the asset is reduced to the lower of its net book value or its estimated fair value, less costs to sell the asset. Subsequent to the classification of assets as held for sale, no further depreciation expense is recorded. As of December 31, 2025, there was no real estate held for sale.

Real estate assets held for sale will be stated separately on the balance sheet. Upon a decision to no longer market as an asset held for sale, the asset will be classified as an operating asset and depreciation expense will be reinstated. A gain or loss on the sale of a property will be recorded in the statement of operations.

Property and Equipment

Property and equipment consists of vehicles and related upgrades and is stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over estimated useful lives of 5 to 7 years. The Company also capitalizes hardware dedicated to AI model training, which is depreciated over three years. As of December 31, 2025, property and equipment, net was $38,458.

Intangible Assets

Capitalized Software

Capitalized software development costs are accounted for under ASC 350-40, Internal-Use Software. Costs incurred during the preliminary project stage are expensed as incurred. Costs incurred during the application development stage are capitalized when management has authorized and committed to funding the project and it is probable the software will be completed and used as intended. The capitalization trigger for the ReinvestAI platform was met on July 24, 2025, when management formally authorized full-scale development. All costs incurred prior to that date, including legacy code assessment and UI design work, were classified as preliminary project stage and expensed to research and development. Capitalized software costs are amortized on a straight-line basis over three years beginning when the software is substantially complete.

Other

Intangible assets also include acquired domains, which are amortized over a life of three years.

Revenue Recognition

The Company will recognize revenue under the guidance of ASC 606, Revenue from Contracts with Customers. Under ASC 606, the Company 1) identifies the contract with the customer 2) identifies the performance obligations in the contract 3) determines the transaction price, 4) determines if an allocation of that transaction price is required to the performance obligations in the contract, and 5) recognizes revenue when or as the Company satisfies a performance obligation.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

Rental income is recognized evenly on a monthly basis when earned.

Commissions are recognized at the point in time the related transaction closes.

Software and subscription revenue is recognized ratably over the contract period. When lifetime subscriptions are sold, the Company recognizes revenue over the estimated life of the customer, currently estimated at two years.

The Company is the principal in its software and subscription content transactions as it controls the products before transfer, sets pricing independently, and bears primary fulfillment responsibility. Accordingly, revenue is presented gross and technology fees are classified as cost of software and subscription revenue

Contract Balances and Remaining Performance Obligations

The following table presents the change in deferred revenue:

	Years Ended
	December 31,
	2025	2024
Balance, beginning of year	$-	$-
Cash received allocated to deferred periods	1,115,003
Software and subscription revenue recognized	(48,094)	-
Balance, end of year	$1,066,909	$-

As of December 31, 2025, remaining performance obligations of $1,066,909 will be recognized ratably through November 2027, with $821,774 to be recognized in 2026.

Property Related Costs

Property related costs consist of property taxes, insurance, utilities, repairs and maintenance, and other direct property costs, expensed as incurred.

Other Operating Expenses

Other operating expenses primarily consist of personnel expenses, professional fees, marketing, rent, general insurance, travel and other general corporate expenses. Operating expenses also include research and development costs pertaining to expenses towards the development of new applications that do not qualify for capitalization. These costs are expensed as incurred.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the Statements of Operations in the period that includes the enactment date.

The Company establishes a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to unrecognized tax benefits within the provision for income taxes.

Loss per Common Share

The Company computes net loss per share for voting and non-voting common stock combined, as both classes have identical economic rights except for voting. Basic loss per share uses the weighted-average shares outstanding. For periods with a net loss, dilutive securities are excluded. As of December 31, 2025, potentially dilutive securities consisted of 712,500 common stock warrants, convertible bonds convertible into approximately 20,629,743 shares, and 185,941,746 stock options (see Notes 6, 7 and 8).

The following table presents the computation of basic and diluted net loss per share:

	Years Ended
	December 31,
	2025	2024
Numerator:
Net loss	$(2,067,022)	$(4,800,950)
Denominator:
Weighted average shares - basic and diluted	48,481,737	46,030,152
Net loss per share - basic and diluted	$(0.04)	$(0.10)

Anti-dilutive securities excluded:
Common stock warrants	712,500	712,500
Convertible bonds	20,629,743	7,460,714
Stock options	185,941,746	-

Stock-Based Compensation

The Company accounts for stock-based compensation under ASC 718, Compensation—Stock Compensation. Stock options with service and performance conditions are measured at grant-date fair value using the Black-Scholes-Merton option pricing model. Because the Company’s common stock is not publicly traded, expected volatility is estimated based on the historical volatility of guideline public companies. Compensation cost for awards with performance conditions is recognized only when the achievement of the performance condition is deemed probable. At that point, a cumulative catch-up is recorded for the elapsed portion of the requisite service period, with remaining cost amortized straight-line over the residual period. If the performance condition is ultimately not met, all previously recognized compensation cost is reversed. See Note 8.

Comprehensive Income

Comprehensive income (loss) includes net income (loss) as well as other changes in stockholders’ equity that result from transactions and economic events other than those with stockholders. During the years ended December 31, 2025 and 2024, the Company’s only element of other comprehensive income was unrealized gains on U.S. treasury bills, which are classified as available-for-sale-securities beginning in April 2024.

Segment Reporting

The Company operates as a single reportable segment, consistent with the adoption of Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The CODM, the Chief Executive Officer, evaluates the Company’s financial performance and allocates resources based on financial results. The Company does not manage its operations or prepare financial information on a disaggregated basis beyond the level for internal reporting purposes.

The CODM review operating results, primarily focusing on revenue, operating income (loss), and key expense categories to assess performance and make strategic decisions. The single reportable segment derives its revenue as described above, Segment profit or loss is measured consistently with the net loss presented in the statements of operations.

In accordance with ASU 2023-07, the significant expense categories regularly provided to the CODM as part of the financial review include cost of revenue, property related costs and other operating expenses. The amounts for these categories are included in the statements of operations. These expenses represent the primary financial measures used by the CODM to evaluate operational efficiency and resource needs. No other significant expense categories or performance metrics are regularly provided to the CODM on a disaggregated basis.

The Company’s accounting policies for segment reporting are consistent with the significant accounting policies described in this note.

Recently Issued Accounting Pronouncements

In December 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), which requires public entities to provide disaggregated disclosures of certain expense categories within income statement line items. The standard is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statement disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires enhanced disclosures regarding income taxes paid, disaggregated by federal, state, and foreign jurisdictions, as well as a detailed rate reconciliation using specific categories and thresholds. The Company will adopt ASU 2023-09 for the year ended December 31, 2026, and the Company believes the adoption will not have a material impact on the Company's financial statements beyond enhanced disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 4 — CERTAIN BALANCE SHEET ASSETS

Real Estate

The following is a summary of real estate as of December 31, 2025 and 2024:

	December 31,
	2025	2024
Buildings	$41,915,095	$33,792,203
Land	15,186,541	8,530,658
Real estate held for investment, at cost	57,101,636	42,322,861
Accumulated depreciation	(2,126,650)	(936,799)
Real estate held for investment, net of accumulated depreciation	$54,974,986	$41,386,062

During the year ended December 31, 2025, the Company acquired properties for an aggregate purchase price of $13,758,254, allocating $7,346,366 to buildings and $6,411,888 to land.

In addition, the Company incurred approximately $345,806 in improvement costs on properties acquired in 2025 and $413,593 in improvements on properties acquired in prior years.

During the year ended December 31, 2024, the Company acquired properties for an aggregate purchase price of $35,517,097, allocating $29,374,510 to buildings and $6,142,587 to land.

Depreciation expense on real estate was $1,189,851 and $911,699 for the years ended December 31, 2025 and 2024, respectively. Depreciation of property and equipment was $2,299 for the year ended December 31, 2025.

The 2025 acquisitions included the Company’s acquisition of 8164 Platinum Street, Ventura, California from a related party for $920,000. The Company obtained two independent appraisals of the property with opinions of market value of $980,000 and $1,000,000, respectively. The Company uses the property for office, operational, content and related business purposes. See Note 9 for related-party disclosure.

Intangible Assets

In July 2025, the Company commenced capitalization of development costs for the ReinvestAI platform under ASC 350-40 upon management’s formal authorization of full-scale development.

The following is a summary of intangible assets, net as of December 31, 2025 and 2024:

	December 31,
	2025	2024
Developed software	$189,465	$-
Domain	34,936	-
Total	224,401	-
Accumulated amortization	(15,789)	-
Intangible assets, net	$208,612	$-

Amortization expense was $15,789 for the year ended December 31, 2025. Estimated future amortization is approximately $57,000 per year for fiscal years 2026 through 2028.

NOTE 5 — OTHER CURRENT LIABILITIES

The following is a summary of other current liabilities as of December 31, 2025 and 2024:

	December 31,
	2025	2024
Accrued interest on convertible bonds	$112,982	$34,982
Accrued platform fees payable	19,728	-
Refund payable	18,027	-
Prepaid rental income	30,027	-
Payroll and benefits liabilities	155,017	148,610
Refunds due investors	6,227	6,728
Accrued expenses and other	30	-
Total other current liabilities	342,038	190,320

NOTE 6 — DEBT

Convertible Bonds

Through a Private Placement Memorandum (“PPM”), the Company offered to accredited investors up to $200,000,000 in unsecured, convertible bonds (“Bonds”). The Bonds will accrue interest at an annualized rate of 5% and be issued in principal amounts of $10,000.

The principal of the Bonds will be due on December 31, 2032. Beginning January 1, 2030, the Company shall have the right to pre-pay the principal amount of the Bonds.

Each Bond is convertible into 7,143 shares of the Company’s Non-Voting Common Stock (the “Converted Shares”) at a fixed price of $1.40 per share. Beginning January 1, 2027, if the price of the Company’s Non-Voting Common Stock is $1.40 per share or more, the Bonds will be automatically converted to Common Stock. For the automatic conversion, if the Common Stock is publicly traded, the then-existing market price will be the price used to determine if the automatic conversion occurs.  If private, the Company will hire an independent company within 180 days of the beginning of each calendar year until maturity to perform the valuation for purposes of determining the price to trigger conversion. If conversion does not take place by Bond maturity, investors will only be entitled to a return of their principal investment in addition to any accrued and unpaid interest.

The following is a summary of bonds as of December 31, 2025 and 2024:

	Years Ended
	December 31,
	2025	2024
Balance, beginning of year	$10,445,000	$-
Bonds issued	18,436,085	10,445,000
Convertible bonds, gross	28,881,085	10,445,000
Less: unamortized offering costs	(304,002)	-
Convertible bonds, net	$28,577,083	$10,445,000

If all outstanding bonds were converted at December 31, 2025, the Company would issue approximately 20,629,743 shares of non-voting common stock.

Interest expense on convertible bonds was $829,071 and $41,227 for the years ended December 31, 2025 and 2024, respectively. Cash paid for interest was $751,071 and $6,245, respectively. Accrued interest payable was $113,242 and $34,982 as of December 31, 2025 and 2024, respectively, and is included in other current liabilities (Note 5). Amortization expense of the bond discount from offering costs was $13,974 during the year ended December 31, 2025.

The Company’s CEO, Kevin Paffrath, invested $5,000,000 in the convertible bond Reg D offering in December 2024 on the same terms as other investors, and again a separate and additional $1,000,000 in the subsequent Reg A offering. See Note 9 for related party disclosures.

Line of Credit

On January 11, 2024, the Company entered into a revolving line of credit with J.P. Morgan providing for borrowings up to $25,000,000. Borrowings under the line of credit bore interest at the base rate plus the applicable margin which was calculated to be 1.05%. Interest was payable monthly and will be due and payable on the twenty-fifth (25th) calendar day following the end of each calendar month. Interest was also payable on the date on which any payment of principal is made. The line of credit is secured by the securities or the other assets held as collateral. The proceeds from the line of credit were for the purpose of purchase of real estate assets.

During the years ended December 31, 2025 and 2024, the Company borrowed and made immediate repayments of $0 and $16,533,454, respectively. As of December 31, 2025, there were no amounts outstanding under the line of credit and it has been closed. The Company has also ended its relationship with J.P. Morgan.

During the years ended December 31, 2025 and 2024, the Company paid interest of $0 and $253,512, respectively, pertaining to the line of credit.

NOTE 7 — STOCKHOLDERS’ EQUITY

The Company authorizes 1,000,000 shares of voting common stock and 200,000,000 shares of non-voting common stock, par value $0.0001 per share. Non-voting common stock has identical economic rights to voting common stock but carries no voting rights except as required by Wyoming law.

Regulation D Offerings

In September 2022, the Company commenced a Regulation D private placement memorandum (“PPM”) in which the Company offered investments in non-voting common stock at $1.00 per share. The offering was initially subject to a minimum of $25,000,000 but was later decreased to $19,500,000. Individual investments are subject to a minimum of $25,000 per investors, with increments of $5,000 thereafter. Investors in the offering also received warrants to purchase non-voting shares in the next financing round, if any, at the price of the PPM offering, based on the timing of the investment using a sliding scale. The sliding scale started at 55% warrant coverage for investments made by September 30, 2022 and decreased to 0% through March 31, 2023. Investors who purchased courses from our founders’ related entities qualified for an additional 10% coverage. These warrants were exercisable into non-voting Common Stock in the next financing, if any, at the offering price ($1.00) of the PPM. In addition, warrants were not exercisable until the lesser of 25% or $25,000,000 of proceeds from the PPM are deployed for properties and renovations, less expenses. The warrants expired on the first business day 60 calendar days after the Company called for warrant redemption.

During the year ended December 31, 2024, the Company called the warrants related to the PPM. Accordingly, the Company issued 5,199,184 shares of non-voting common stock for gross proceeds of $5,199,184 upon the exercise of warrants by the holders. The warrants were exercised at a price of $1.00 per share. Any warrants not exercised were forfeited.

From February to May 2024, the Company originally issued 1,224,490 shares of non-voting common stock for proceeds of $2,448,980 via an additional Regulation D offering, at $2.00 per share. In October 2024, the Company decided to issue additional shares and warrants, if applicable, to those investors that participated in its Regulation D offering that was held from February to May 2024. These investors had invested at $2.00 per non-voting common share during this offering, and the warrants were exercisable at $2.00 per share. The Company issued an additional 1,224,490 shares to the investors to effectuate a $1.00 per share price of the offering. To the extent investors received warrants, the coverage was adjusted proportionally, and the exercise price was reduced from $2.00 to $1.00.

As part of this offering, the Company issued warrants to any investor that invested $100,000 or more. The respective investor received warrants for 50% of the number of shares purchased. The warrants shall be callable at the election of the Company beginning on January 1, 2026 for the fixed purchase price of $1.00 per share of Non-Voting Common Stock (as adjusted from $2.00 per share pursuant to above). Warrant funding will be due no later than the first business day 60 days after the warrants are called for redemption and will expire worthless thereafter if not exercised during the applicable redemption period. An aggregate of 712,500 warrants were issued in connection this offering, all of which are outstanding as of December 31, 2025 and 2024.

As of December 31, 2025 and 2024, the Company had 712,500 warrants to purchase non-voting common stock outstanding as per the PPMs above, respectively. The warrants have an exercise price of $1.00 per share.

Regulation A Offering

In November 2023, the Company initiated a Regulation A offering at $1.00 per share. In 2023, the Company issued 15,211,338 shares of non-voting common stock pursuant to the offering for gross proceeds of $15,211,338. As of December 31, 2023, the Company had a subscription receivable of $460,934 in connection with the offering, which was received in 2024.

During the year ended December 31, 2024, the Company repurchased 10,000 shares for $10,000.

As of December 31, 2025 and 2024, the Company had $6,727 in proceeds, which were returned to investors who did not satisfy obligations to qualify for the Regulation A offering. These amounts are included as other current liabilities in the balance sheets.

Shares Issued for Services

During 2025, 9,470 shares were issued for services at $1.00 per share ($9,470). During 2024, 257,577 shares were issued for services at $1.00 per share ($257,577).

NOTE 8 — STOCK-BASED COMPENSATION

2025 Nonstatutory Stock Option Plan

On December 17, 2025, the Board of Directors adopted the Company’s 2025 Nonstatutory Stock Option Plan (the "2025 Plan") and approved option grants to purchase 179,220,960 shares of the Company’s non-voting common stock at an exercise price of $0.66 per share. The exercise price of $0.66 per share was determined based on an independent third-party 409A valuation of the Company’s Non-Voting Common Stock, which incorporated a significant illiquidity discount given the lack of a marketplace for shares in 2025.

On December 30, 2025, the Board adopted the First Amendment to the House Hack, Inc. 2025 Nonstatutory Stock Option Plan and Certain Award Agreements (the “Amendment”). The Amendment, among other things, clarified certain terminology for determining performance metrics relative to vesting conditions, including the definition of Annual Recurring Revenue (“ARR”) used in the “Company Stock Price” valuation formula. The Amendment also approved an additional grant of 6,720,786 nonstatutory options at an exercise price of $0.66 per share.

The 2025 Plan reserves 224,026,200 shares for issuance, leaving 38,084,454 shares available for future grants as of December 31, 2025. The options have a contractual term of 10 years (expiring December 17, 2035).

A summary of information related to stock options is as follows:

	Options	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of December 31, 2024	-	$-	$-
Granted	185,941,746	0.66
Exercised	-	-
Forfeited	-	-
Outstanding as of December 31, 2025	185,941,746	$0.66	$-

Exercisable as of December 31, 2025	-	$-	$-

Each option vests upon the later of (i) the fifth anniversary of the grant date (December 17, 2030) and (ii) the satisfaction of both a Company Stock Price Target and a Valuation Threshold for the applicable tranche. Options are structured into seven tranches:

Tranche	Stock Price Target	Valuation Threshold	Options (All)
1	$2.37	$200,000,000	3,375,561
2	$4.00	$400,000,000	8,000,000
3	$6.76	$800,000,000	14,392,800
4	$11.42	$1,600,000,000	22,416,800
5	$19.30	$3,200,000,000	33,160,599
6	$32.62	$6,400,000,000	47,083,200
7	$55.12	$10,000,000,000	50,792,000

Because the Company’s common stock is not listed on a national securities exchange, the "Company Stock Price" is determined using an alternative formula: (20 × Annual Recurring Revenue + 2 × Real Estate Book Value) ÷ Total Outstanding Shares. This formula is based on internal performance metrics; accordingly, the vesting hurdles are classified as performance conditions (not market conditions) under ASC 718.

Grant-Date Fair Value

The grant-date fair value was estimated using the Black-Scholes-Merton model:

For the Year Ended
December 31,
2025
Stock price	$0.66
Exercise price	0.66
Expected term	6.50
Risk-free rate	3.86%
Expected volatility	65.00%
Expected dividend yield	0%

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. We estimate the volatility of common stock on the date of grant based on comparable publicly traded companies in our industry group. The expected term of our stock options has been determined using the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that we have never paid cash dividends on common stock and do not expect to pay any cash dividends in the foreseeable future. Determining the appropriate fair value of stock-based awards requires subjective assumptions. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expenses could be materially different for future awards.

The resulting grant-date fair value was $0.42 per option, or approximately $78.0 million in aggregate.

Compensation Expense

As of December 31, 2025, the implied Company Stock Price under the alternative formula was approximately $2.33 per share (vs. the Tranche 1 target of $2.37), and the implied Company valuation was approximately $115 million (vs. the Tranche 1 threshold of $200 million). Because both conditions must be satisfied for any tranche to vest and neither is currently met, the Company has determined that all seven tranches are not probable of being achieved.

Per ASC 718-10-25-20, no stock-based compensation expense has been recognized for the year ended December 31, 2025. The Company will reassess probability at each subsequent reporting date. If a performance condition becomes probable, cumulative catch-up expense will be recognized based on the elapsed portion of the five-year requisite service period, with the remainder amortized straight-line. The maximum aggregate compensation cost that would be recognized if all conditions were met is approximately $78.0 million.

Performance vesting under the 2025 Plan is based on Company Stock Price Targets and Valuation Thresholds. While the Common Stock is not listed on a national securities exchange, “Company Stock Price” is calculated using the following formula: (20 × ARR (Plan Purposes)) + (2 × real estate book value), divided by total outstanding shares. These performance conditions involve internally calculated metrics that may be subjective, may differ from GAAP revenue, may differ from cash recurring revenue, and may not reflect a valuation that an unaffiliated third party would assign in an actual transaction.

No stock-based compensation expense was recognized for these performance-based awards in 2025 because achievement of the performance conditions is not yet considered probable. If achievement becomes probable in a future period, the Company would recognize material stock-based compensation expense, which could materially reduce GAAP net income.

Warrants

A summary of information related to warrants is as follows:

	Warrants	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of December 31, 2023	14,557,662	$1.00	$-
Granted	712,500	1.00
Exercised	(5,199,184)	1.00
Forfeited	(9,358,478)	1.00
Outstanding as of December 31, 2024	712,500	1.00	$-
Granted	-	-
Exercised	-	-
Forfeited	-	-
Outstanding as of December 31, 2025	712,500	$1.00	$-

NOTE 9 — RELATED PARTY TRANSACTIONS

Founder Subscription Receivable

In August 2022, the Company issued 1,000,000 voting shares to its founder for $1,000,000, evidenced by a promissory note at 4.55% per annum secured by the voting shares. As of December 31, 2023, the balance was $752,249 (contra equity). In 2024, the note and accrued interest of $68,268 were forgiven; the total $820,517 was charged to general and administrative expense.

Property Purchase

In September 2024, the Company purchased a multi-unit apartment building from the CEO for $1,600,000, which was below estimated fair market value.

Convertible Bonds

In December 2024, the CEO invested $5,000,000 in the Company’s convertible bond offering on terms identical to those offered to other investors. Interest expense to the CEO was approximately $250,000 for the year ended December 31, 2025. Kevin Paffrath then invested again a separate and additional $1,000,000 in the 2025 Reg A round.

Consulting Services

Ross Gerber, a member of the Company’s Board of Directors, owns 36% of Gerber-Kawasaki Inc. ("Gerber Kawasaki"). Beginning January 1, 2024, Mr. Gerber began providing monthly financial statement review services and consultation on the direction of the business at a rate of $5,000 per month. Consulting fees paid to Mr. Gerber were $60,000 and $60,000 for the years ended December 31, 2025 and 2024, respectively.

2025 Stock Option Grants

On December 17, 2025, the Board of Directors approved stock option grants to five related parties under the 2025 Nonstatutory Stock Option Plan, for an aggregate of 179,220,960 options to purchase Non-Voting Common Stock at $0.66 per share. Grantees include Chief Executive Officer and Chairman Kevin Paffrath, through the Paffrath family trust, with 136,655,982 options; Chief Operating Officer McKay Thomason with 22,402,620 options; Chief Managing Officer Lauren Paffrath, through the Paffrath family trust, with 6,720,786 options; and directors Ross Gerber and Bill Stewart with 6,720,786 options each. On December 30, 2025, the Board approved an additional grant of 6,720,786 options to Spencer Thomason, the Company’s lead developer and the father of McKay Thomason. See Note 8 for summary of grants.

Transfer of Meet Kevin Course and Membership Operations

As of November 1, 2025, the Company became the operator and service provider for certain Meet Kevin-branded courses, Alpha Membership, and related products (collectively the “Transferred Products”), which had previously been associated with The Paffrath Organization, Inc. or related platforms. The Paffrath Organization, Inc. is a related party and an entity under common control with the Company. The transfer included servicing responsibilities and revenue rights for the Transferred Products, but did not include any underlying software applications, employees, or other operational infrastructure.

Because the transfer occurred between entities under common control, the Company accounted for the transaction in accordance with ASC 805-50, which requires that assets and liabilities transferred between entities under common control be recorded at the transferor's historical carrying basis rather than at fair value. The transferor did not have any recognized intangible assets or other recorded carrying values associated with the Transferred Products. Accordingly, no assets or liabilities were recorded by the Company in connection with the transfer. The Company recognizes revenue and deferred revenue arising from customer arrangements entered into or assumed after the transfer date in accordance with its revenue recognition policy.

Management further evaluated the transfer under ASC 805 and concluded that the transferred set of activities did not meet the definition of a business. In making this determination, the Company concluded that substantially all of the fair value of the gross assets acquired, if any, is concentrated in a group of similar identifiable intangible assets consisting primarily of related digital content and associated customer-facing materials. These assets are similar in nature, risk, and revenue-generating characteristics and are utilized collectively to provide subscription-based and educational offerings.

In addition, the Company evaluated whether the transferred set included a substantive process that, together with the inputs acquired, significantly contributes to the ability to create outputs. While the Transferred Products include digital content and existing mechanisms through which revenue may be generated, management determined that the transferred set does not include a substantive process as contemplated by ASC 805. The transfer did not include an organized workforce or other elements necessary to independently operate and sustain the activities without significant ongoing involvement by the Company. Accordingly, the Company concluded that the transferred set does not constitute a business and the transaction has been accounted for as an asset transfer.

Acquisition of 8164 Platinum Street

In October 2025, the Company acquired 8164 Platinum Street, Ventura, California from an entity controlled by Kevin Paffrath for $920,000. Prior to the acquisition, the Company leased the property as office space for $6,000 per month from an entity controlled by Mr. Paffrath or his affiliates. The final closing statement reflects a sale price of $920,000, and a rent proration based on monthly rent of $6,000.

The Company obtained two independent appraisals of the property, dated October 2025, with opinions of market value of $980,000 and $1,000,000, respectively. Management concluded that the purchase price was below the independently appraised values and that the transaction eliminated the Company’s related-party office lease obligation. The Company is now responsible for property-related expenses, property taxes, repairs, etc., but no longer pays a $6,000 per month lease.

NOTE 10 — INCOME TAXES

The Company is subject to federal income tax at 21% and California state income tax at approximately 8.8%, resulting in a combined statutory rate of approximately 29.8%. The Company has incurred net losses since inception and has not recorded any income tax benefit. All operating activity is domestic.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to cumulative losses through December 31, 2025, and no history of generating taxable income. Therefore, valuation allowances of $2,241,592 and $1,624,948 at December 31, 2025 and 2024, respectively, were necessary to reduce the deferred tax assets to the amount that will more likely than not be realized.

The following is a summary of the Company’s tax provision and deferred tax assets for 2025 and 2024:

Provision for Income Taxes

Years Ended December 31,
	2025	2024
Current - Federal	$-	$-
Current - State	-	-
Deferred - Federal	-	-
Deferred - State	-	-
Total provision	$-	$-

Effective Tax Rate Reconciliation

	Years Ended
	December 31,
	2025	2024
Statutory federal rate	21.00%	21.00%
State taxes, net of federal	8.80%	8.80%
Permanent differences	0.20%	6.80%
Other	-	-6.00%
Change in valuation allowance	-30.00%	-30.60%
Effective tax rate	0.00%	0.00%

Deferred Tax Assets

	Years Ended
	December 31,
	2025	2024
Deferred tax assets:
Net operating loss carryforwards	$2,241,592	$1,624,948
Gross deferred tax assets	2,241,592	1,624,948
Valuation allowance	(2,241,592)	(1,624,948)
Net deferred tax asset	$-	$-

	Years Ended
	December 31,
	2025	2024
Balance, beginning of year	$1,624,948	$157,272
Increase during year	616,644	1,467,676
Balance, end of year	$2,241,592	$1,624,948

At December 31, 2025 and 2024, the Company had gross U.S. Federal income tax net operating loss (“NOL”) carryforward of approximately $7.5 million and $5.5 million, respectively. The NOLs were generated after 2017 and can be carried forward indefinitely under the Tax Cuts and Jobs Act, subject to the limitation that NOL deductions generally may not exceed 80% of taxable income and may be subject to additional limitations under Section 382 of the Internal Revenue Code.

The IRC contains limitations on the use of net operating loss carryforwards and other tax attributes after the occurrence of a substantial ownership change as defined by IRC Section 382. The Company has not performed a detailed analysis, however utilization of such net operating loss carryforwards may be significantly limited in the future.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company is subject to taxation in the U.S. and various state jurisdictions. The Company is not presently subject to any income tax audit in any taxing jurisdiction, though all tax years from 2022 on remain open to examination.

NOTE 11 — COMMITMENTS AND CONTINGENCIES

Operating Lease

The Company no longer has an operating lease, following the related-party acquisition of 8164 Platinum Street Ventura, CA 93004. See Note 4 and Note 9.

Litigation

In 2024, the Company became involved in an earnest money dispute for a contested property purchase in Texas. The plaintiff (seller) alleges the Company breached the contract and is seeking $1,000,000. The Company denies the allegations and asserts fraud, breach of contract, and defamation against the seller. The Company intends to defend vigorously. The case was dismissed without prejudice in 2025, however was refiled by plaintiff in 2026. House Hack, Inc. will vigorously defend, believes the plaintiff has no legal grounds and will not be successful. In management’s opinion, the resolution of this matter is not expected to have a material adverse effect on the Company’s financial position.

In February 2026, the staff of the SEC Division of Enforcement notified the Company that it had concluded its investigation as to House Hack, Inc. (HO-15114) and, based on the information available as of that date, did not intend to recommend an enforcement action against the Company. The Company cooperated with the investigation and produced records requested by the staff. The notice stated that it must not be construed as indicating that the Company has been exonerated or that no action may ultimately result from the staff’s investigation.

NOTE 12 — SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 30, 2026, the date the financial statements were available to be issued.

Public Securities Treasury Allocation

Subsequent to December 31, 2025, the Company began allocating a limited portion of its corporate treasury to publicly traded equity securities and related investment products. As of April 30, 2026, the allocation was less than $1.0 million and less than 10% of the Company’s cash and short-term investments. The Company currently intends these positions to be corporate treasury assets used for liquidity management, strategic treasury management, software research, and related business purposes, including research and experience relevant to Reinvest StockAI and related software initiatives.

Convertible Bonds

Through the issuance date of these financial statements, the Company has received approximately $9,560,000 in additional proceeds of convertible bonds pursuant to its Regulation A offering.

81

HOUSE HACK INC.

A Wyoming Corporation

Financial Statements

As of June 30, 2026 and for the six months ended June 30, 2026 and 2025

(UNAUDITED)

HOUSE HACK, INC.

BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,347,909	$12,515,114
Short-term investments	998,942	3,366,156
Investment in equity securities at fair value	999,584	-
Accounts receivable	174,079	25,081
Prepaid expenses	208,278	213,777
Interest receivable	8,554	30,061
Total current assets	16,737,346	16,150,189
Property and equipment, net	52,511	38,458
Intangible assets, net	237,808	208,612
Real estate assets	63,082,646	54,974,986
Deferred offering costs	62,060
Total assets	$80,172,371	$71,372,245

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,148	$7,032
Security deposits	179,489	173,936
Deferred revenue - current	338,428	821,774
Other current liabilities	437,724	342,038
Total current liabilities	971,789	1,344,780
Convertible bonds, net	38,064,318	28,577,083
Deferred revenue	172,790	245,135
Total liabilities	39,208,897	30,166,998

Commitments and contingencies (Note 10)

Stockholders' equity:
Voting common stock, $0.0001 par value, 1,000,000 shares authorized, issued and outstanding as of both June 30, 2026 and December 31, 2025	100	100
Non-voting common stock, $0.0001 par value, 200,000,000 shares authorized, 48,482,334 and 48,482,334 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	4,848	4,848
Additional paid-in capital	48,599,063	48,599,063
Accumulated other comprehensive income	(417)	5,820
Accumulated deficit	(7,640,120)	(7,404,584)
Total stockholders' equity	40,963,474	41,205,247
Total liabilities and stockholders' equity	$80,172,371	$71,372,245

See accompanying notes to financial statements.

HOUSE HACK, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Six Months Ended
	June 30,
	2026	2025
Rental income	$1,352,700	$1,218,183
Commission income	50,000	-
Software income, net	1,771,850	-
Total revenues	3,174,550	1,218,183

Property expenses and other costs of revenues:
Property related costs	630,711	383,906
Depreciation	675,740	554,170
Cost of software income	77,390	-
Total property expenses and other costs of revenues	1,383,841	938,076
Gross profit	1,790,709	280,107

Other operating expenses
General and administrative	525,716	810,911
Research and development	725,509	148,387
Total operating expenses	1,251,225	959,298

Income (loss) from operations	539,484	(679,191)

Other income (expense):
Interest income	33,456	85,624
Interest expense	(956,113)	(279,795)
Dividend income	228,896	102,252
Realized gain (loss) on sale of securities	7,342	-
Unrealized gain (loss) on equity securities	(95,175)	-
Other income	6,574	-
Total other (expense) income	(775,020)	(91,919)

Provision for income taxes	-	-
Net loss	(235,536)	(771,110)
Unrealized gain on available-for-sale securities	(6,237)	10,126
Net comprehensive loss	$(241,773)	$(760,984)

Weighted average common shares outstanding - basic and diluted	49,482,334	49,476,963
Net loss per common share - basic and diluted	$(0.00)	$(0.02)

See accompanying notes to financial statements.

HOUSE HACK, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

	Voting		Non-Voting		Additional			Total
	Common Stock		Common Stock		Paid-in	Accumulated Other	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Comprehensive Income	Deficit	Equity
Balances at December 31, 2024	1,000,000	$100	48,472,864	$4,848	$48,589,593	$18,062	$(5,337,562)	$43,275,041
Shares issued for services	-	-	9,470	-	9,470	-	-	9,470
Unrealized gain on available-for-sale securities	-	-	-	-	-	10,126	-	10,126
Net loss	-	-	-	-	-	-	(771,110)	(771,110)
Balances at June 30, 2025	1,000,000	$100	48,482,334	$4,848	$48,599,063	$28,188	$(6,108,672)	$42,523,527

Balances at December 31, 2025	1,000,000	$100	48,482,334	$4,848	$48,599,063	$5,820	$(7,404,584)	$41,205,247
Unrealized gain (loss) on available-for-sale securities	-	-	-	-	-	(6,237)	-	(6,237)
Net loss	-	-	-	-	-	-	(235,536)	(235,536)
Balances at June 30, 2026	1,000,000	$100	48,482,334	$4,848	$48,599,063	$(417)	$(7,640,120)	$40,963,474

See accompanying notes to financial statements.

HOUSE HACK, INC.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(235,536)	$(771,110)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	675,740	554,170
Amortization of intangible assets	31,578	-
Amortization of debt issuance costs	37,026
Amortization of investment discount	-	(29,038)
Realized (gain) loss on sale of securities	(7,342)	-
Unrealized (gain) loss on investments	95,175	-
Shares issued for services	-	9,470
Changes in operating assets and liabilities:
Interest receivable	21,507	(23,006)
Accounts receivable	(148,998)	-
Prepaid expenses	5,499	107,523
Accounts payable	9,115	2,836
Deferred revenue	(555,691)	-
Other current liabilities	95,686	(155,138)
Security deposits	5,553	18,152
Net cash provided by (used in) operating activities	29,312	(286,141)
Cash flows from investing activities:
Purchase of investments	(2,099,006)	(4,294,498)
Proceeds from investments	3,372,566	3,471,716
Purchase of real estate	(8,779,202)	(5,031,203)
Purchase of property and equipment, net	(18,250)	-
Acquisition of intangible assets	(60,774)	(140,436)
Net cash used in investing activities	(7,584,666)	(5,994,421)
Cash flows from financing activities:
Proceeds from convertible bonds, net of offering costs	9,450,209	6,231,125
Payment of deferred offering costs	62,060
Net cash provided by financing activities	9,388,149	6,231,125
Net change in cash and cash equivalents	1,832,795	(49,437)
Cash and cash equivalents at beginning of period	12,515,114	9,902,380
Cash and cash equivalents at end of period	$14,347,909	$9,852,943

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$871,185	$279,795

Supplemental disclosure of non cash investing and financing activities:
Unrealized loss on available-for-sale securities	$6,237	$10,126

See accompanying notes to financial statements.

HOUSE HACK, INC.

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

NOTE 1: NATURE OF OPERATIONS

House Hack, Inc. (the “Company”) is a corporation organized on June 22, 2022 under the laws of Wyoming. On September 27, 2025, the Company determined to rebrand some of its corporate operations and activities under the name “Reinvest” and others under the existing fictitious business name, HouseHack. The Company maintains its official corporate name, House Hack, Inc., and is doing business as Reinvest and/or HouseHack. All securities issued by the Company and all contracts entered into by the Company are unaffected by the rebrand.

The Company invests in real estate assets primarily in California and Utah, either directly or through potential subsidiaries. The Company focuses on “wedge” opportunities within the real estate industry, which represent unrealized real estate value. The Company pursues two strategies to identify and realize wedge opportunities. The first strategy involves the acquisition of wedge properties comprising various types of real estate, including single-family residences and multi-family apartment buildings. After acquiring these wedge properties, the Company renovates them, rents them out, and may strategically sell and/or package them into investment vehicles to sell to other investors. The Company had planned an “EquityHack” program to provide financing solutions to existing homeowners; in September 2026, the Company determined not to pursue that program. No such transactions have been entered into. To date, no properties have been liquidated since the founding of the Company.

House Hack, Inc. continues to own and operate all business activities conducted under the HouseHack and/or Reinvest brand, including the ReinvestAI technology platform. There are no separate operating entities at this time. All holders of the Company’s securities continue to hold their respective interests in House Hack, Inc. and, by extension, the entirety of the operations conducted under the Reinvest brand. During the fourth quarter of 2025, the Company launched its ReinvestAI technology platform (formerly known as “Wedge Finder”), a proprietary artificial intelligence–driven real estate analytics platform accessed by customers through the Meet Kevin mobile application and on reinvest.co.

The Company's headquarters are in Ventura, California.

NOTE 2: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has commenced principal operations and has generated revenues but has not achieved profitability since inception. As of June 30, 2026, the Company has an accumulated deficit of $7,640,120 and has incurred net losses over the last two years. These matters initially raised substantial doubt about the Company’s ability to continue as a going concern. However, management believes that its cash and cash equivalents of $14,347,909, short-term investments of $998,942 and investments in equity securities of $999,584, together with proceeds from its bond offering received to date, are sufficient to fund operating expenses and capital expenditure requirements for at least one year from the date these financial statements are issued. The Company also plans to raise capital for the development of certain larger scale properties, and can delay development until such time that funding is secured. Accordingly, management believes substantial doubt has been alleviated.

Management Plans

The Company’s ability to continue as a going concern for the next twelve months following the date the financial statements were available to be issued is dependent upon its ability to utilize the proceeds from investments received to date, obtain additional capital financing sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. The Company may also choose to hold assets and wait for strategic opportunities. No assurance can be given that the Company will be successful in these efforts.

As of the date of issuance of these financial statements, management expects that its cash and cash equivalents, and short-term investments will be sufficient to fund its operating expenses, and capital expenditure requirements for at least one year from the date these financial statements are issued.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Unaudited Interim Financial Information

The unaudited interim financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, within the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Certain information and disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited interim financial statements have been prepared on a basis consistent with the audited financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods presented and of the financial condition as of the date of the interim balance sheet. The financial data and the other information disclosed in these notes to the interim financial statements related to the six-month periods are unaudited. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited interim financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2025 and notes thereto that are included in the Company’s Form 1-K filed with the SEC on April 30, 2026.

Use of Estimates

The preparation of financial statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts of the Company’s accounts payable and other current liabilities reported in the balance sheet approximate their fair value.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities which were purchased with maturities of three months or less to be cash equivalents.

The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits of $250,000. As of June 30, 2026, the Company’s cash and cash equivalents were held at multiple financial institutions.

The following table presents the composition of cash and cash equivalents:

	June 30,	December 31,
	2026	2025
Cash held in bank operating accounts	$2,611,575	$4,241,643
Cash and money market funds held at brokerage firms	614,917	60,823
Funds held in treasury management accounts	11,411,020	8,212,648
Net unsettled securities transactions	(289,603)	-
Total cash and cash equivalents	$14,347,909	$12,515,114

Funds held in treasury management accounts consist of a position in an ultra-short income fund held in the Company’s Mercury treasury account, which had a fair value of $11,411,020 as of June 30, 2026. Cash and money market funds held at brokerage firms consist of insured cash balances and U.S. Treasury money market funds held at the Company’s LPL Financial and Fidelity accounts.

Investments

The Company has investments in U.S. Treasury bills. The investments were initially classified as held-to-maturity, and were accounted for at amortized cost. In April 2024, the Company determined to no longer hold these securities to maturity, and as such the investments were reclassed as available-for-sale. The securities are accounted for at fair value, and unrealized gains (losses) on available-for-sale securities are included as other comprehensive income (loss) and realized gain (loss) on sale of securities are included in other income (expense). The investments are recognized as a Level 1 investment.

During the six months ended June 30, 2026, the Company purchased $2,099,006 in investments and received $3,372,566 in proceeds from the sales and maturities of such investments. During the six months ended June 30, 2026, the Company recognized $33,456 in interest income and $228,896 in dividend income, and a realized gain on sales of securities of $7,342. As of June 30, 2026, the Company held $998,942 in short-term investments, consisting of two U.S. Treasury bills maturing July 31, 2026 and September 30, 2026, with an amortized cost of $999,359 and gross unrealized losses of $417.

Investments in Equity Securities

The Company holds investments in publicly traded equity securities, which are measured at fair value in accordance with ASC 321, Investments — Equity Securities, with changes in fair value recognized in other income (expense) in the statements of operations and comprehensive loss. Dividend income is recognized when the Company’s right to receive payment is established. Fair value is determined using quoted prices in active markets for identical assets, and the securities are classified as Level 1 within the fair value hierarchy.

The Company began allocating a limited portion of its corporate treasury to publicly traded equity securities and related investment products during the six months ended June 30, 2026; no equity securities were held as of December 31, 2025. The Company intends these positions to be corporate treasury assets used for liquidity management, strategic treasury management, software research and related business purposes, including research and experience relevant to its software initiatives.

As of June 30, 2026, the portfolio consisted of 19 publicly traded equity positions with an aggregate cost basis of $1,094,759 and an aggregate fair value of $999,584, resulting in a net unrealized loss of $95,175, which is included in other income (expense) for the six months ended June 30, 2026. There were no sales of equity securities during the six months ended June 30, 2026.

During the six months ended June 30, 2025, the Company purchased $4,294,498 in investments and received $3,471,716 in proceeds from the sales of such investments.

Offering Costs

The Company complies with the requirements of Accounting Standards Codification (“ASC”) 340, Other Assets and Deferred Costs, with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. Deferred offering costs related to the Company’s Regulation A equity offering, totaling $62,060 as of June 30, 2026, are presented as a non-current asset and will be charged against additional paid-in capital upon completion of the offering, or expensed if the offering is abandoned. Debt issuance costs related to the convertible bonds are presented as a direct deduction from the carrying amount of the bonds and amortized to interest expense over the term of the bonds. As of June 30, 2026 and December 31, 2025, unamortized debt issuance costs of $587,686 and $304,002, respectively, were presented as a reduction of the carrying value of the convertible bonds.

Real Estate Held for Investment

Real estate assets will be stated at the lower of depreciated cost or fair value, if deemed impaired. Major replacements and betterments are capitalized and depreciated over their estimated useful lives.

Depreciation is computed on a straight-line basis over the useful lives of the properties. We will continually evaluate the recoverability of the carrying value of our real estate assets using the methodology prescribed in ASC Topic 360, “Property, Plant and Equipment,” Factors considered by management in evaluating impairment of its existing real estate assets held for investment include significant declines in property operating profits, annually recurring property operating losses and other significant adverse changes in general market conditions that are considered permanent in nature. Under ASC Topic 360, a real estate asset held for investment is not considered impaired if the undiscounted, estimated future cash flows of an asset (both the annual estimated cash flow from future operations and the estimated cash flow from the theoretical sale of the asset) over its estimated holding period are in excess of the asset’s net book value at the balance sheet date. If any real estate asset held for investment is considered impaired, a loss is provided to reduce the carrying value of the asset to its estimated fair value.

The Company’s real estate includes the cost of the purchased property, including the building and related land. The Company allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. The Company allocates the land value of each acquired property using a pro rata allocation from the property’s county records. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years.

As of June 30, 2026 and December 31, 2025, the Company determined there was no impairment pertaining to its real estate owned.

Real Estate Held for Sale

We may periodically classify real estate assets as held for sale. An asset is classified as held for sale after the approval of management and after an active program to sell the asset has commenced. Upon the classification of a real estate asset as held for sale, the carrying value of the asset is reduced to the lower of its net book value or its estimated fair value, less costs to sell the asset. Subsequent to the classification of assets as held for sale, no further depreciation expense is recorded. As of June 30, 2026, there was no real estate held for sale.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Expenditures for maintenance and repairs are charged to expense as incurred, while significant improvements are capitalized. As of June 30, 2026 and December 31, 2025, property and equipment, net was $52,511 and $38,458, respectively.

Intangible Assets

Intangible assets consist of capitalized internal-use software development costs accounted for under ASC 350-40 and a purchased domain name. Capitalized costs are amortized on a straight-line basis over an estimated useful life of three years beginning when the asset is placed in service. Costs incurred during the preliminary project and post-implementation stages are expensed as incurred.

Real estate assets held for sale will be stated separately on the balance sheet. Upon a decision to no longer market as an asset for sale, the asset is classified as an operating asset and depreciation expense is reinstated. A gain or loss on the sale of a property will be recorded in the statement of operations.

Revenue Recognition

The Company will recognize revenue under the guidance of ASC 606, Revenue from Contracts with Customers. Under ASC 606, the Company 1) identifies the contract with the customer 2) identifies the performance obligations in the contract 3) determines the transaction price, 4) determines if an allocation of that transaction price is required to the performance obligations in the contract, and 5) recognizes revenue when or as the companies satisfies a performance obligation.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

Rental income is recognized evenly on a monthly basis when earned. During the six months ended June 30, 2026 and 2025, the Company recognized rental income of $1,352,700 and $1,218,183, respectively.

Commission income is recognized at the point in time the related transaction closes. During the six months ended June 30, 2026 and 2025, the Company recognized commission income of $50,000 and $0, respectively.

Software and subscription revenue is recognized ratably over the contract period. When lifetime subscriptions are sold, the Company recognizes revenue over the estimated life of the customer, currently estimated at two years. Membership and other products that are billed and delivered within the same period, and for which no ongoing service obligation remains, are recognized at the point in time the related service is delivered. During the six months ended June 30, 2026 and 2025, the Company recognized software income, net of $1,771,850 and $0, respectively.

The Company is the principal in its software and subscription content transactions as it controls the products before transfer, sets pricing independently, and bears primary fulfillment responsibility. Accordingly, revenue is presented gross and technology fees are classified as cost of software income. During the six months ended June 30, 2026, refunds and chargebacks of $31,360 were recorded as a reduction of revenue and platform and processing fees of $45,812 were classified as cost of software income.

Software income, net for the six months ended June 30, 2026 was comprised of $1,065,452 from membership and other products recognized at a point in time, $165,638 recognized ratably from ReinvestAI lifetime-access and beta products, $45,812 of platform and processing fees presented gross (with an equal amount included in cost of software income), and $556,283 representing the release of deferred revenue carried at December 31, 2025 in respect of amounts remitted in December 2025, reduced by $61,335 representing the reversal of in-transit amounts estimated at December 31, 2025 in excess of amounts subsequently received.

Accordingly, a net $494,948 of the software income recognized during the six months ended June 30, 2026 relates to the unwinding of balances carried at December 31, 2025 rather than to services delivered in the current period. These amounts have therefore been recognized in current-period income as a change in accounting estimate.

Contract Balances and Remaining Performance Obligations

The following table presents the change in deferred revenue:

	For the Six Months Ended
	June 30,
	2026	2025
Balance, beginning of period	$1,066,909	$-
Cash received allocated to deferred periods	166,230	-
Release of amounts deferred at December 31, 2025	(556,283)	-
Software income recognized from deferral	(165,638)	-
Balance, end of period	$511,218	$-

As of June 30, 2026, remaining performance obligations of $511,218 will be recognized ratably through June 2028, with $338,428 to be recognized within the next twelve months and $172,790 thereafter.

Accounts receivable of $174,079 and $25,081 at June 30, 2026 and December 31, 2025, respectively, represents amounts earned but not yet remitted by the third-party platform through which the Company’s course and membership products are sold.

Property Related Costs

Property related costs primarily consist of property taxes, insurance, utilities, repairs and maintenance and other direct property costs. These costs are expensed as incurred.

Other Operating Expenses

Other operating expenses primarily consist of personnel expenses, professional fees, marketing, rent, general insurance, travel and other general corporate expenses. Operating expenses also includes research and development costs pertaining to expenses towards the development of new applications. These costs are expensed as incurred.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statements and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.

The Company assesses its income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company expects to file U.S. federal and state income tax returns in which nexus is achieved.

Income (Loss) per Common Share

The Company computes net income (loss) per share of common stock voting and non-voting combined, as each class of stock has identical rights and privileges, except for voting rights (Note 7). Basic net income (loss) per share is computed using the weighted-average number of shares outstanding during the period. Diluted net income (loss) per share is computed using the weighted-average number of shares and the effect of potentially dilutive securities outstanding during the period. For periods in which the Company incurs a net loss, the effects of potentially dilutive securities would be antidilutive and would be excluded from diluted calculations. As of June 30, 2026, potentially dilutive securities consisted of 712,500 outstanding common stock warrants, 27,580,554 shares issuable upon conversion of outstanding convertible bonds and 185,941,746 outstanding stock options (see Notes 6, 7 and 8), all of which were excluded from the computation of diluted loss per share as their effect would be antidilutive.

Comprehensive Income

Comprehensive income (loss) includes net income (loss) as well as other changes in stockholders’ equity that result from transactions and economic events other than those with stockholders. During the six months ended June 30, 2026 and 2025, the Company’s only element of other comprehensive income (loss) was unrealized gains and losses on U.S. treasury bills, which are classified as available-for-sale securities.

Segment Reporting

The Company operates as a single reportable segment, consistent with the adoption of Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The CODM, the Chief Executive Officer, evaluates the Company’s financial performance and allocates resources based on consolidated financial results. The Company does not manage its operations or prepare financial information on a disaggregated basis beyond the consolidated level for internal reporting purposes.

The CODMs review consolidated operating results, primarily focusing on revenue, operating income (loss), and key expense categories to assess performance and make strategic decisions. The single reportable segment derives its revenue as described above. Segment profit or loss is measured consistently with the operating income (loss) presented in the statement of operations.

In accordance with ASU 2023-07, the significant expense categories regularly provided to the CODM as part of the consolidated financial review include cost of revenue, property related costs and other operating expenses. The amounts for these categories are included in the statements of operations. These expenses represent the primary financial measures used by the CODM to evaluate operational efficiency and resource needs. No other significant expense categories or performance metrics are regularly provided to the CODM on a disaggregated basis.

The Company’s accounting policies for segment reporting are consistent with the significant accounting policies described in this note.

Recent Accounting Pronouncements

In December 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40), which requires public entities to provide disaggregated disclosures of certain expense categories within income statement line items. The standard is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this standard on its financial statement disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires enhanced disclosures regarding income taxes paid, disaggregated by federal, state and foreign jurisdictions, as well as a detailed rate reconciliation using specific categories and thresholds. The Company will adopt ASU 2023-09 for the year ending December 31, 2026, and believes the adoption will not have a material impact on the Company’s financial statements beyond enhanced disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 4: REAL ESTATE HELD FOR INVESTMENT

The following is a summary of real estate held for investment:

	June 30,	December 31,
	2026	2025
Buildings	$44,933,157	$41,915,095
Land	20,947,681	15,186,541
Real estate owned, at cost	65,880,838	57,101,636
Accumulated depreciation	(2,798,192)	(2,126,650)
Real estate owned, net of accumulated depreciation	$63,082,646	$54,974,986

During the six months ended June 30, 2026, the Company invested an aggregate of $8,779,202 in real estate acquisitions and improvements. The Company allocated an aggregate of $3,018,062 to buildings and $5,761,140 to land.

During the six months ended June 30, 2025, the Company acquired properties for an aggregate purchase price of $5,031,203, inclusive of improvements.

Depreciation expense was $675,740 and $554,170 for the six months ended June 30, 2026 and 2025, respectively, of which $671,542 related to real estate and $4,198 to property and equipment for the six months ended June 30, 2026.

Intangible Assets

In July 2025, the Company commenced capitalization of development costs for the ReinvestAI platform under ASC 350-40 upon management’s formal authorization of full-scale development. Intangible assets are amortized on a straight-line basis over an estimated useful life of three years.

The following is a summary of intangible assets, net:

	June 30,	December 31,
	2026	2025
Developed software	$250,239	$189,465
Domain - Reinvest.co	34,936	34,936
Total	285,175	224,401
Accumulated amortization	(47,367)	(15,789)
Intangible assets, net	$237,808	$208,612

Amortization expense was $31,578 and $0 for the six months ended June 30, 2026 and 2025, respectively, and is presented as cost of software income.

NOTE 5: OTHER CURRENT LIABILITIES

The following is a summary of other current liabilities:

	June 30,	December 31,
	2026	2025
Accrued interest on convertible bonds	$160,883	$112,982
Accrued platform fees payable	19,728	19,728
Refund payable	18,027	18,027
Prepaid rental income	9,076	30,027
Payroll and benefits liabilities	223,753	155,017
Refunds due investors	6,227	6,227
Accrued expenses and other	30	30
Total other current liabilities	437,724	342,038

NOTE 6: DEBT

Convertible Bonds

Through a Private Placement Memorandum (“PPM”), the Company offered to accredited investors up to $200,000,000 in unsecured, convertible bonds (“Bonds”). The Bonds will accrue interest at an annualized rate of 5% and be issued in principal amounts of $10,000.

The principal of the Bonds will be due on December 31, 2032. Beginning January 1, 2030, the Company shall have the right to pre-pay the principal amount of the Bonds.

Each Bond is convertible into 7,143 shares of the Company’s Non-Voting Common Stock (the “Converted Shares”) at a fixed price of $1.40 per share. Beginning January 1, 2027, if the price of the Company’s Non-Voting Common Stock is $1.40 per share or more, the Bonds will be automatically converted to Common Stock. For the automatic conversion, if the Common Stock is publicly traded, the then-existing market price will be the price used to determine if the automatic conversion occurs.  If private, the Company will hire an independent company within 180 days of the beginning of each calendar year until maturity to perform the valuation for purposes of determining the price to trigger conversion. If conversion does not take place by Bond maturity, investors will only be entitled to a return of their principal investment in addition to any accrued and unpaid interest.

During the year ended December 31, 2025, the Company issued convertible bonds in aggregate of $18,436,085 to various investors. During the six months ended June 30, 2026 and 2025, the Company issued convertible bonds in aggregate of $9,730,919 and $6,401,420, respectively, to various investors. As of June 30, 2026 and December 31, 2025, gross convertible bonds outstanding were $38,612,004 and $28,881,085, respectively, presented net of unamortized offering costs of $547,686 and $304,002, respectively. If all outstanding Bonds were converted at June 30, 2026, the Company would issue approximately 27,580,554 shares of non-voting common stock.

The Company will pay interest due on the Bonds in equal monthly installments on the 21st day after the end of the month. During the six months ended June 30, 2026 and 2025, the Company incurred interest expense of $956,113 and $279,795, respectively, on the convertible bonds, including amortization of debt issuance costs of $37,026 and $0, respectively. As of June 30, 2026, accrued and unpaid interest on the convertible bonds was $160,883.

Line of Credit

On January 11, 2024, the Company entered into a revolving line of credit with J.P. Morgan providing for borrowings up to $25,000,000. Borrowings under the line of credit bore interest at the base rate plus the applicable margin which was calculated to be 1.05%. Interest was payable monthly and was due and payable on the twenty-fifth (25th) calendar day following the end of each calendar month. Interest was also payable on the date on which any payment of principal is made. The line of credit was secured by the securities or the other assets held as collateral. The proceeds from the line of credit were for the purpose of purchase of real estate assets.

During the six months ended June 30, 2026 and 2025, the Company borrowed and repaid $0 under the line of credit. As of December 31, 2025, there were no amounts outstanding under the line of credit and it was closed, and the Company has ended its relationship with J.P. Morgan. No amounts were outstanding under the line of credit at June 30, 2026.

During the six months ended June 30, 2026 and 2025, the Company paid no interest pertaining to the line of credit.

NOTE 7: STOCKHOLDERS’ EQUITY

The Company is authorized to issue 1,000,000 voting and 200,000,000 non-voting shares of common stock, par value $0.0001 per share.

Non-voting common stock is not entitled to any votes on any matter that is submitted to a vote of stockholders, except as required by Wyoming Law. Holders of non-voting common stock have no preemptive, subscription or other rights, and there are no redemption or sinking fund provisions applicable to non-voting common stock.

Voting common stock will be entitled to one vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken, or any written consent of stockholders is solicited.

Regulation D Private Placement Memorandums

In September 2022, the Company commenced a Regulation D private placement memorandum (“PPM”) in which the Company offered investments in non-voting common stock at $1.00 per share. The offering was initially subject to a minimum of $25,000,000 but was later decreased to $19,500,000. Individual investments are subject to a minimum of $25,000 per investors, with increments of $5,000 thereafter.

Investors in the offering also received warrants to purchase non-voting shares in the next financing round, if any, at the price of the PPM offering, based on the timing of the investment using a sliding scale. The sliding scale started at 55% warrant coverage for investments made by September 30, 2022 and decreased to 0% through March 31, 2023. Investors who purchased courses from our founders’ related entities qualified for an additional 10% coverage. These warrants were exercisable into non-voting Common Stock in the next financing, if any, at the offering price ($1.00) of the PPM. In addition, warrants were not exercisable until the lesser of 25% or $25,000,000 of proceeds from the PPM are deployed for properties and renovations, less expenses. The warrants expired on the first business day 60 calendar days after the Company called for warrant redemption.

During the year ended December 31, 2024, the Company called the warrants related to the PPM. Accordingly, the Company issued 5,199,184 shares of non-voting common stock for gross proceeds of $5,199,184 upon the exercise of warrants by the holders. The warrants were exercised at a price of $1.00 per share. Any warrants not exercised were forfeited.

From February to May 2024, the Company originally issued 1,224,490 shares of non-voting common stock for proceeds of $2,448,980 via an additional Regulation D offering, at $2.00 per share. In October 2024, the Company decided to issue additional shares and warrants, if applicable, to those investors that participated in its Regulation D offering that was held from February to May 2024. These investors had invested at $2.00 per non-voting common share during this offering, and the warrants were exercisable at $2.00 per share. The Company issued an additional 1,224,490 shares to the investors to effectuate a $1.00 per share price of the offering. To the extent investors received warrants, the coverage was adjusted proportionally, and the exercise price was reduced from $2.00 to $1.00.

As part of this offering, the Company issued warrants to any investor that invested $100,000 or more. The respective investor received warrants for 50% of the number of shares purchased. The warrants shall be callable at the election of the Company beginning on January 1, 2026 for the fixed purchase price of $1.00 per share of Non-Voting Common Stock (as adjusted from $2.00 per share pursuant to above). Warrant funding will be due no later than the first business day 60 days after the warrants are called for redemption and will expire worthless thereafter if not exercised during the applicable redemption period. An aggregate of 712,500 warrants were issued in connection this offering, all of which are outstanding as of June 30, 2026 and December 31, 2025.

As of June 30, 2026 and December 31, 2025, the Company had 712,500 warrants to purchase non-voting common stock outstanding as per the PPMs above. The warrants have an exercise price of $1.00 per share. No warrants were granted, exercised or forfeited during the six months ended June 30, 2026.

Regulation A Offering

In November 2023, the Company initiated a Regulation A offering at $1.00 per share. In 2023, the Company issued 15,211,338 shares of non-voting common stock pursuant to the offering for gross proceeds of $15,211,338. As of December 31, 2023, the Company had a subscription receivable of $460,934 in connection with the offering, which was received in 2024.

During the year ended December 31, 2024, the Company repurchased 10,000 shares for $10,000.

As of June 30, 2026 and December 31, 2025, the Company had $6,227 in proceeds, which were returned to investors who did not satisfy obligations to qualify for the Regulation A offering. These amounts are included as other current liabilities in the balance sheets.

Shares Issued for Services

During the six months ended June 30, 2025, the Company issued 9,470 shares of non-voting common stock for services at fair value of $9,470, or $1.00 per share. No shares were issued for services during the six months ended June 30, 2026.

NOTE 8: STOCK-BASED COMPENSATION

2025 Nonstatutory Stock Option Plan

On December 17, 2025, the Board of Directors adopted the Company’s 2025 Nonstatutory Stock Option Plan (the "2025 Plan") and approved option grants to purchase 179,220,960 shares of the Company’s non-voting common stock at an exercise price of $0.66 per share. The exercise price of $0.66 per share was determined based on an independent third-party 409A valuation of the Company’s Non-Voting Common Stock, which incorporated a significant illiquidity discount given the lack of a marketplace for shares in 2025. The 2025 Plan reserves 224,026,200 shares for issuance, leaving 38,084,454 shares available for future grants as of June 30, 2026 and December 31, 2025. The options have a contractual term of 10 years (expiring December 17, 2035).

On December 30, 2025, the Board adopted the First Amendment to the House Hack, Inc. 2025 Nonstatutory Stock Option Plan and Certain Award Agreements (the “Amendment”). The Amendment, among other things, clarified certain terminology for determining performance metrics relative to vesting conditions, including the definition of Annual Recurring Revenue (“ARR”) used in the “Company Stock Price” valuation formula. The Amendment also approved an additional grant of 6,720,786 nonstatutory options at an exercise price of $0.66 per share.

A summary of information related to stock options is as follows:

	Options	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of December 31, 2025	185,941,746	$0.66	$-
Granted	-	-
Exercised	-	-
Forfeited	-	-
Outstanding as of June 30, 2026	185,941,746	$0.66	$-

Exercisable as of June 30, 2026	-	$-	$-

Each option vests upon the later of (i) the fifth anniversary of the grant date (December 17, 2030) and (ii) the satisfaction of both a Company Stock Price Target and a Valuation Threshold for the applicable tranche. Options are structured into seven tranches:

Tranche	Stock Price Target	Valuation Threshold	Options (All)
1	$2.37	$200,000,000	3,375,561
2	$4.00	$400,000,000	8,000,000
3	$6.76	$800,000,000	14,392,800
4	$11.42	$1,600,000,000	22,416,800
5	$19.30	$3,200,000,000	33,160,599
6	$32.62	$6,400,000,000	47,083,200
7	$55.12	$10,000,000,000	50,792,000

Because the Company’s common stock is not listed on a national securities exchange, the "Company Stock Price" is determined using an alternative formula: (20 × Annual Recurring Revenue + 2 × Real Estate Book Value) ÷ Total Outstanding Shares. This formula is based on internal performance metrics; accordingly, the vesting hurdles are classified as performance conditions (not market conditions) under ASC 718.

Grant-Date Fair Value

The grant-date fair value was estimated using the Black-Scholes-Merton model:

Stock price	$0.66
Exercise price	0.66
Expected term	6.50
Risk-free rate	3.86%
Expected volatility	65.00%
Expected dividend yield	0%

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. We estimate the volatility of common stock on the date of grant based on comparable publicly traded companies in our industry group. The expected term of our stock options has been determined using the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is based on the fact that we have never paid cash dividends on common stock and do not expect to pay any cash dividends in the foreseeable future. Determining the appropriate fair value of stock-based awards requires subjective assumptions. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expenses could be materially different for future awards.

The resulting grant-date fair value was $0.42 per option, or approximately $78.0 million in aggregate.

Compensation Expense

As of June 30, 2026, the implied Company Stock Price under the alternative formula was approximately $3.40 per share (vs. the Tranche 1 target of $2.37), and the implied Company valuation was approximately $168.2 million (vs. the Tranche 1 threshold of $200 million). As of December 31, 2025, the implied Company Stock Price was approximately $2.33 per share and the implied Company valuation was approximately $115 million. Although the Tranche 1 stock price target was exceeded as of June 30, 2026, the Tranche 1 valuation threshold was not met. Because both conditions must be satisfied for any tranche to vest, and Tranches 2 through 7 have higher targets and thresholds, the Company has determined that all seven tranches are not probable of being achieved.

Per ASC 718-10-25-20, no stock-based compensation expense has been recognized for the six months ended June 30, 2026 or the year ended December 31, 2025. The Company will reassess probability at each subsequent reporting date. If a performance condition becomes probable, cumulative catch-up expense will be recognized based on the elapsed portion of the five-year requisite service period, with the remainder amortized straight-line. The maximum aggregate compensation cost that would be recognized if all conditions were met is approximately $78.0 million.

Performance vesting under the 2025 Plan is based on Company Stock Price Targets and Valuation Thresholds. While the Common Stock is not listed on a national securities exchange, “Company Stock Price” is calculated using the following formula: (20 × ARR (Plan Purposes)) + (2 × real estate book value), divided by total outstanding shares. These performance conditions involve internally calculated metrics that may be subjective, may differ from GAAP revenue, may differ from cash recurring revenue, and may not reflect a valuation that an unaffiliated third party would assign in an actual transaction.

No stock-based compensation expense was recognized for these performance-based awards during the six months ended June 30, 2026 or the year ended December 31, 2025 because achievement of the performance conditions is not yet considered probable. If achievement becomes probable in a future period, the Company would recognize material stock-based compensation expense, which could materially reduce GAAP net income.

Warrants

A summary of information related to warrants is as follows:

	Warrants	Weighted Average Exercise Price	Intrinsic Value
Outstanding as of December 31, 2025	712,500	$1.00	$-
Granted	-	-
Exercised	-	-
Forfeited	-	-
Outstanding as of June 30, 2026	712,500	$1.00	$-

NOTE 9: RELATED PARTY TRANSACTIONS

Ross Gerber, a member of the Company’s Board of Directors, owns 36% of Gerber-Kawasaki Inc. Beginning January 1, 2024, Mr. Gerber began providing monthly financial statement review services and consultation on the direction of the business at a rate of $5,000 per month. Consulting fees paid to Mr. Gerber were $30,000 for each of the six months ended June 30, 2026 and 2025.

On December 17, 2025, the Board of Directors approved stock option grants to five related parties under the 2025 Nonstatutory Stock Option Plan for an aggregate of 179,220,960 options to purchase non-voting common stock at $0.66 per share. Grantees include Chief Executive Officer and Chairman Kevin Paffrath (136,655,982 options held through the Paffrath family trust), Chief Operating Officer McKay Thomason (22,402,620 options), Chief Managing Officer Lauren Paffrath (6,720,786 options held through the Paffrath family trust) and directors Ross Gerber and Bill Stewart (6,720,786 options each). As described in Note 8, no compensation expense was recognized for these awards during the six months ended June 30, 2026 because the performance conditions were not considered probable of achievement.

Transfer of Meet Kevin Course and Membership Operations

As of November 1, 2025, the Company became the operator and service provider for certain Meet Kevin-branded courses, memberships, Alpha Membership, Alpha Report, ReinvestAI and related products (collectively, the “Transferred Products”), previously associated with The Paffrath Organization, Inc., a related party under common control with the Company. The transfer included servicing responsibilities and revenue rights, but no software applications, employees or other operational infrastructure. The transfer was accounted for under ASC 805-50 at the transferor’s historical carrying basis; as the transferor had no recorded carrying values, no assets or liabilities were recorded. Software income, net of $1,771,850 for the six months ended June 30, 2026 relates to the Transferred Products; there was no such revenue in the six months ended June 30, 2025.

Acquisition of 8164 Platinum Street

In October 2025, the Company acquired its office property at 8164 Platinum Street, Ventura, California from an entity controlled by Kevin Paffrath for $920,000, below two independent appraisals of $980,000 and $1,000,000. Prior to the acquisition, the Company leased the property from that entity for $6,000 per month and recognized rent expense of $36,000 for the six months ended June 30, 2025. No rent was paid to related parties during the six months ended June 30, 2026.

Convertible Bonds

In December 2024, the Chief Executive Officer invested $5,000,000 in the Company’s convertible bond offering and, in January 2026, invested an additional $1,000,000, in each case on terms identical to those offered to other investors. Interest expense on convertible bonds held by the Chief Executive Officer was approximately $146,000 and $125,000 for the six months ended June 30, 2026 and 2025, respectively.

NOTE 10: COMMITMENTS AND CONTINGENCIES

Contingencies

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

Operating Lease

The Company no longer has an operating lease, following the related-party acquisition of the property at 8164 Platinum Street, Ventura, CA 93004. See Note 9.

Litigation

In 2024, the Company became involved in an earnest money dispute relating to a contested property purchase in Texas. The plaintiff (seller) alleges the Company breached the contract and is seeking $1,000,000. The Company denies the allegations and asserts fraud, breach of contract and defamation against the seller. The case was dismissed without prejudice in 2025 and was refiled by the plaintiff in 2026. The Company intends to defend the matter vigorously and believes the plaintiff has no legal grounds and will not be successful. In management’s opinion, the resolution of this matter is not expected to have a material adverse effect on the Company’s financial position.

In February 2026, the staff of the SEC Division of Enforcement notified the Company that it had concluded its investigation as to House Hack, Inc. (HO-15114) and, based on the information available as of that date, did not intend to recommend an enforcement action against the Company. The Company cooperated with the investigation and produced records requested by the staff. The notice stated that it must not be construed as indicating that the Company has been exonerated or that no action may ultimately result from the staff’s investigation.

NOTE 11: SUBSEQUENT EVENTS

Management’s Evaluation

In 2026, subsequent to June 30, 2026, the Company adopted its Second Amended and Restated Articles of Incorporation, increasing its authorized Non-Voting Common Stock from 200,000,000 to 500,000,000 shares and authorizing 99,000,000 shares of Preferred Stock, of which 90,000,000 shares have been designated as Series A Preferred Stock.

In September 2026, the Company determined not to pursue the planned “EquityHack” financing program described in Note 1. No such transactions were entered into.

Beginning in September 2026, the Company receives 100% of sponsorship revenue from paid sponsor placements on the Meet Kevin channels operated by the Paffrath Organization, Inc., an affiliate under common control.

Management has evaluated subsequent events through September 28, 2026, the date the financial statements were available to be issued. Based on this evaluation, no material events were identified which require adjustment or disclosure in these financial statements.

PART III—EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Articles of Incorporation of House Hack, Inc.*
2.2	Second Amended and Restated Articles of Incorporation
2.3	Bylaws of House Hack, Inc.*
4.1	Form of Subscription Agreement
6.3	Kevin Paffrath Promissory Note, dated January 12, 2023*
6.4	House Hack, Inc. 2025 Nonstatutory Stock Option Plan (incorporated by reference to the Company's Current Report on Form 1-U, filed December 23, 2025)
6.5	First Amendment to the House Hack, Inc. 2025 Nonstatutory Stock Option Plan and Certain Award Agreements (incorporated by reference to the Company's Current Report on Form 1-U/A, dated January 5, 2026)
11.1	Consent of dbbmckennon
11.2	Consent of Jim Armstrong, West Coast Appraisal Group
11.3	Consent of Sidney Loiseau, South Shore Appraisals
11.5	Consent of Carrie Austin, Channel Islands Appraisals, Inc. (8164 Platinum Street)
11.6	Consent of Edward J. Armstrong, West Coast Appraisal Group (8164 Platinum Street)
12.1	Opinion of Red Rock Securities Law *
13.2	Testing the Waters materials: Investor Update dated July 24, 2026
13.3	Testing the Waters materials: transcript of video update posted August 26, 2026 (with its current description)

* as previously filed.

98

SIGNATURES

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ventura, California, on October 28, 2026.

ISSUER COMPANY LEGAL NAME AND ADDRESS:

House Hack, Inc.

8164 Platinum Street

Ventura, CA 93004

/s/ Kevin Paffrath
Name: Kevin Paffrath
Title: Chief Executive Officer
Date: October 28, 2026
Location signed: Ventura, CA

This Offering Statement has been signed by the following principals in the capacities and on the dates indicated:

O
/s/ Kevin Paffrath
Name: Kevin Paffrath
Title: Chief Executive Officer and Director, Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer
Date: October 28, 2026
Location signed: Ventura, CA

/s/ Ross Gerber
Name: Ross Gerber
Title: Director
Date: October 28, 2026
Location signed: Los Angeles, CA

/s/ William Stewart
Name: William Stewart
Title: Director
Date: October 28, 2026
Location signed: Ventura, CA